UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

August 18, 2017

Date of report (date of earliest event reported)

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Tower A, Building B23, Universal Business Park No. 10 Jiuxiangqiao Road Chaoyang District, Beijing, 100015 China
(Address of Principal Executive Offices)

(86) 10-5975-6336

(Registrant’s telephone number, including area code)

Pacific Special Acquisition Corp.

855 Pudong South Road

The World Plaza, 27th Floor

Pudong, Shanghai

China

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (“Report”) contains forward-looking statements in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations, projections of income or loss, earnings or loss per share, capital expenditures, dividends, capital structure or other financial items, our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and the assumptions underlying or relating to any such statement.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

●	Market acceptance of our products and services;

●	Competition from existing products or new products that may emerge;

●	The implementation of our business model and strategic plans for our business and our products;

●	Estimates of our future revenue, expenses, capital requirements and our need for financing;

●	Our financial performance;

●	Current and future government regulations;

●	Developments relating to our competitors; and

●	Other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law. Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

3

EXPLANATORY NOTE

Borqs Technologies, Inc., a British Virgin Islands corporation (“Company” or “Borqs”), formerly known as Pacific Special Acquisition Corp., was incorporated in the British Virgin Islands as a company with limited liability on July 1, 2015 for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities.

On August 18, 2017 (“Closing Date”), the Company consummated the transactions contemplated by that certain Merger Agreement dated December 27, 2016, as amended on May 10, 2017 and June 29, 2017 (“Merger Agreement”), by and among Pacific Special Acquisition Corp. (“Pacific”), PAAC Merger Subsidiary Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability and a wholly-owned subsidiary of the Company (“Merger Sub”), Borqs International Holding Corp, an exempted company incorporated under the laws of the Cayman Islands with limited liability (“Borqs International”), Pacific’s sponsor, Zhengqi International Holding Limited, in its capacity thereunder as the Purchaser Representative (the “Purchaser Representative”), the representative Zhengdong Zou (the “Sellers’ Representative”) for each of Borqs International’s shareholders immediately prior to the closing (collectively, the “Sellers”), and for certain limited purposes thereof, Zhengqi International Holding Limited (the “Sponsor”). Pursuant to the Merger Agreement, Merger Sub merged with and into Borqs International, with Borqs International continuing as the surviving company and a wholly-owned subsidiary of the Company, and the Company issued a total of 25,913,964 ordinary shares of the Company, with 942,467 of such shares set aside in escrow for indemnity obligations of the Sellers and 2,352,285 of such shares set aside in escrow subject to certain earn-out provisions in the Merger Agreement (and, to the extent not earned, being retained by the Sponsor and another investor that participated in the backstop arrangement) (such transaction, the “Business Combination”). As a result of the Business Combination, the Sellers became the controlling shareholders of the Company and Borqs International became a wholly-owned subsidiary of the Company.

As a result of the Business Combination, the Company will continue the business operations of Borqs International as a publicly traded company under the name “Borqs Technologies, Inc.”

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Business Combination will be replaced with the historical financial statements of Borqs International in all future filings with the SEC.

As used in this Report, unless otherwise stated or the context clearly indicates otherwise, the terms “Company,” “Registrant,” “we,” “us” and “our” refer to Borqs Technologies, Inc., giving effect to the Business Combination.

This Report contains summaries of the material terms of various agreements executed in connection with the Business Combination described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to, these agreements, which are filed as exhibits hereto and incorporated herein by reference.

Prior to the Business Combination, we were a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report constitutes the information necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (“Securities Act”).

4

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

THE MERGER AND RELATED TRANSACTIONS

The Merger

On December 27, 2016, the Company entered into the Merger Agreement with Borqs International, Merger Sub, the Purchaser Representative, the Sellers’ Representative and, for certain limited purposes thereof, the Sponsor, as amended on May 10, 2017 and June 29, 2017, pursuant to which the Company would acquire Borqs International and its subsidiaries, including its variable interest entity Beijing Big Cloud Network Technology Co., Ltd. and its subsidiaries, by acquiring from the Sellers all outstanding equity interests of Borqs International. The acquisition was executed through a reverse merger by which Merger Sub merged with and into Borqs International with Borqs International being the surviving entity (the “Merger”). The Business Combination closed on August 18, 2017 (the “Closing”).

As a result of the Business Combination, we acquired the business of Borqs International and its subsidiaries, which is to provide software and products for IoT providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. As a result, we have ceased to be a shell company.

As consideration for the Merger, the Company issued to the Sellers a total of 25,913,964 ordinary shares of the Company (“Merger Consideration Shares”) , based on a final agreed upon Adjusted Merger Consideration of $269,505,229, with a portion of such shares held in escrow as described below. Additionally, the holders of Borqs International issued and outstanding warrants received replacement warrants to acquire an aggregate of 417,166 Company ordinary shares (“Replacement Warrants”), and the holders of Borqs International issued and outstanding options had their options assumed by the Company and now hold options to acquire a total of 3,628,196 Company ordinary shares upon exercise of those options (“Assumed Options”). The number of shares and exercise price of the Replacement Warrants and the Assumed Options were equitably adjusted to reflect the terms of the Merger Agreement. The Replacement Warrants were in the form of Borq International’s existing warrants rather than the form the Company’s public warrants.

Of the Merger Consideration Shares, a total of 25,913,964 ordinary shares were issued to the Sellers at closing, with 942,467 of such shares deposited into escrow for indemnification obligations (“Indemnity Shares”), 2,352,285 of such shares deposited in escrow subject to the Company meeting certain earn-out requirements (“Earnout Shares” and together with the Indemnity Shares, the “Escrow Shares”) in the event certain net income earnout conditions are met during the period July 1, 2017 to June 30, 2018 (“Earnout Period”) and 1,178,084 of such shares were issued to a financial advisor engaged by Borqs International in connection with the Business Combination.

In connection with the Business Combination, the Company sold 1,038,251 of its ordinary shares in a private placement to the Sponsor and EarlyBirdCapital, Inc., the underwriter in the Company’s initial public offering (together, “Backstop Commitment Investors”), for an aggregate consideration of approximately $10.8 million (“Backstop Guarantee Shares”). Additionally, in connection with the closing of the Business Combination, the Company issued 628,187 ordinary shares to the holders of its outstanding public and private rights. The Earnout Shares were issued in the name of the Backstop Commitment Investors and to the extent that the earnout conditions are not met, the Earnout Shares will be released to the Backstop Commitment Investors. To the extent that the earnout conditions are met, the Earnout Shares will be disbursed to the Company and the Company will cancel the shares and issue replacement shares to the Sellers (with 4% of such shares being withheld and deposited into escrow as additional Indemnity Shares).

5

The Business Combination will be treated as a “reverse acquisition” of the Company for financial accounting purposes, Borqs International will be considered the acquirer for accounting purposes, and the historical financial statements of the Company before the Business Combination will be replaced with the historical financial statements of Borqs International and its consolidated entities before the Business Combination in all future filings with the SEC.

The issuance of Company ordinary shares to the Sellers, the issuance of the Backstop Guarantee Shares to the Backstop Commitment Investors and the issuance of the Replacement Warrants to Borqs International warrant holders in connection with the Business Combination have not been registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2), which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section. These shares may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The foregoing description of the Merger Agreement does not purport to be complete. For further information, please refer to the copy of the Merger Agreement that is filed as Exhibit 2.1 to this Report. There are representations and warranties contained in the Merger Agreement that were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, some representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For these reasons, investors should not rely on the representations and warranties in the Merger Agreement as statements of factual information.

Registration Rights Agreement

As of the Closing and in connection with the Business Combination, we entered into a Registration Rights Agreement with the Sellers, the holders of Borqs warrants and the Purchaser Representative (“Registration Rights Agreement”). Under the Registration Rights Agreement, the Sellers and Borqs International warrant holders (“Warrant Holders” and together with the Sellers, the “Selling Shareholders”) will have registration rights that obligate us to register for resale under the Securities Act all or any portion of their Merger Consideration Shares and shares issuable upon exercise of the Replacement Warrants (together with any securities issued as a dividend or distribution with respect thereto or in exchange therefor, “Registrable Securities”), except that Registrable Securities that are subject to transfer restrictions in the Lock-Up Agreement or Escrow Shares held in the Escrow Account may not be requested to be registered before the end of the applicable transfer restrictions. Holders of a majority-in-interest of any class of Registrable Securities are entitled under the Registration Rights Agreement to make a written demand for registration under the Securities Act of all or part of the their Registrable Securities, and other holders of the Registrable Securities are entitled to join in such demand registration. Subject to exceptions, if the Company proposes to file a registration statement under the Securities Act, we are required to give notice of the proposed filing to the holders of the Registrable Securities and offer them an opportunity to register the resale of such number of Registrable Securities as they may request in writing, subject to customary cut-backs. In addition, subject to some exceptions, holders of Registrable Securities will be entitled under the Registration Rights Agreement to request in writing that we register the resale of any or all of such Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, we agreed to indemnify the holders of Registrable Securities and certain persons or entities related to them, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission; the holders of Registrable Securities, including Registrable Securities in any registration statement or prospectus, agreed to indemnify the Company and certain persons or entities related to it, such as its officers and directors and underwriters, against all losses caused by their misstatements or omissions in those documents.

6

The foregoing description of the Registration Rights Agreement does not purport to be complete. For further information, please refer to the copy of the Registration Rights Agreement that is filed as Exhibit 10.1 to this Report.

Lock-Up Agreement

At the Closing and in connection with the Business Combination, the Selling Shareholders entered into a Lock-Up Agreement with the Company and the Purchaser Representative (“Lock-Up Agreement”). Under the Lock-Up Agreement, each Seller agreed that, during the period from the Closing until the earlier of (x) the first anniversary of the Closing, (y) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in the Company for cash, securities or other property and, (z) only with respect to 50% of each type of Restricted Securities held by each holder, the date on which the closing sale price of Company ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing after the Closing Date, it will not (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each holder also agreed that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the Escrow Account. However, each holder is permitted to transfer its Restricted Securities (other than the Escrow Shares while they are held in the Escrow Account) by gift, will or intestate succession upon such holder’s death, pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or to certain permitted transferees, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-up Agreement. Additionally, each holder will be allowed to pledge its Restricted Securities (other than the Escrow Shares while they are held in the Escrow Account) to an unaffiliated third party as a guarantee to secure borrowings made by such third party to the Company or any of its subsidiaries. In the event that any holder that enters into a Lock-Up Agreement is released from its obligations thereunder with respect to all or any portion of its Restricted Securities, each other holder subject to a Lock-Up Agreement will similarly be released in a proportional manner.

The foregoing description of the Lock-Up Agreement does not purport to be complete. For further information, please refer to the copy of the Lock-Up Agreement that is filed as Exhibit 10.2 to this Report.

Non-Competition and Non-Solicitation Agreement

At the Closing and in connection with the Business Combination, specified Sellers actively involved with Borqs International management (each, a “Subject Party”) entered into Non-Competition and Non-Solicitation Agreements (each, a “Non-Competition Agreement”), in favor of the Company, Borqs International and their respective successors and subsidiaries (referred to as the “Covered Parties”), and to which the Purchaser Representative is also a party thereunder, relating to the business of providing software and solutions for connected devices in the Internet of Things industry, and mobile communication services as a Mobile Virtual Network Operator (“Business”) as conducted by Borqs and to be conducted by us after the Closing. Under the Non-Competition Agreement, for a period from the Closing until the later of (i) the four-year anniversary of the Closing or (ii) the date on which the Subject Party is no longer a director, officer, manager, employee or independent contractor of any Covered Party (“Restricted Period”), the Subject Party and its controlled affiliates will not, without the Company’s prior written consent, anywhere in the Peoples’ Republic of China or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business as of the Closing Date or during the Restricted Period, directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (“Competitor”). However, the Subject Party and its affiliates will be permitted under the Non-Competition Agreement to own passive investments of no more than 2% of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and its affiliates and immediate family members are not involved in the management or control of such Competitor. Under the Non-Competition Agreements, the Subject Party and its controlled affiliates will also be subject to certain non-solicitation and non-interference obligations during the Restricted Period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers and (iii) vendors, suppliers, distributors, agents or other service providers. The Subject Party will also be subject to non-disparagement provisions regarding the Covered Parties and confidentiality obligations with respect to the confidential information of the Covered Parties.

7

The foregoing description of the Non-Competition Agreement does not purport to be complete. For further information, please refer to the copy of the form of Non-Competition Agreement that is filed as Exhibit 10.3 to this Report.

Escrow Agreement

At the Closing, the Company, the Purchaser Representative and the Seller Representative (on behalf of the Sellers) entered into an Escrow Agreement with Continental Stock Transfer & Trust Company (“Escrow Agent”) pursuant to which the Escrow Agent will hold the Escrow Shares in escrow accounts, to be held and disbursed as agreed to in the Merger Agreement. The Purchaser Representative will have the sole right to act on our behalf under the Escrow Agreement.

The foregoing description of the Escrow Agreement does not purport to be complete. For further information, please refer to the copy of the Escrow Agreement that is filed as Exhibit 10.4 to this Report.

Letter of Transmittal

At the Closing and in connection with the Business Combination, the Sellers and the holders of a Borqs International warrant provided Borqs International and Pacific with a completed and duly executed Letter of Transmittal (“Letter of Transmittal”), with respect to their Borqs International shares and warrants. In the Letter of Transmittal, each such holder made customary representations and warranties, acknowledged its obligations with respect to the indemnification obligations and escrow provisions under the Merger Agreement, appointed the Seller Representative to act on its behalf in accordance with the terms of the Merger Agreement, provided a general release to Borqs International and its affiliates and certain related persons with respect to claims relating to the holder’s capacity as a holder of Borqs International shares, warrants or options, and agreed to be bound by confidentiality obligations to Borqs International for two years after the Closing.

The foregoing description of the Letter of Transmittal does not purport to be complete. For further information, please refer to the copy of the Letter of Transmittal that is filed as Exhibit 10.5 to this Report.

Backstop and Subscription Agreement

On May 11, 2017, in connection with the execution of an amendment to the Merger Agreement on May 10, 2017, the Company and the Sponsor entered into a Backstop and Subscription Agreement (“Backstop and Subscription Agreement”), pursuant to which the Sponsor agreed to purchase up to $24.0 million of our ordinary shares through (i) open market or privately negotiated transactions with third parties (with the Sponsor not obligated to pay a price of greater than $10.40 per share), (ii) a private placement at a price of $10.40 per share with consummation to occur concurrently with that of the Business Combination or (iii) a combination thereof, in order to ensure that there is at least $24.0 million in funds left in the Company’s trust account after redemptions in connection with the Merger and the proceeds from any third party equity financing conducted by the Company prior to the closing of the Merger (“Backstop Commitment”), although the Sponsor was entitled, at its sole election, to purchase additional ordinary shares in excess of such $24.0 million closing proceeds requirement, up to a total of $24.0 million purchased in total in connection with the Backstop and Subscription Agreement. On August 16, 2017, $750,000 of the Sponsor’s obligations to purchase shares in the private placement from the Company under the Backstop and Subscription Agreement were assigned to EarlyBirdCapital. As consideration for the Backstop Commitment, the Sponsor and EarlyBirdCapital received the Backstop Guarantee Shares. At the Closing, the Company, the Sponsor, EarlyBirdCapital and certain other investors thereto amended and restated the registration rights agreement, dated as of October 14, 2015, with respect to the Backstop Guarantee Shares and the shares purchased by the Sponsor and EarlyBirdCapital in connection with the Backstop and Subscription Agreement.

The foregoing description of the Backstop and Subscription Agreement does not purport to be complete. For further information, please refer to the copy of the Backstop and Subscription Agreement that is filed as Exhibit 10.6 to this Report and the Partial Assignment and Amendment of Backstop and Subscription Agreement, dated August 18, 2017, by and between the Sponsor, EarlyBirdCapital, Pacific and Borqs International that is filed as Exhibit 10.12 to this Report.

8

DESCRIPTION OF BUSINESS

The business of Borqs Technologies, Inc. is to provide customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions through its two business units (“BUs”), Connected Solutions and MVNO. The Connected Solutions BU develops wireless mobile connected devices and cloud solutions. The MVNO BU operates a mobile virtual network in China that provides a full range of 2G/3G/4G mobile communication services at the consumer level.

Overview

Borqs Technologies, Inc. is a global leader in software, development services and products providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions. Borqs is a leading provider of commercial grade Android platform software for mobile chipset manufacturers, mobile device OEMs and mobile operators, as well as complete product solutions of mobile connected devices for enterprise and consumer applications. In recent years, Borqs has been awarded significant business contracts from Intel and Qualcomm, leading global chipset manufacturers.

Borqs has two BUs, Connected Solutions and MVNO. The Connected Solutions BU develops wireless mobile connected devices and cloud solutions. Connected Solutions BU revenue is recognized as software revenue and hardware revenue. The MVNO BU operates a mobile virtual network in China that provides a full range of 2G/3G/4G mobile communication services at the consumer level.

The Connected Solutions BU works closely with chipset partners to develop new connected devices. Borqs developed the reference Android software platform and hardware platform for Intel and Qualcomm phones and tablets. In February 2016, Qualcomm announced its planned business expansion for its next generation Qualcomm® Snapdragon™ Wear platform with the addition of new ecosystem partners, including Borqs. The platform is targeted for next generation connected and tethered wearables, such as smartwatches, kid and elderly watches, smart bands, smart eyewear and smart headsets. The availability of the state-of-the-art chipset functionalities from partners, combined with full service industrial design, hardware and software engineering and manufacturing management, opens exciting new possibilities for device manufacturers to accelerate the design, development and deployment of innovative connected devices.

The Borqs platform is built on the Android platform developed by Google and first released to the public in 2008. Borqs was among the first to obtain the Android source code, and in 2008 Borqs built an innovative technology platform used in the first deployment of Android-based mobile devices to support the TD-SCDMA network of China Mobile Communications Corporation (“China Mobile”).

Borqs provides Connected Solutions customers with customized, integrated, commercial grade Android platform software and service solutions to address vertical market segment needs through the targeted BorqsWare software platform solutions. The BorqsWare software platform consists of BorqsWare Client Software and BorqsWare Server Software. The BorqsWare Client Software platform consists of three major components: the latest commercial grade Android software that works with particular mobile chipsets, functionality enhancements of the open source Android software and mobile operator required services. Based on the BorqsWare Client Software platform, customers may require Borqs to provide further customization based on their specific market needs. The BorqsWare Client Software platform has been used in Android phones, tablets, watches and various Internet-of-things (“IoT”) devices. The BorqsWare Server Software platform consists of back-end server software that allows customers to develop their own mobile end-to-end services for their devices. The BorqsWare Server Software provides software necessary for upgrades, charging and various APIs that enhance the customers’ services. Based on BorqsWare Server Software service platform, customers may require us to provide further customization based on their specific needs.

The MVNO BU provides a full range 2G/3G/4G voice and data services for general consumer usage and IoT devices, as well as traditional telecom services such as voice conferencing. The MVNO BU also acts as a sales and promotion channel for the products developed by the Connected Solutions BU. Borqs believes that a key component of the sales of connected devices going forward is the bundling of those devices with a voice/data plan through its MVNO BU. The MVNO BU launched operations in the fourth quarter of 2014. The MVNO BU provides services throughout China. Borqs had more than two million registered subscribers at the end of 2015 and approximately 4.5 million at the end of 2016.

9

The MVNO BU is the principal in providing the bundled voice and data services to Chinese consumers, thus revenue is recognized on a gross basis. As sales of bundled services are mostly pre-paid by the consumers, cash received in advance of voice and data consumption are recognized as deferred revenue. Revenue is recognized when the services are actually used. Pre-paid bundled services do not expire. Sales of the bundles are mostly made through agents and franchisees. Bundled services sold to agents are discounted and not refundable to Borqs; and such discounts are recorded as reductions of revenue. We enter into profit sharing arrangements with franchisees under which bundled services may be returned if not sold to the consumers. The franchisees receive certain percentages of profits made by Borqs on the sales of the bundled services as they are used by the consumers. We account for profit sharing with franchisees as selling expenses in the consolidated statements of operations. Pursuant to the Company’s policy, the amount of discounts that may be provided by the franchisees to consumers is capped at 5%, based on which, we recognized the maximum amount of discounts that may be provided by the franchisees as reductions of revenue.

The Connected Solutions BU has a global customer base covering the core parts of the Android platform value chain, including mobile chipset manufacturers, mobile device OEMs and mobile operators. This BU represented 73.4% and 70.9% of Borqs’ net revenues in 2015 and 2016, respectively, while the MVNO BU represented 26.6% and 29.1% of net revenues for the same periods. In 2015 and 2016, Borqs generated 61.7% and 65.7%, respectively, of its net revenues from customers headquartered outside of China and 38.3% and 34.3%, respectively, of its net revenues from customers headquartered within China. As of July 2017, Borqs has collaborated with six mobile chipset manufacturers and 29 mobile device OEMs to commercially launch Android based connected devices in 11 countries, and sales of connected devices with the BorqsWare software platform solutions are embedded in more than 10 million units worldwide.

Borqs has dedicated significant resources to research and development, and has research and development centers in Beijing, China and Bangalore, India. As of December 31, 2016, 403 of its 565 full-time employees and contractors were technical professionals dedicated to platform research and development and product specific customization. Technical professionals have diverse backgrounds and experience gained through employment with leading mobile chipset designers and manufacturers, mobile device OEMs, internet content providers and other software and hardware enterprises.

Borqs has achieved significant growth since inception in 2007. Net revenues increased from $47.5 million in 2014 to $75.1 million and $120.6 million in 2015 and 2016, respectively. Borqs recorded a net loss of $8.2 million in 2014 and a net income of $0.8 million and $2.6 million in 2015 and 2016, respectively.

Corporate Information and History

We incorporated in the British Virgin Islands on July 1, 2015. We were formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. Since incorporation and prior to the Business Combination, we were a “shell company” as defined in Rule 12b-2 under the Exchange Act. As a result of the Business Combination, we acquired the business of Borqs International and have ceased to be a shell company.

As of August 18, 2017, our authorized and issued capital stock consisted of 30,804,635 ordinary shares, 5,750,000 public warrants, 497,671 private warrants, and 4,415,923 assumed warrants. Our ordinary shares and warrants began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbols “BRQS” and “BRQSW,” respectively, on or around August 21, 2017.

Our principal executive offices are located at Tower A, Building B23, Universal Business Park No. 10 Jiuxiangqiao Road, Chaoyang District, Beijing, 100015 China. Our telephone number is +86 10-5975-6336. Our website address is www.borqs.com. The information contained on our website is not incorporated by reference into this Report.

10

Borqs International Holding Corp was incorporated in the Cayman Islands on July 27, 2007 and after the Business Combination is a direct, wholly-owned subsidiary of the Company. As of the date of this Report, the Company conducts its business principally through BORQS Beijing Ltd. (“Borqs Beijing”), which is a wholly-owned Chinese subsidiary. In addition, Borqs conducts part of its operations through its other subsidiaries in China, India, Hong Kong and South Korea.

The following diagram illustrates our current corporate structure and the place of formation, ownership interest and affiliation of each of our subsidiaries and consolidated affiliated entities as of the date of this Report.

Corporate Organizational Chart

11

Borqs Wholly-Owned Subsidiaries and Consolidated Affiliated Entities

●	Borqs Beijing, a wholly foreign owned enterprise established under the laws of the PRC in 2007, which is Borqs’ primary operating entity and 100% owned by BORQS Hong Kong Limited;

●	BORQS Hong Kong Limited, or Borqs Hong Kong, a limited company established under the laws of Hong Kong in 2007, which engages in the software and services business and is 100% owned by us;

●	BORQS Software Solutions Private Limited, or Borqs Software Solutions, a private limited company established under the laws of India in 2009, which engages in the R&D of software and is 99.99% owned by us and 0.01% owned by Borqs Hong Kong;

●	BORQS Korea, or Borqs Korea, a company established under the laws of South Korea in 2012, which engages in the R&D of software and is 100% owned by Borqs Hong Kong;

●	Beijing BORQS Software Technology Co, Ltd., or Borqs Software, a company established under the laws of the PRC in 2008, which engages in government subsidized software development and engineering projects as well as other software and services business and is 100% owned by Beijing Big Cloud Century Technology Limited, or Big Cloud, which is 100% owned by Borqs Beijing; and

●	YuanTel (Beijing) Telecommunications Technology Co., Ltd., or YuanTel Telecom, a company established under the laws of the PRC in 2004, which mainly engages in MVNO services and is 95% owned by YuanTel (Beijing) Investment Management Co., Ltd., which is 79% owned by Beijing Big Cloud Network Technology Co. Ltd., which is 100% beneficially owned and controlled by Borqs Beijing through contractual control arrangements.

Our Business

Immediately following the Business Combination, the business of Borqs Technologies, Inc. is to provide customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions through its two BUs, Connected Solutions and MVNO. The Connected Solutions BU develops wireless mobile connected devices and cloud solutions. The MVNO BU operates a mobile virtual network in China that provides a full range of 2G/3G/4G mobile communication services at the consumer level.

Industry Background

Overview

Android is an open source operating system for mobile devices such as smartphones and tablet computers, and was first released to the public by Google in late 2008. Participants in the Android ecosystem, including mobile device OEMs, mobile chipset manufacturers, mobile network operators, Android platform software companies and third party developers, can work together on this open source platform to provide customized end-to-end solutions, services and applications for connected devices. Android has become the world’s top-selling smartphone platform.

Android source code is available under free and open software licenses, but has limited commercial viability in several respects, including the fact that it:

●	lacks software needed to integrate with a particular chipset;

●	does not support many advanced radio network features;

●	lacks user interface and features differentiation for different mobile device OEMs;

●	lacks software for mobile operator services; and

●	lacks software for various vertical applications.

12

Worldwide Connected Devices vs IoT Market

Connected devices include regular phones, tablets, wearables and machine-to-machine (M2M) devices. Each connected device has a uniquely identifiable endpoint that communicates using IP connectivity — be it “locally” using Wifi/Bluetooth or “remotely” using 2G/3G/4G/5G technologies. Connected devices facilitate ubiquitous connectivity for businesses, governments and consumers, leveraging built-in management, monitoring and analytics capabilities. We define IoT to include all connected devices other than phones and tablets, so devices such as wearables and M2M devices are in the category of IoT.

In its report on IoT platforms, IHS Technology describes IoT devices as having four major components: the managed device itself; managed connectivity through operators and MVNOs; the IoT end-to-end software platform and particular IoT software applications. For instance, to provide a fleet management IoT solution, a managed device (e.g., a fleet device in a vehicle) is needed, along with a phone number (usually stored in a SIM card) providing connectivity (managed through operators or MVNOs), an end-to-end software platform to manage the devices with software upgrade, charging and control capabilities and a fleet software application that runs on both the fleet device and the backend cloud server (IoT particular application).

Deloitte has identified IoT as one of four key technology trends, and the consensus of different industry forecasts is that the IoT market is growing rapidly. IHS Technology estimates that there were about 15 billion IoT devices in use in 2015, and that number will grow to about 30 billion IoT devices in 2020. In its June 2016 mobility report, Ericsson forecasts that the number of IoT devices in use is expected to increase at a compounded annual growth rate (CAGR) of 23 percent from 2015 to 2021, driven by new use cases. In total, Ericsson estimates around 28 billion connected devices will ship by 2021, of which close to 16 billion will be related to IoT. There were around 400 million IoT devices with cellular subscriptions at the end of 2015. Cellular IoT is expected to have the highest growth among the all categories of connected devices, reaching 1.5 billion in 2021.

Smartphones and Tablets Operating System Market Share

Android and iOS remain the dominant operating systems for smartphones and tablets. IDC reported that in the second quarter of 2016, Android and iOS market shares for smartphones were 87.6% and 11.7%, respectively. Strata reported that in the third quarter of 2016, the market share of iOS tablets was about 21.5% and the remainder is dominated by Android tablets.

IoT Operating System Market Share

The current IoT operating system market is fragmented. Android, Android-based operating systems, Windows and proprietary operating systems compete in the market along with other small players. The success of an IoT operating system depends on many factors, including the ability to build a full ecosystem of products and services that utilize the IoT operating system.

Android. Google first announced Android in November 2007 and first released it to the public in late 2008. Developers use the open source Android platform to provide customized solutions, services and applications for mobile devices. In addition, Android has built a strong developer community through the Android Market, which features over 2.2M applications that have over ten billion downloads collectively. This developer community is expected to continue to support the growth and development of Android. In addition, Google has launched the specific version of Android for wearables, called Android Wear.

Android-Based. Android-based operating systems are based on Android but with significant changes in the underlying software. This includes Google’s Brillo/Weave operating system. Brillo has the advantages of being open source and can leverage the Android ecosystem; it is suitable for connected devices that have small memory footprint and a small or no display. Brillo’s communications protocol is called Weave.

Linux-Based Open Source. The Linux community has developed a number of open source IoT operating systems, e.g. RIOT and Zephyr. One advantage of these operating systems is that they are open source and a number of developers can explore and enhance the software. However, these operating systems lack industry standardization and support that large companies like Google or Microsoft can provide.

13

Linux-Based Proprietary. Historically, various companies have developed real-time operating systems that can be used in real-time applications, such as VxWorks and Nucleus. These operating systems are proprietary and not open source. They have mostly been used in the industrial, medical, and aerospace fields. The disadvantage of these operating systems is that they lack industry momentum and support from large companies such as Google or Microsoft, and they lack service APIs to create versatile applications.

Windows. Microsoft’s latest embedded operating system is known as Windows 10 for IoT. Under this umbrella, three subset operating systems are available. Windows 10 for IoT Mobile supports the ARM architecture; Windows 10 for IoT Core supports Raspberry Pi and Intel Atom; and Windows 10 for IoT Enterprise is essentially the full-blown Windows 10 Enterprise operating system. Because Windows 10 for IoT is so new, it lags behind many others in terms of user base and experienced developers.

ARM. ARM is developing its own open source embedded operating system, called mbed OS. Since it is being developed by ARM, that is the only supported architecture. That said, mbed OS is expected to make a splash in the smart-home and wearable-device IoT segments. Mbed OS differs from many other embedded operating systems because it is single-threaded, rather than multi-threaded. ARM says it feels this is necessary for it to be able to run on the smallest and lowest-power devices out there. If physical size and battery life are critical, mbed OS can be a choice.

Apple iOS. While Apple has yet to play a significant role in today’s IoT market, it is expected to do so soon. Up to this point, Apple has adopted variants of its iOS platform and created IoT devices such as Apple TV, CarPlay and the Apple Watch. Moving forward, Apple is expected to continue its use of iOS and to modify OS X so that it runs leaner and more efficiently on IoT endpoints.

The table below shows historical and current market shares of mobile operating systems for smartphone based on unit shipments. Android dominates the market shares, followed by Apple iOS. While the IoT OS ecosystem is fragmented, we anticipate that Android and Android-based IoT OS will follow the trend of smartphones to dominate the IoT OS.

14

Android Platform and Software Market

Market Development. Prior to the introduction of Android, the market for mobile chipset and mobile device software was primarily served by the in-house research and development teams of mobile chipset manufacturers and mobile device OEMs, who developed and configured proprietary software, such as the BlackBerry and Windows Mobile operating systems, for each mobile device. However, Android’s open source nature has enabled participants in the Android ecosystem to exert greater influence over the design of mobile devices and related software and features, as well as mobile services. This has led to a rapid proliferation and upgrading of products, and introduced a greater degree of complexity for participants in the Android ecosystem because Android requires configuration and customization of both Android platform software and other essential software in order to become commercially viable. For example:

●	mobile chipset manufacturers need to develop chipsets with the latest commercial grade Android software that supports specific radio networks, enhances compute and connectivity performance, optimizes power management and supports network specific features;

●	connected devices OEMs may need to manufacture devices that contain the latest commercial grade Android software that supports mobile device- and network-specific features, enhances Android compute and connectivity performance, enhances the user interface and incorporates operator software packages; and

●	mobile operators may need to provide services to their customers, such as subscriber data synchronization, file backup and restore, software upgrades, mobile markets, content push and others.

The key drivers for growth in the Android platform and software market include:

●	continued widespread acceptance and deployment of the Android platform;

●	continued rollout of high speed mobile networks, which are expected to promote growth in the smartphone market and contribute to the growth of mobile operating system platforms;

●	continued growth in smartphone shipments;

●	introduction of new and targeted mobile services;

●	increasing variety and availability of mobile chipsets and mobile devices; and

●	mobile operators seeking to create unique and differentiated services for their subscribers.

Market Segmentation. Segmentation in the connected device market includes connected chipset manufacturers, connected device and mobile operators.

Connected Chipset Manufacturers. The connected chipset industry has undergone consolidation in the past several years. Currently, Intel, MediaTek, Spreadtrum and Qualcomm are the four leading mobile chipset vendors. Intel and Qualcomm are known for their innovation and capability. MediaTek and Spreadtrum are known for being low cost. These companies have acquired a number of their competitors. Qualcomm has announced the acquisition of NXP in October 2016. NXP said it was the fifth-largest non-memory semiconductor supplier in 2016, and the leading semiconductor supplier for the secure identification, automotive and digital networking industries. The market for connected chipsets is expected to experience significant growth in conjunction with the increasing popularity of connected devices.

Connected Device. The market for traditional connected devices, such as smartphones and tablets, are expected to continue to grow. Ericsson forecasted that the worldwide mobile subscriptions would increase from 3.2 billion in 2015 to 6.3 billion in 2016. The growth was due to the fact that many consumers in developing markets first experience the internet on a smartphone, usually due to limited access to fixed broadband. The growth will primarily come from markets such as India, Middle East and Africa.

15

With the popularity of IoT devices, connected devices are expected to post another wave of significant growth. Ericsson forecasted that around 29 billion connected devices by 2022, of which around 18 billion will be IoT devices. Cisco estimated that the number of connected devices per person, which was 1.84 devices per person in 2010, will grow to 6.58 devices per person by 2020. The table below shows the historical and projected growth of IoT devices.

Mobile Operators. For the past two decades, mobile operators have experienced a significant growth in subscribers due to the popularity of mobile phones. With the launch of 3G and 4G services, the growth of data traffic has increased significantly as the cost per bit declined. Ericsson’s report states the monthly traffic per smartphone grew from 1GB/month in 2014 to 1.4GB/month in 2015, and forecasted a CAGR of 35% over the period 2015-2021. Cellular networks have also evolved to support the growth of data traffic and IoT traffic. The state-of-the-art 4G network can support more than 1Gbps downlink traffic and 500Mbps uplink traffic. By 5G, the network architecture can support up to 10Gbps and 100 times more number of connected devices. Ericsson estimated that 70% of wide-area IoT devices will use cellular technology in 2022. In 2018, the number of IoT devices is expected to exceed the number of mobile phones.

MVNO. A mobile virtual network operator (“MVNO”) is a wireless communications services provider that does not own the wireless network infrastructure over which it provides services to its customers. An MVNO enters into a business agreement with a mobile network operator to obtain bulk access to network services at wholesale rates, then sets retail prices independently. An MVNO may use its own customer service, billing support systems, marketing, and sales personnel, or may employ the services of a mobile virtual network enabler. GSMA Intelligence estimated that between June 2010 and June 2015, the number of MVNOs worldwide increased by 70%, to 1,017 in June 2015. The report noted that the 10 countries with the largest number of MVNOs in June 2015 were Germany with 129, the U.S. with 108, the UK 76, the Netherlands 56, France 49, Australia 43, Denmark 43, Spain 35, Poland 27, and Belgium with 26. In Europe, about 30% to 40% of the mobile users are MVNO subscribers. In the U.S., it is about 10% to 15%. China launched MVNO in late 2014. Statista estimated that there were 30 million MVNO subscribers in China in 2015 and will grow to 90 million by 2020.

Necessity for Third Party Providers. Although the in-house research and development teams of mobile chipset manufacturers and connected device OEMs have dominated the Android platform and software market, participants in the Android ecosystem are increasingly turning to third party solutions providers to address their needs. Several factors have contributed to this shift, including the increasing need of mobile chipset manufacturers and mobile device OEMs to deal with a wider range of specific software requirements and limited capabilities of in-house research and development teams with respect to product development and implementation. Third party providers often (i) have the domain expertise and resources to develop enhanced Android platform software and service solutions that address the specific performance, feature and functionality requirements of various mobile chipset manufacturers, mobile device OEMs and mobile operators, (ii) generate deep expertise from developing and customizing software products for multiple customers and (iii) are able to keep pace with the near-constant introduction of new mobile chipsets, mobile devices, OS and apps. Therefore, third party providers are expected to continue to play a key role in providing comprehensive software and service solutions for participants in the Android ecosystem.

16

Solution Offering — End to End Business Model

The Borqs Connected Solutions BU can help customers to design, develop and “realize” the commercialization of their connected devices. The MVNO BU can help customers to deploy their devices in China with 2G/3G/4G cellular connectivity with flexible voice/data plan.

Ideation & Design — Based on customer requirements on the type of connected device the customer want to have, we can help customers design the product ID and user interface. We have the design engineering to provide 2D/3D rendering. The Company can provide physical mockup with different color, material and finishes, so the customer can hold and “feel” the mockup before finalizing the product ID.

Software IP Development — IoT devices are often highly customized and require special software to display the data (e.g. circular watch display and user interface), to reduce the power consumption (e.g., a small battery in a wearable device), to perform specific functions (e.g., push-to-talk) and to connect to the network (e.g., 3G/4G connection). The Company has developed a large number of software libraries that can be reused for various connected devices.

Product “Realization” — Some customers have limited hardware design capabilities. The Company has a strong hardware research and development team to help customers to design the hardware, including the PCBA design and mechanical design. The Company can also provide turn-key services to help customer to handle the manufacturing logistics (including supply chain and EMS management) in order to manufacture the product. The Company has the experiences and resources to manage the factory supply chain, quality control and other manufacturing logistics.

Deployment — A number of connected devices require cellular 2G/3G/4G connectivity to connect to the network to access the backend cloud services. If a customer intends to deploy their connected devices in China, the customer can acquire SIM cards with flexible voice/data plans from our MVNO to have the cellular connectivity.

Cloud Services and Support — The MVNO can help customers to provision and manage their subscribers database, handle the payment and re-charging and as well as provide data analytics of the subscribers for their usage traffic models.

Competitive Strengths

We believe the following factors differentiate us from our competitors and contribute to our success:

Strategic relationships with leading chipset vendors.

The Company works closely with the world’s two leading chipset vendors, Intel and Qualcomm, in their software development, including software for their latest state-of-the-art chipsets. The Company develops connected device products and solutions based on these chipsets. Due to these strategic relationships, it is able to come up with a competitive product portfolio. The Company leverages the large global sales teams of both Intel and Qualcomm.

17

Strong software capabilities across core parts of the Android platform value chain, driving a full suite of BorqsWare software and services platform solutions and a significant time to market advantage for customers.

The Company was among the first to obtain the Android source code in early 2008 and has since been focused on building the Company’s innovative technology platform to serve customers across the core parts of the Android platform value chain. For example, the Company believes it was the first company to develop commercial grade software to support video telephony for Android, which was not supported by open source Android. In addition, in connection with collaboration with China Mobile, the Company developed the base chipset software for the first deployment of Android-based mobile devices to support China Mobile’s TD-SCDMA network. Recently, the Company partnered with Qualcomm and launched the world’s first 4G watch. The Company has the Google GMS license that can be used for the Android phones and tablets for its customers.

Global customer base and extensive industry relationships.

The Company had more than 50 customers as of December 31, 2016, including some of the world’s leading companies in the mobile industry. Its diversified customer base includes mobile chipset manufacturers, mobile device OEMs and mobile operators. The Company has collaborated with more than six mobile chipset manufacturers (Intel, Qualcomm, Marvell, etc.) and 29 connected device OEMs (LGE, Micromax, Acer, Motorola, Vizio, etc.) to commercially launch Android-based devices in 11 countries, and more than 10 million mobile devices sold worldwide have BorqsWare software platform solutions embedded. Our products have been deployed by more than 10 service providers (AT&T, China Mobile, Claro, Orange, Reliance Jio, Sprint, Verizon, etc.) on four continents.

MVNO subscribers and sales channel.

According to the MVNO Cooperative Office of the Regulatory Affairs Department of China Unicom (the incumbent mobile operator), we had 4.56 million registered subscribers as of December 31, 2016, making it the second largest MVNO in China. The Company’s MVNO BU provides a positive cash flow. The Company believes that a key success factor of IoT business is to bundle IoT devices with a SIM card for voice/data communications. It plans to launch connected devices together with SIM cards (and voice/data plans) in 2017, converting one-time device sales revenues into recurring monthly voice/data revenues.

Significant resources dedicated to research and development.

The Company dedicated significant financial and human resources to research and development needed to build a full suite of connected device software and service platform solutions to address customers’ evolving needs across the core parts of the Android platform value chain. Research and development expenses represented 57.7% and 37.2% of operating expenses in 2014 and 2015. The decrease in research and development expenses as a percentage of operating expenses was due to the capitalization of $3.3 million in project-based software development costs in the year 2015. In 2016, research and development expenses represented 30.1% of operating expenses, while $4.9 million of project-based software development costs were capitalized.

To date, the Company has been granted 130 patents in China and six patents in the United States, and it has 18 pending patent applications in China and three pending patent applications in the United States. The Company also has 91 software copyrights and 47 trademarks registered and 17 pending trademarks in China. In addition, the Company has registered its domain name with various domain name registration services.

The Company believes that it has one of the most experienced research and development teams in the Android platform software ecosystem. As of December 31, 2016, the Company had 565 full-time employees and contractors, of which 71 were technical professionals dedicated to platform research and development and project-specific customization. Of these, 60% have more than five years of experience in software or hardware engineering and development and 100% hold a bachelor’s degree or higher. The Company’s research and development team members have diverse backgrounds and experience gained through employment with leading mobile chipset designers and manufacturers, mobile device OEMs, Internet content providers and other software and hardware enterprises.

18

Strong and experienced management team.

The Company is led by a strong management team with rich operational experience and strong execution capabilities. Several senior executives have technical and engineering backgrounds and extensive experience as senior managers of leading mobile technology companies. The Company’s Chairman of the Board and Chief Executive Officer, Pat Chan, is the former senior vice president and general manager of UTStarcom, a telecommunications and telecommunications equipment company listed on Nasdaq, where he was responsible for the infrastructure business, including mobile networks, broadband and IPTV. Mr. Chan is an established entrepreneur and has received many awards, including the “High-Caliber Talent from Overseas Award” from the PRC government, and “2012 Beijing Entrepreneur of the Year” in 2012 from Silicon Dragon.

The Connected Solutions BU is headed by Hareesh Ramanna and Simon Sun. Mr. Ramanna has over 20 years of experience in mobile industry. Prior to joining us, he served as senior director and head of mobile devices software in Global Software Group, Motorola India Electronic. Mr. Simon Sun was the CEO of Nollec, a phone design house in China. The MVNO BU is headed by Gene Wuu. Previously Mr. Wuu was the SVP and GM of UTStarcom and has also worked as an executive in Telcordia Technologies (formerly Bellcore). The international business team is headed by George Thangadurai. Mr. Thangadurai worked for Intel for more than two decades in various technical and senior management roles including GM of Strategy & Product Planning for the Mobile PC business and GM of the Client Services business. The Company’s Chief Financial Officer has over 30 years of experience in US-China cross border investments and business operations, and has been instrumentally involved with M&A, spin-off, IPO and capital market transactions totaling over US$200 million. Our corporate affairs and China sales is headed by Bob Li, who has over 20 years research and development and management experience in the wireless communications, semiconductor and mobile Internet industries.

Growth Strategies

Our strategic goal is to lead and expand the market for smart connected devices, and grow our MVNO market share in China. We plan to achieve its goal through the following key strategies:

Maintain and grow market share and maintain technology leadership.

The Company intends to leverage its core technology to maintain its position as a leading independent provider of commercial grade Android platform software for mobile chipset manufacturers, mobile device OEMs and mobile operators, and further grow market share by expanding its BorqsWare software and service platform solutions. The Company also intends to hire additional experienced engineers in China and India and further invest in research and development efforts to strengthen its core technology expertise and capabilities to maintain technology leadership. With respect to the BorqsWare Client software platform solutions, the Company intends to leverage its core technology and strength in research and development to maintain its technology leadership position in the industry. With respect to BorqsWare Server software platform, we believe that mobile operators and MVNO intend to capture additional revenue from their networks by providing various services to their customers rather than just providing bandwidth. The Company intends to continue to develop and promote its BorqsWare Server platform solutions, which include end-to-end Android platform software for both mobile devices and servers and services to operate, manage, maintain and promote end-to-end services for customers. In addition, the Company intends to focus additional research and development resources in areas including enhancing Android platform security, virtualization, such as running multiple operating systems on the same hardware, and end-to-end Android platform software and service solutions for adaptation to mobile operator legacy systems.

19

Deepen relationships with existing customers.

The Company believes that its relationships with existing customers are strong and intends to strengthen those relationships to create more opportunities for its business. Through collaborations with customers from the early stages of a product launch, the Company believes that it can gain unique insight into its customers’ long-term goals. The Company further believes that its customers are looking for more integrated Android platform solutions across the Android platform value chain. With respect to BorqsWare Client software platform solutions, we work closely with various mobile chipset manufacturers to develop the corresponding software platform solutions for their new chipsets. When the chipsets are ready for commercial launch, we also work with connected device OEMs and mobile operators to develop operator service packages and network specific features for these chipsets based on the BorqsWare Client software platform solutions. With respect to the BorqsWare Server platform solutions, for example, we plan to launch our wearable watch server solution in 2017.

Expand MVNO market share in China.

The Company is one of the top MVNO businesses in China, as measured in terms of registered subscribers. It intends to expand market share organically or by acquiring smaller MVNOs. The Company intends to bundle its connected products with its SIM cards (with voice/data plans) and focus the bundling in the IoT devices.

Selectively pursue acquisitions, strategic alliances, joint ventures and partnerships.

The Company intends to selectively pursue acquisition opportunities, strategic alliances, joint ventures and partnerships to complement its core technology, further its geographic expansion and otherwise enhance shareholder value. Given the fragmentation in the industry, in which we operate, it is actively looking for attractive acquisition, strategic alliance, joint venture and partnership opportunities to grow its business.

Business Units

The Company has two BUs, the Connected Solutions BU and the MVNO BU. The Connected Solutions BU develops wireless smart connected devices and cloud solutions. The MVNO BU operates a mobile virtual network in China that provides a full range of 2G/3G/4G mobile communication services at the consumer level and some traditional commercial telephony services.

The following table presents the sales and profitability of the Company’s two BUs:

SALES AND PROFITABILITY OF BUSINESS UNITS
(Dollars in thousands)

	For the year ended December 31,
	2014		2015		2016
	$	%	$	%	$	%
	($ in thousands)
Net Revenues:
Connected solutions	45,280	95%	55,115	73%	85,448	71%
MVNO and others	2,208	5%	19,957	27%	35,138	29%
Total net revenues	47,488		75,072		120,586

Cost of Revenues:
Connected solutions	33,269	93%	38,761	67%	63,799	68%
MVNO and others	2,378	7%	19,205	33%	30,493	32%
Total cost of revenues	35,647		57,966		94,292

Gross Margin:
Connected solutions	27%		30%		25%
MVNO and others	-8%		4%		13%
Combined gross margin of the Group	25%		23%		22%

The Connected Solutions BU designs chipsets and related software for mobile connected devices. The Company outsources manufacturing of connected devices to third-party factories, buying key components for devices and consigning them to the factories to manufacture and assemble. The Company sells the final connected device products to its customers, which are responsible for marketing and retail distribution.

20

The MVNO BU serves all the domestic China market. Operating under the brand name Yuantel, it leverages the network coverage China Unicom, which is China’s incumbent mobile operator. Subscribers purchase prepaid services, and are charged by the amount of data consumed, minutes of voice calls made, number of text messages sent, and other value-added services (such as caller ID display) used. As needed, subscribers may refresh the mobile phone SIM card, on a pay-as-you-go basis. Each month, we pay China Unicom for the total amount of traffic (MB of data, minutes of voice call made, etc.) actually consumed by subscribers.

The Company uses MVNO franchisees and agents as distribution channels. Those franchisees sell our prepaid services to their subscribers, on SIM cards. The Company compensates franchisees under a profit-sharing arrangement that is based on gross margin on franchisee sales of our services to subscribers. Agents sell our services on behalf of the Company and pay us a discount price for those services.

Customers

The Company’s primary customers are mobile chipset manufacturers, mobile device OEMs and mobile operators. The following table sets forth the top ten customers by net revenue contribution for 2015 and 2016, in absolute amount and as a percentage of net revenues.

Top 10 Customers	Year ended December 31, 2015
	$ in thousands	% of revenues
Chipset manufacturer
Customer A	$7,473	10.0%
Customer B	$6,259	8.3%

Mobile operator
Customer C	$1,003	1.3%

Mobile device OEM
Customer D	$19,302	25.7%
Customer E	$4,265	5.7%
Customer F	$3,868	5.2%
Customer G	$3,235	4.3%
Customer H	$2,400	3.2%
Customer I	$1,170	1.6%
Customer J	$894	1.2%

Top 10 Customers	Year ended December 31, 2016
	$ in thousands	% of revenues
Chipset manufacturer
Customer A	$4,250	3.5%
Customer B	$1,101	0.9%

Mobile device OEM
Customer P	$19,985	16.6%
Customer D	$17,623	14.6%
Customer K	$11,068	9.2%
Customer L	$9,196	7.6%
Customer F	$4,465	3.7%
Customer M	$4,249	3.5%
Customer O	$2,605	2.2%
Customer N	$2,489	2.1%

21

In 2015, the Company generated 61.7% of its net revenues from customers whose headquarters are located outside of China and 38.3% of net revenues from customers whose headquarters are located within China. In 2016, we generated 65.7% of net revenues from customers whose headquarters are located outside of China and 34.3% of net revenues from customers whose headquarters are located within China. These figures do not take into account the geographic location of end-users of customers’ products that we sell to our customers.

As of the date of this Report, the Company has collaborated with six mobile chipset manufacturers and 29 mobile device OEMs to commercially launch Android-based mobile devices in 11 countries, and sales of mobile devices with BorqsWare software platform embedded have exceeded 10 million units worldwide.

●	Case Study. A prominent mobile chipset manufacturer customer decided to enter the wearable market with its newly designed chipset. The Company collaborated with this customer to develop the latest Android software to support its chipset. The Company integrated the BorqsWare software platform into the newly designed chipset that provides enhanced features and user experiences, improved chipset performance and stability, optimized power management and included the mobile operator’s required operator software package. In June of 2016, we announced the launch of one of the world’s first 4G watches for this customer.

●	Case Study. A major TV manufacturer in United States selected the Company to develop its TV Wifi tablet remote. This connected device has been sold in the United States since 2016. The tablet remote uses Qualcomm chipsets with BorqsWare software platform.

●	Case Study. This Company customer supplies restaurant ordering tablets to Applebee’s restaurants in the United States. These Android-based ordering tablets use BorqsWare software running on and Intel and Qualcomm chipsets.

●	Case Study. A major mobile operator in India launched the world first 4G LTE FDD/TDD carrier aggregation Android phone in 2016. We provided this phone, which uses BorqsWare and Qualcomm chipsets.

Research and Development

The Company has dedicated significant resources to research and development, with research and development centers in Beijing, China and Bangalore, India. Of the 565 full-time employees and contractors as of December 31, 2016, 71% were technical professionals dedicated to platform research and development and project-specific customization. Of those research and development staff, 60% had more than five years of experience in software engineering and development and 100% of them hold a bachelor’s degree or higher. The Company’s technical professionals have diverse backgrounds and experience gained through employment with leading mobile chipset designers and manufacturers, mobile device OEMs, Internet content providers and other software and hardware enterprises. The Company’s research and development staff members have in-depth knowledge of the Android platform, real-time operating systems and high speed mobile network and internet IP protocols, as well as telecommunications technology and services. The Company research and development expenses represented 57.7% and 37.2% of operating expenses in 2014 and 2015, respectively. The decrease in research and development expenses as a percentage of operating expenses was due to the capitalization of $3.3 million in project-based software development costs in the year 2015. For 2016, research and development expenses represented 30.1% of operating expenses and $4.9 million of project-based software development costs were capitalized. For the three and six months ended June 30, 2017, research and development expenses represented 29% and 26% of operating expenses, respectively.

The Company’s research and development centers work together to develop core proprietary software, and each center focuses on project specific implementation related to specific hardware platforms and customer specifications. The Company technical professionals are divided into two core groups, one focused on our Android+ software platform solutions, and one focused on our Android+ service platform solutions. Each group is further divided into sub-groups for platform development, system engineering and architecture, low-level software development, high-level application development, program management, system testing and verification and software configuration management.

22

Our current research and development efforts are focused on developing the BorqsWare software and service platform solutions to improve and enhance the following aspects of the Android platform:

●	stability and reliability;

●	performance and power management;

●	Android platform integration with various kinds of chipsets;

●	usability, input mechanism and display mechanism;

●	security and anti-hacking of applications;

●	in-country localization;

●	automated cross applications software testing;

●	4G radio network specific functionality, such as FDD-LTE and TD-LTE; and

●	mobile operator end-to-end services; and integration of mobile Internet services with traditional telecommunication services, such as integration of instant messaging with short messaging.

A typical research and development project is staffed with members of the sales team, a research and development team comprised of a project manager, a platform development team, a customer development team and a system testing team, as well as finance personnel. At the beginning of a project, a member of the sales team will work with a project manager to simultaneously track research and development and commercial milestones. The project manager is responsible for ensuring the research and development milestones are achieved in a timely manner, including system testing, and a member of the sales team is responsible for tracking sales milestones. Finance personnel review each invoice and determine the appropriate accounting treatment under U.S. Generally Accepted Accounting Principles (“GAAP”). A typical research and development project takes between six to nine months to complete. In general, a significant portion of each research and development project consists of existing Android platform software and service solutions, while incorporating necessary customizations for a particular customer.

Intellectual Property

The Company regards patents, copyrights, trademarks, software registrations, trade secrets and similar intellectual property as critical to its success. The Company relies on a combination of trademark, copyright, patent, software registration and trade secret laws, and enters into confidentiality agreements with employees and relevant third parties to protect our intellectual property rights. All employees enter into agreements requiring them to keep confidential all proprietary and other information relating to customers, methods, technologies, business practices and trade secrets. These agreements also stipulate that all software, inventions, trade secrets, works of authorship, developments and other processes; whether patentable or copyrightable; made by them during their employment are our properties. Despite these precautions, it may be possible for third parties to obtain and use the Company’s intellectual property without our authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property rights in the Internet and telecommunications-related industries are uncertain and still evolving. Infringement and misappropriation of our intellectual property could materially harm its business.

23

The Company has been granted 128 patents in China and four patents in the United States, and as of December 31, 2016, the Company had 20 pending patent applications in China and six pending patent applications in the United States. The Company also had 68 software copyrights and 45 trademarks registered and 10 pending trademarks in China. In addition, the Company had registered domain names with various domain name registration services as of December 31, 2016. Among key intellectual property rights are patents related to:

●	mobile devices user interface and operation, such as a new method to perform multi-touch input, voice-based input and gesture-based input;

●	mobile application software algorithm, such as a new method to store XML data; and

●	new network technology for mobile devices, such as a new method to conduct time-shift mobile TV broadcasting.

As of the date of this Report, the Company believes that certain intellectual property may be subject to certain intellectual property arrangements and joint patent ownership agreement the Company entered into with China Mobile and China Mobile Research Institute. The Company’s rights of and related to historical revenues generated from such intellectual property may be subject to objections or claims raised by China Mobile or China Mobile Research Institute. See “Risk Factors — Risks Related to Borqs Business and Industry — the Company could face claims from China Mobile and its affiliates related to certain intellectual property rights. If the Company fails to defend against such claims, the Company may lose certain intellectual property rights and may be subject to monetary damages.”

Competition

The Company believes that the marketplace for connected devices and cloud service solutions is highly fragmented, but that few are capable of providing an end-to-end solution with software, hardware, product realization and bundling with a SIM card with voice/data plan (via a MVNO or mobile operator). As of the date of this Report, the Company is aware of only one such company, Foxconn, which has these capabilities and own both mobile networks and MVNO. The Company believes that it competes principally on the basis of various factors, including, among others, reliability and efficiency, performance, experience and track-record, product features and functionality, development complexity and time-to-market, price, support for multiple architectures and processors, interoperability with other systems, support for emerging industry and customer standards and protocols and levels of training, technical services and customer support.

The Company believes that it competes favorably with respect to each of these factors. However, the market for connected devices and cloud service solutions is still rapidly evolving, and the Company may not be able to compete successfully against current and potential competitors in the future. The Company expects competition to intensify as more competitors enter the market, and as existing competitors attempt to diversify and expand their software and service solutions offerings across the Android platform. The primary competitors for the Company include traditional hardware-centric OEMs and software development companies:

●	The traditional OEMs, such as Foxconn and Compal, are strong in hardware design and own factories, but they are very weak in software development as well as not familiar with operator and mobile chipset requirement;

●	The large software development companies, such as Neusoft and Wipro, have sizable software teams and global coverage, but they are very weak in hardware design and manufacturing expertise;

●	Some of the companies may have significantly greater financial, technical, marketing, sales and other resources and significantly greater name recognition than we have.

As of the date of this Report, there are 42 MVNO licenses in China. According to the MVNO Cooperative Office of the Regulatory Affairs Department of China Unicom (the incumbent mobile operator), we had 4.56 million registered subscribers as of December 31, 2016, making us the second largest MVNO in China. Major competitors include Snail Mobile, d.Mobile and Soshare. The Company estimates that these four MVNOs (including the Company) have more than a 50% market share of all the MVNO subscribers in China. The Company believes that it competes favorably because of strong research and development capabilities; including the Company’s ability to develop IoT-based connected devices and cloud service solutions. The Company is not aware of any of its MVNO competitors that have research and development capabilities comparable to its own.

Some of the companies that operate in the software and services solutions market may have significantly greater financial, technical, marketing, sales and other resources and significantly greater name recognition than we have.

24

Government Regulation

The Company’s operations are subject to extensive and complex state, provincial and local laws, rules and regulations. The PRC government restricts or imposes conditions on foreign investment in telecommunication business. Borqs International Holding Corp and its PRC subsidiaries are considered foreign persons or foreign-invested enterprises under PRC foreign investment related laws. As a result, they are subject to PRC legal restrictions on or conditions for foreign ownership of telecommunication business. Due to these restrictions and conditions, the Company conducts its MVNO business in China through BC-NW, its variable interest entity and the subsidiaries of BC-NW. As all the registered shareholders of BC-NW are PRC citizens and all other shareholders of the subsidiaries of BC-NW are also PRC citizens or PRC domestic enterprises, BC-NW and its subsidiaries are therefore considered as PRC domestic enterprises under PRC law. The “registered shareholders” of BC-NW refer to those shareholders who have pledged their equity interest in BC-NW to Borqs Beijing Ltd., or WFOE, and entered into exclusive option agreements with WFOE as part of the contractual arrangements. The Company’s contractual arrangements with BC-NW and the registered shareholders of BC-NW allow it to have the power to direct the activities of BC-NW and its subsidiaries that most significantly impact their economic performance.

Employees

The Company had 565 full-time employees and contractors as of December 31, 2016. The following sets forth the number of our full-time employees and contractors by geographic location and function as of December 31, 2016:

Function	China	India	Others	Total Number of Personnel
General and Administrative	28	9	—	37
Sales and Marketing	122	—	3	125
Research and Development	183	220	—	403
Total	333	229	3	565

The Company pays most of employees a base salary and performance-based bonuses, including annual incentive bonuses and project-based bonuses. It also pays commissions to sales personnel. All full-time employees are eligible to participate in employee stock option program, which is designed to provide long-term incentives to employees.

The Company is required under PRC laws and regulations to participate in a government-mandated, defined benefit plan for its full time employees, pursuant to which we provide social welfare benefits, such as pension, medical care, unemployment insurance, work-related injury insurance, maternity insurance and employee housing fund. The Company employees are not covered by any collective bargaining agreement. The Company believes it has good relations with employees.

The Company uses a variety of methods to recruit technical professionals to ensure that it has sufficient research and development and other expertise on an ongoing basis, including the company website, an external online recruiting website, targeted technical forums, such as bbs.tsinghua.edu.cn and www.shoudurc.com, campus recruitment at leading technical universities and institutions, such as Beijing University of Posts and Telecommunications and Beijing University of Aeronautics & Astronautics, job fairs and internal referrals from current employees. The Company is also working with leading technical universities and institutions to implement an internship program.

The Company offers certain training programs to its employees covering professional training such as training related to customer service and product management and technical training such as training related to telephony and project management. The Company also holds periodic workshops to enhance the leadership skills of management personnel.

Legal Proceedings

To the knowledge of our management, there is no material litigation currently pending or contemplated against us, any of our officers or directors in their capacity as such or against any of our property.

25

DESCRIPTION OF PROPERTIES

The Company’s principal executive offices are located in Beijing, China, where the Company leases approximately 3,600 square meters of office space. The Company also occupies leased facilities for other offices and research and development facilities in India. The following table sets forth the location, approximate size and primary use of leased facilities as of December 31, 2016:

Location	Approximate Size of Office Space (m2)	Primary Use
Beijing, China	3,600	Principal executive office and research and development
Bangalore, India	1,580	Research and development
Total	5,180

26

RISK FACTORS

The following risk factors apply to the business and operations of the Company. These risk factors are not exhaustive. Investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors, as well as the other information included in this Report. In particular, please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein. For the purposes of these risk factors, unless otherwise indicated, the term “Borqs” “we,” “us,” “our” or “the Company” refers to Borqs Technologies, Inc. together with our consolidated subsidiaries and consolidated affiliated entities.

Risks Related to Our Business and Industry

If alternative mobile operating system platforms become more widely used or accepted, or mobile chipset manufacturers, mobile device OEMs and mobile operators do not continue to make product and service offerings compatible with the Android platform, our business could be materially harmed.

The mobile operating system platform industry is intensely competitive and characterized by rapid technological changes, which often result in shifts in market share among the industry’s participants as one operating system may become more widely used than others. For example, in the past the Symbian mobile operating system platform, or Symbian, from Nokia Corporation, or Nokia, dominated market share for consumer products and the BlackBerry mobile operating system platform, or BlackBerry, from Research in Motion Limited, or RIM, dominated market share for enterprise products. In the past five years, with the rise of the iOS mobile operating system platform, or iOS, from Apple Inc., or Apple, and the Android platform, both the Symbian and Blackberry platforms have experienced a substantial decline. There can be no assurance that the Android platform will continue to compete effectively with alternative mobile operating system platforms, such as the iOS platform or Windows Mobile mobile operating system platform, or Windows Mobile, from Microsoft Corporation. If these or other mobile operating system platforms become more widely used or accepted, such as operating system platforms being developed by Baidu, Inc., or Baidu, and Alibaba.com Ltd., or Alibaba, in China, the market appeal of the Android platform and our Android+ software and service platform solutions could be diminished, which could materially adversely affect our business and financial performance.

Furthermore, the competitiveness of our Android+ software and service platform solutions is dependent upon the continued compatibility of the Android platform with the offerings of our customers. If these customers choose not to continue to adopt the Android platform or they are unable to retain or increase their market share, the demand for our Android+ software and service platform solutions may be diminished, which could materially adversely affect our business and financial performance.

We generate a significant portion of our net revenues from a small number of major customers and key projects and any loss of business from these customers or key projects could reduce our net revenues and significantly harm our business.

We have derived, and believe that in the foreseeable future we will continue to derive, a significant portion of our net revenues from a small number of major customers and key projects. For 2015 and 2016, our top five customers accounted for 54.1% and 51.7%, respectively, of our net revenues.

Our ability to maintain close relationships with our major customers is essential to the growth and profitability of our business. However, the volume of work performed for a specific customer is likely to vary from year-to-year and project-to-project, especially since we are generally not the exclusive Android platform software and service solutions provider for our customers, some of our customers have in-house research and development capabilities and we do not have long-term purchase commitments from any of our customers. A major customer in one year may not provide the same level of net revenues for us in any subsequent year. The products we provide to our customers, and the net revenues and income from those products, may decline or vary as the type and quantity of products changes over time. In addition, reliance on any individual customer for a significant portion of our net revenues may give that customer a degree of pricing leverage when negotiating contracts and terms of service with us.

27

In addition, a number of factors not within our control could cause the loss of, or reduction in, business or revenues from any customer, and these factors are not predictable. These factors include, among others, a customer’s decision to re-negotiate the royalty payment of a contract if the volume of unit sales exceeds original expectations, pricing pressure from competitors, a change in a customer’s business strategy, or failure of a mobile chipset manufacturer or mobile device OEM to develop competitive products. Our customers may also choose to pursue alternative technologies and develop alternative products in addition to, or in lieu of, our products, either on their own or in collaboration with others, including our competitors. The loss of any major customer or key project, or a significant decrease in the volume of customer demand or the price at which we sells our products to customers, could materially adversely affect our financial condition and results of operations.

We have expanded our product offerings in both our Connected Solutions BU and MVNO BU, and there can be no assurance that our efforts in these areas will be successful.

From our inception in 2007 through 2014, we have focused primarily on providing our Android+ software platform solutions to mobile chipset manufacturers, mobile device OEMs and mobile operators as well as complete product solutions of mobile connected devices for enterprise and consumer applications. In 2014, after acquiring Yuantel Investment, we entered into the MVNO business. As we continue to grow our business and markets, we will continue to increase our service product offerings in both our Connected Solutions BU and MVNO BU. However, the success of these new product offerings will depend on many factors, including timely and successful research and development, pricing, market and consumer acceptance of such new products and the product offerings of our competitors. If new product offerings are not successful, our revenue growth will suffer and our results of operations may be harmed. Further, we do not have significant experience in the MVNO business and cannot be assured that our investments in the development of our MVNO business will result in increased revenue.

We rely on a prominent mobile chipset manufacturer customer for a significant portion of our net revenues. Any deterioration of our relationship with this manufacturer, or any interruption to the ongoing collaboration with this customer may significantly harm our business, financial condition and results of operations.

We generate a significant portion of our revenue from a prominent chipset manufacturer, which beneficially owned 12.3% of our outstanding shares as of the date of this Report. We rely significantly on this customer from a strategic viewpoint since we scale products developed for this customer to deploy with mobile devices for OEM customers and devote a portion of our research and development resources accordingly. In 2014, 2015 and 2016, we generated 18%, 10.0% and 3.5% of our net revenues, respectively, from this customer. We anticipate that our dependence on this customer will continue for the foreseeable future. Consequently, various events could cause material fluctuations or declines in our net revenues or liquidity position and have a material adverse effect on our financial condition and results of operations:

●	this customer’s collaborations with our competitors;

●	reduced, delayed or canceled of contracts from this customer;

●	market success of this customer’s Android-based products; and

●	this customer’s decision to move product development in-house.

Although we have collaborated with this customer on various projects since 2010, there can be no assurance that this customer will continue working with us in the future, whether due to changes in management preferences, business strategy, corporate structure or other factors. Our failure to continue our collaboration with this customer would adversely affect our business, financial conditions and results of operations.

28

We provide mobile communication services as a mobile virtue network operator in China. The current license to operate such services is based on a government issued extension of a trial license that originally would have expired on December 31, 2015. If we cannot obtain a renewed license or the current extension is terminated, we will need to cease this operation and our total revenues will be significantly reduced.

Our MVNO BU contributed 4.6%, 26.6% and 29.1% of our net revenues in 2014, 2015 and 2016, respectively, and we are currently one of the top MVNO businesses in China, as measured in terms of registered subscribers.

The ability of MVNOs to provide mobile communication services in China is based on trial licenses granted by the Ministry of Industry & Information Technology of China, or MIIT, under the mobile virtue network trial program initiated by the MIIT in 2013 to implement the Chinese State Council’s encouragement of private investments in various industries, including telecommunication industry. The trial program and all trails licenses issued thereunder, including our own, were originally set to expire as of December 31, 2015. According to the trial program policies issued by the MIIT, the MIIT will work on formalizing commercial policies regarding the operation of MVNO based on the development of the trial program. On December 28, 2015, the MIIT issued a notice stating that while the government is “diligently researching and determining the formal commercial policies regarding the operation of MVNO, the temporary licenses issued continue to allow MVNO enterprises to operate, and the base telecommunication enterprises shall continue to provide cooperation, support and maintenance services”, as translated from the MIIT’s notice. There has been no other announcement to date regarding the timing of the formalize policies, or the granting of official licenses, or changes to the current extension to operate. All MVNOs in China, including us, will continue to operate and provide mobile communication services for subscribers based on the trial licenses.

Although it is a common belief among MVNOs in China that since the MVNO business in China was initiated by the current Chinese administration and has gained a large number of subscribers during the trial program, the continuation of MVNO operation will be supported by the Chinese administration, there is no guarantee that the Chinese government or the MIIT will not terminate MVNO operation. If we cannot obtain a renewed license or the current extension is terminated, we will be forced to cease this operation, our total revenues will be significantly reduced and our investment into this business will be completely lost.

Failure to complete real-name registration of all users of our MVNO services could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

Chinese laws require telecommunication business operators to verify and register real names and identification information of users of mobile phones. For example, in September 2016, the MIIT and certain other governmental departments issued the Notice regarding Prevention of and Cracking Down Telecommunication or Online Frauds to emphasize the real-name registration requirements and to further require telecommunication business operators, including MVNOs, to complete the real-name registration for all of their existing users by end of 2016. In August 2016 and February 2017, we were warned by the MIIT for our failure to strictly comply with the real-name registration requirement. We have since rectified such failure in accordance with the MIIT’s requirements and have also established internal policies and required all our staff to strictly comply with the real-name registration requirements for new users. However, we cannot assure you that all our staff will strictly implement our internal policies or that all users will provide authentic information to us. If we are found by the authorities not to comply with the real-name registration requirement, we may be subject to penalties, or be required to suspend or terminate our MVNO business. In addition, complying with these laws and regulations could cause us to incur substantial costs.

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in PRC laws and regulations or changes in interpretations thereof may materially and adversely affect our business.

The PRC government restricts or imposes conditions on foreign investment in telecommunication business. We and our PRC subsidiaries are considered foreign persons or foreign-invested enterprises under PRC foreign investment related laws. As a result, we are subject to PRC legal restrictions on or conditions for foreign ownership of telecommunication business. Due to these restrictions and conditions, we conduct our MVNO business in China through BC-NW, our variable interest entity and the subsidiaries of BC-NW. As all the registered shareholders of BC-NW are PRC citizens and all other shareholders of the subsidiaries of BC-NW are also PRC citizens or PRC domestic enterprises, BC-NW and our subsidiaries are therefore considered PRC domestic enterprises under PRC law. The “registered shareholders” of BC-NW refer to those shareholders who have pledged their equity interest in BC-NW to WFOE and entered into exclusive option agreements with WFOE as part of the contractual arrangements. Our contractual arrangements with BC-NW and the registered shareholders of BC-NW allow it to have the power to direct the activities of BC-NW and our subsidiaries that most significantly impact economic performance.

29

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing the MVNO business, or the enforcement and performance of our contractual arrangements with BC-NW. These laws and regulations may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Although we believe we are in compliance with current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The PRC government has broad discretion in determining penalties for violations of laws and regulations. If the PRC government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, block our websites, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business. Any of these or similar occurrences could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of any of our consolidated affiliated entities that most significantly impact our economic performance, and/or our failure to receive the economic benefits from any of our consolidated affiliated entities, we may not be able to consolidate such entity in our consolidated financial statements in accordance with U.S. GAAP.

We operate in a rapidly evolving industry. If we fail to keep up with technological developments and changing requirements of our customers, business, financial condition and results of operations may be materially and adversely affected.

The mobile industry is rapidly evolving and subject to continuous technological developments. Our success depends on our ability to keep up with these technological developments and the resulting changes in customers’ demands. There may also be changes in the industry landscape as different types of platforms compete with one another for market share. If we do not adapt our Android+ software and service platform solutions to such changes in an effective and timely manner as more mobile operating system platforms become available in the future, we may suffer a loss in market share. Given that we operate in a rapidly evolving industry, we also need to continuously invest significant resources in research and development in order to enhance our existing products and to respond to changes in customer preference, new challenges and industry changes in a timely and effective manner. If we fail to keep up with technological developments and continue to innovate to meet the needs of our customers, our Android+ software and service platform solutions may become less attractive to customers, which in turn may adversely affect our reputation, competitiveness, results of operations and prospects.

We face intense competition from onshore and offshore third party software providers in the Android platform and software market, and, if we are unable to compete effectively, it may lose customers and our revenues may decline.

The Android platform and software market is highly fragmented and competitive, and we expect competition to persist and intensify from both existing competitors and new market entrants. We believe that the principal competitive factors in our industry are reliability and efficiency, performance, product features and functionality, development complexity and time-to-market, price, support for multiple architectures and processors, interoperability with other systems, support for emerging industry and customer standards and protocols and levels of training, technical services and customer support.

30

Our business model is to provide a full suite of Android+ software and service platform solutions to a broad range of customers, including mobile chipset manufacturers, mobile device OEMs and mobile operators. As of the date of this Report, we are not aware of any significant independent competitor that provides a full range of Android platform software and service solutions as we do to the range of customers it has, although we have a number of competitors that provide one or several Android platform software and/or service solutions to one or more of our range of customers. See “Business — Competition.”

In addition, we face competition from companies seeking to compete with the Android platform by developing their own operating systems, such as Baidu and Alibaba in China, and major mobile device OEMs, such as Foxconn Technology Group and BYD Electronic (International) Company Limited, which are able to develop low-level software for mobile chipsets, as well as Huawei, GTE and Xiaomi.

We believe that we presently compete favorably with respect to each segment identified above. However, the market for Android platform software and service solutions is still rapidly evolving, and we may not be able to compete successfully against current and potential competitors in the future. In addition, some of our independent competitors are more focused on one or several particular segments of the value chain and may deliver better services in those segments than we do. Furthermore, some of our competitors may have significantly greater financial, technical, marketing, sales and other resources and significantly greater name recognition than we have. If we are unable to compete successfully on the principal competitive factors described above or otherwise, our business could be harmed.

As an MVNO, we face intense competition in the wireless communications market and if we cannot compete effectively our revenues, profits, cash flows and growth may be adversely affected.

The wireless communications market is extremely competitive, and competition for customers is increasing. We compete with other MVNOs such as Snail Mobile, d.Mobile and Soshare. We are one of the top MVNOs in China as measured in terms of registered subscribers, and we intend to expand our market share organically or by acquiring smaller MVNOs. However, we continue to face intense competition from the dozens of other MVNOs and we may not be able to compete successfully in the future. In addition, continued consolidation in the industry creates even large competitors, and such competitors may have greater financial, technical, personnel and marketing resources and a larger market share than us, and we may not be able to compete successfully against them. If we are unable to compete successfully on the principal competitive factors described above or otherwise, our MVNO business could be harmed.

We may undertake acquisitions, investments, joint ventures or other strategic alliances in the future, which could expose us to new operational, regulatory and market risks. In addition, such undertakings may not be successful, which may adversely affect our business, results of operations, financial condition and prospects.

In connection with our growth strategy, we intend to grow both organically by expanding our current business lines and geographic coverage and through acquisitions, investments, joint ventures or other strategic alliances if the appropriate opportunities arise. These potential business plans, acquisitions, investments, joint ventures and strategic alliances may expose us to new operational, regulatory and market risks, as well as risks associated with additional capital requirements. In addition, we may not be able to identify suitable future acquisition or investment candidates or joint venture or alliance partners. Even if we identify suitable candidates or partners, we may be unable to complete an acquisition, investment or alliance on terms commercially acceptable to us. If we fail to identify appropriate candidates or partners, or complete desired acquisitions, investments or alliances, we may not be able to implement our strategies effectively or efficiently.

In addition, our ability to successfully integrate acquired companies and their operations may be adversely affected by a number of factors, including, among others, the ability to capitalize on anticipated synergies, diversion of resources and management’s attention, difficulties in retaining personnel of the acquired companies, unanticipated problems or legal liabilities and tax and accounting issues. If we fail to integrate any acquired company efficiently, our earnings, revenues, gross margins, operating margins and business operations could be adversely affected. The integration of acquired companies is a complex, time-consuming and expensive process.

31

We are dependent upon the Android platform and, if Google determines to no longer develop the Android platform and our further development is not taken up by reliable alternative sources, our business could be materially harmed.

Our business model is dependent upon the Android platform, which is a free and fully open source mobile software platform developed by Google. The Android platform has been updated frequently since our original release and the development of the Android platform is an ongoing process which we do not control. If Google determines to no longer develop the Android platform or our further development is not taken up by reliable alternative sources, such as another third party or the open source community, demand for our Android+ software and service platform solutions could decline significantly and our revenue and financial condition could be materially harmed.

If our customers move more research and development work in-house, lower demand for our solutions could reduce our net revenues and harm our business.

Collaboration with customers is essential to the growth and profitability of our business. However, our customers may elect to move more research and development work in-house, and reduce collaboration with us for Android platform projects. There are many factors beyond our control that could cause our customers to move their work in-house, such as spending reductions due to a challenging economic environment, corporate restructuring, cost control, pricing pressure and concerns regarding the protection of technology know-how, trade secrets and other intellectual property rights. If our customers decide to change their strategy by moving more research and development work in-house, our net revenues may decline, and our business, financial condition and results of operations may be adversely affected.

Our limited operating history makes it difficult to evaluate our business, financial performance and prospects.

We were incorporated under the laws of the Cayman Islands in 2007 as Borqs International Holding Corp and have experienced rapid growth since then. This limited operating history may make it difficult to evaluate our business, financial performance and prospects. We may not have sufficient experience to address the risks frequently encountered by fast-growing companies entering new and rapidly evolving markets such as the Android platform and software market, which may increase the difficulty of evaluating our prospects. We incurred a net loss in 2014 of $8.1 million, and had net income of $0.8 million in 2015 and $2.6 million in 2016. There can be no assurance that we will continue to generate net income in future periods, and we may incur losses in the future. Due to our limited operating history, our historical growth may not be indicative of our future performance and may not be able to sustain our profitability. You should consider our prospects in light of the risks and uncertainties that fast-growing companies with a limited operating history may encounter or to which such companies may be exposed.

Most of our engagements with customers are for a specific project only and do not provide for subsequent engagements. If we are unable to generate a substantial number of new engagements for projects on a continuing basis, our business and results of operations will be adversely affected.

Our customers generally retain us on project-by-project basis in connection with specific projects rather than on a recurring basis under long-term contracts. Historically, a significant portion of our net revenues has been comprised of product fees. These revenues relate to one-time research and engineering work performed for customers. For 2014, 2015 and 2016, our net revenues from products fees were $17.2 million, $22.5 million and $14.9 million, respectively, representing 36.2%, 29.9% and 12.4% of total net revenues. Although a significant amount of our net revenues are generated from repeat business, which we define as revenues from a customer who also contributed to our revenues during the prior fiscal year, our engagements with our customers are typically for individual projects that are often on a non-exclusive, project-by-project basis. In addition, a majority of our customer contracts from which we generate product fees can be terminated by customers with or without cause. There are many factors outside of our control that might lead customers to terminate a contract or project with us, including, among others:

●	financial difficulties for our customers;

●	business going to our competitors or remaining in-house;

32

●	unsuccessful launch of a product;

●	disclosure of core technology by a third party; and

●	mergers and acquisitions or significant corporate restructurings by our customers.

Furthermore, some of our customer contracts specify that if a change of control occurs during the term of the contract, the customer has the right to terminate the contract upon advance notice. If our customers terminate our contracts before completion or choose not to renew their contracts, our business, financial condition and results of operations may be materially and adversely affected.

Therefore, we have to continuously seek new engagements while our current engagements are being performed or are completed or terminated, and we are constantly seeking to expand our business with existing customers and secure new customers. If we are unable to generate a substantial number of new engagements on a continuing basis, our business and results of operations will be adversely affected.

Because of the characteristics of open source software, there are limited technology entry barriers into the Android platform and software market in which we compete, and it may be relatively easy for competitors, some of which may have greater resources than we have, to enter our markets and compete with us.

One of the characteristics of open source software is that anyone can modify and redistribute the existing open source software and use it to compete against us. Such competition can develop without the degree of overhead and lead time required by traditional proprietary software companies. It is possible for new competitors with greater resources than us to develop their own Android platform software and service solutions, potentially reducing the demand for, and putting pricing pressure on, our Android+ software and service platform solutions. In addition, some competitors make their open source software available for free download and use on an ad hoc basis, or may position their open source software as a loss leader in order to win customers. There can be no assurance that we will be able to compete successfully against current and future competitors or that competitive pressure and/or the availability of open source software will not result in price reductions, reduced operating margins and loss of market share, any of which could seriously harm our business.

Security and privacy breaches may expose us to liability and harm our reputation and business.

As part of our business we receive and process information about our employees, customers and partners, and we may store (or contract with third parties to store) our customers’ data. While we take security measures relating to our Android+ software and service platform solutions, specifically, and our operations, generally, those measures may not prevent security breaches that could harm our business. Advances in computer capabilities, inadequate technology or facility security measures or other factors may result in a compromise or breach of our systems and the data we store and process. Our security measures may be breached as a result of actions by third parties or employee error or malfeasance. A party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other things, misappropriate proprietary information (including information about our employees, customers and partners and our customers’ information), cause the loss or disclosure of some or all of this information, cause interruptions in our operations or our customers’ or expose our customers to computer viruses or other disruptions or vulnerabilities. Any compromise of our systems or the data it stores or processes could result in a loss of confidence in the security of our Android+ software and service platform solutions, damage our reputation, disrupt our business, lead to legal liability and adversely affect our financial condition and results of operations. Moreover, a compromise of our systems could remain undetected for an extended period of time, exacerbating the impact of that compromise. Actual or perceived vulnerabilities may lead to claims against us by our customers, partners or other third parties, which could be material. While our customer agreements typically contain provisions that seek to limit our liability, there is no assurance these provisions will be enforceable and effective under applicable law. In addition, the cost and operational consequences of implementing further data protection measures could be significant.

33

We are vulnerable to technology infrastructure failures, which could harm our reputation and business.

We rely on our technology infrastructure for many functions, including selling our Android+ software and service platform solutions, supporting our customers and billing, collecting and making payments. We also rely on our own technology infrastructure, which is located on a third party site, as well as the technology infrastructure of third parties, to provide some of our back-end services. This technology infrastructure may be vulnerable to damage or interruption from natural disasters, power loss, telecommunication failures, terrorist attacks, computer intrusions and viruses, software errors, computer denial-of-service attacks and other events. A significant number of the systems making up this infrastructure are not redundant, and our disaster recovery planning is not sufficient for every eventuality. This technology infrastructure is also subject to break-ins, sabotage and intentional acts of vandalism by internal employees, contractors and third parties. Despite any precautions we or our third-party partners may take, such problems could result in, among other consequences, interruptions in our services and loss of data, which could harm our reputation, business and financial condition. We do not carry business interruption insurance sufficient to protect us from all losses that may result from interruptions in our services as a result of technology infrastructure failures or to cover all contingencies. Any interruption in the availability of our websites and on-line interactions with customers and partners would create a large volume of questions and complaints that would need to be addressed by our support personnel. If our support personnel cannot meet this demand, customer and partner satisfaction levels may fall, which in turn could cause additional claims, reduced revenue, reputation damage or loss of customers.

We may not be able to continue to use or adequately protect our intellectual property rights, which could harm our business reputation and competitive position.

Although Android is an open source mobile software platform for mobile devices, we are not required to share the source code for our Android software, which we have invested significant resources to develop. Accordingly, we believe that patents, trademarks, trade secrets, copyright, software registration and other intellectual property we use are important to our business. We rely on a combination of patent, trademark, copyright, software registration and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and brand name. Any failure by us to maintain or protect our intellectual property rights, including any unauthorized use of our intellectual property by third parties or use of “Borqs” as a company name to conduct software or services business, may adversely affect our current and future revenues and our reputation.

In addition, the validity, enforceability and scope of protection available under intellectual property laws with respect to the mobile and Internet industries in China, where a significant part of our business and operations are located, are uncertain and still evolving. Implementation and enforcement of PRC intellectual property-related laws have historically been deficient, ineffective and hampered by corruption and local protectionism. Accordingly, protection of intellectual property rights in China may not be as effective as in the United States or other countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

We also may be required to enter into license agreements with certain third parties to use their intellectual property for our business operations. If such third parties fail to perform under these license agreements or if the agreements are terminated for any reason, our business and results of operations may be negatively impacted. Furthermore, if we are deemed to be using third parties’ intellectual property without due authorization, we may become subject to legal proceedings or sanctions, which may be time-consuming and costly to defend, divert management attention and resources or require us to enter into licensing agreements, which may not be available on commercial terms, or at all.

34

The international nature of our business exposes it to risks that could adversely affect our financial condition and results of operations.

We conduct our business throughout the world in multiple locations. Our corporate structure also spans multiple jurisdictions, with our parent holding company incorporated in the British Virgin Islands and intermediate and operating subsidiaries incorporated in China, Hong Kong, India, Brazil, Japan and South Korea. In addition, one of our growth strategies is to further expand our business in Europe and into the United States. As a result, we are exposed to risks typically associated with conducting business internationally, many of which are beyond our control. These risks include, among others:

●	significant currency fluctuations between the Renminbi and the U.S. dollar and other currencies in which we transact business;

●	difficulty in identifying appropriate mobile chipset manufacturers, mobile device OEMs, mobile operators and/or joint venture partners, and establishing and maintaining good relationships with them;

●	legal uncertainty owing to the overlap and inconsistencies of different legal regimes, problems in asserting contractual or other rights across international borders and the burden and expense of complying with the laws and regulations of various jurisdictions;

●	potentially adverse tax consequences, such as scrutiny of transfer pricing arrangements by authorities in the countries in which we operate;

●	adverse effect of inflation and increase in labor costs;

●	current and future tariffs and other trade barriers, including restrictions on technology and data transfers;

●	general global economic downturn;

●	unexpected changes in political environment and regulatory requirements; and

●	terrorist attacks and other acts of violence or war.

The occurrence of any of these events could have a material adverse effect on our results of operations and financial condition.

Furthermore, we are in the process of implementing policies and procedures designed to facilitate compliance with laws and regulations in various jurisdictions applicable to us, but there can be no assurance that our employees, contractors or agents will not violate such laws and regulations or our policies. Any such violations could, individually or in the aggregate, materially and adversely affect our financial condition and operating results.

We may not be able to manage our anticipated growth and our current and planned resources may not be adequate to support our expanding operations; consequently, our business, results of operations and prospects may be materially and adversely affected.

We have experienced rapid growth since we commenced operations. Our rapid expansion may expose us to new challenges and risks. To manage the further expansion of our business and the growth of our operations and personnel, we need to continuously expand and enhance our infrastructure and technology, and improve our operational and financial systems and procedures and controls. For example, we currently manage all of our human resources functions manually and expect that we will need to upgrade our current system as we continue to increase our headcount. We also need to expand, train and manage our growing employee base. In addition, our management will be required to obtain, maintain or expand relationships with mobile chipset manufacturers, mobile device OEMs and mobile operators, as well as other third-party business partners. We cannot assure you that our current and planned personnel, infrastructure, systems, procedures and controls will be adequate to support our expanding operations. If we fail to manage our expansion effectively, our business, results of operations and prospects may be materially and adversely affected.

35

Due to intense competition for highly skilled personnel, we may fail to attract and retain qualified personnel to support our research and development operations; as a result, our ability to bid for and obtain new projects may be adversely affected and our net revenues could decline.

The mobile industry relies on the talents and efforts of highly skilled personnel, and our success depends to a significant extent on our ability to recruit, train, develop, retain and motivate qualified personnel for all areas of our organization. The mobile industry in China has experienced significant levels of employee attrition. Our attrition rates were 19% in 2014, 18% in 2015, and 12% in 2016. We may encounter higher attrition rates in the future, particularly if the mobile industry continues to experience strong growth.

Competition in our industry for qualified employees, especially technical employees, is intense, and our competitors directly target our employees from time to time. We have also experienced employees leaving us to start competing businesses or to join the in-house research and development teams of our customers. The loss of the technical knowledge and industry expertise of any of these individuals could seriously impede our success. Moreover, the loss of these individuals, particularly to a competitor, some of which are in a position to offer greater compensation, and any resulting loss of customers or trade secrets and technological expertise could further lead to a reduction in our market share and adversely affect our business. If we are required to increase the compensation payable to our qualified employees to compete with certain competitors with greater resources than we have or to discourage employees from leaving us to start competing businesses, our operating expenses will increase which, in turn, will adversely affect our results or operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. In particular, we rely on the expertise, experience, customer relationships and reputation of Pat Chan, our founder, chairman and chief executive officer. We currently do not maintain key man life insurance for any of the senior members of our management team or other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key employees in our industry is intense, and we may be unable to retain our senior executives and key employees or attract and retain new senior executive and key employees in the future, in which case our business may be severely disrupted, and our financial condition and results of operations may be materially and adversely affected.

If any of our senior executives or key employees joins a competitor or forms a competing company, it may lose customers, know-how and other key employees and staff members to them. Also, if any of our business development managers, who generally keep a close relationship with our customers, joins a competitor or forms a competing company, we may lose customers, and our net revenues may be materially and adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by such employees. All of our executives and key employees have entered into employment agreements with us that contain non-competition provisions, non-solicitation and nondisclosure covenants. However, if any dispute arises between our executive officers or key employees and us, such non-competition, non-solicitation and nondisclosure provisions might not provide effective protection to us, especially in China, where most of these executive officers and key employees reside, in light of the uncertainties with China’s legal system. See “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could harm us.”

A significant majority of our outstanding ordinary shares are held by a small number of shareholders, which may have significantly greater influence on us due to the size of their shareholdings relative to other shareholders.

As of the date of this Report, Asset Horizon International Limited, Keytone Ventures, L.P., Norwest Venture Partners X, L.P., GSR Ventures II, L.P. and our affiliates, and Intel Capital Corporation beneficially own approximately 10.7%, 9.8%, 10.8%, 8.4% and 12.3%, respectively, of the outstanding ordinary shares of the Company. These major shareholders have significant influence in determining the outcome of any corporate transactions or other matters submitted to our shareholders for approval, including mergers, consolidations and schemes of arrangement, election and removal of directors and other significant corporate actions. They may not act in our best interests or our minority shareholders’ interests. In addition, without the consent of these major shareholders, we could be prevented from entering into transactions that could be beneficial to us. This concentration of ownership may also discourage, delay or prevent a change in control, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders.

36

In the course of preparing our consolidated financial statements, we identified material weaknesses, significant deficiencies and other deficiencies in our internal control over financial reporting.

Prior to the Business Combination, we have been a private company with limited accounting personnel and other resources with which to address our internal controls and procedures for financial reporting. We identified material weaknesses, significant deficiencies and other deficiencies in our internal control over financial reporting, and are in the process of implementing remedial steps to improve our internal control over financial reporting. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal control over financial reporting. Moreover, effective internal control over financial reporting is necessary for us to produce reliable financial reports and is important to help prevent fraud. If we fail to maintain effective internal control over financial reporting, investors could lost confidence in the reliability of our financial statements, which could harm our business and the trading price of our ordinary shares. In addition, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to our efforts to maintain effective internal control over financial reporting.

If we fail to maintain effective internal control over financial reporting, we may not be able to accurately and timely report our financial results or prevent fraud, and investor confidence and the market price of our ordinary shares may be adversely impacted.

We are subject to the reporting requirements of the Sarbanes-Oxley Act. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which could have a negative effect on the trading price of our ordinary shares.

In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq Capital Market. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We will be required to provide an annual management report on the effectiveness of our internal control over financial reporting in our 2017 annual report on Form 10-K or Form 20-F.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results and could cause a decline in the price of our ordinary shares.

37

We could be an emerging growth company for up to five full fiscal years following the date of Pacific’s initial public offering, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31.

We are subject to, and therefore may be exposed to liability risk under, various anti-corruption and anti-bribery laws, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and PRC and Indian anti-corruption and anti-bribery laws; any determination that we have violated such laws could damage our business and reputation, limit our ability to bid for certain business opportunities, and subject us to significant criminal and civil penalties, civil litigation (such as shareholder derivative suits), and commercial liabilities.

We are subject to anti-corruption and anti-bribery laws in the United States, United Kingdom, China, and India that prohibit certain improper payments made directly or indirectly to government departments, agencies, and instrumentalities; officials of those government departments, agencies, and instrumentalities; political parties and their officials; candidates for political office; officials of public international organizations; persons acting on behalf of the foregoing; and commercial counterparties. These laws include the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010, the PRC Criminal Law, the PRC Anti-Unfair Competition Law, the Indian Prevention of Corruption Act 1988, the Indian Penal Code and anti-corruption laws in various Indian states.

We are engaged in business in a number of countries that are regarded as posing significant risks of corruption. Of particular note, we conduct operations, have agreements with state-controlled enterprises and other third parties and make sales in the PRC, and we have research and development activities in India, each of which may be exposed to corruption risk. It is our policy to implement safeguards and procedures to prohibit these practices by our employees, officers, directors, or by third parties acting on our behalf. However, we cannot rule out the risk that any of our employees, officers, directors, or third parties acting on our behalf may engage in breaches of our policies or anti-corruption laws, for which we might be held responsible.

Allegations of violations of these anti-corruption and anti-bribery laws, and investigation into such allegations, could negatively affect our reputation, business, operating results, and financial condition. The violation of these laws may result in substantial monetary and even criminal sanctions, follow-on civil litigation (such as shareholder derivative suits), and monitoring of our compliance program by the United States or other governments, each of which could negatively affect our reputation, business, operating results, and financial condition. In addition, the United States or other governments may seek to hold us liable for violations of these laws committed by companies in which we invest or acquire.

There can be no assurance that our ordinary shares and warrants will continue to be so listed on Nasdaq or, if listed, that we will be able to comply with the continued listing standards of Nasdaq.

To continue listing the Company’s securities on the Nasdaq Capital Market, we will be required to demonstrate compliance with Nasdaq’s initial listing standards, which are more rigorous than Nasdaq’s continued listing requirements. For instance, the Company must maintain a minimum number of holders (300 round-lot holders). The Company cannot assure you that we will be able to meet those initial listing standards.

If the Nasdaq Capital Market delists the Company’s ordinary shares or warrants from trading on its exchange due to our failure to meet the Nasdaq Capital Market’s initial and/or continued listing standards, we and our securityholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

38

Risks Related to Doing Business in China

China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

A substantial portion of our operations are conducted in China, and a significant portion of our net revenues are derived from customers where the contracting entity is located in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake are subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for our services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources, which have for the most part had a positive effect on our business and growth. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may also not be as stable as those of the United States and other developed countries. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Uncertainties with respect to the PRC legal system could harm us.

Our operations in China are governed by PRC government laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, prior court decisions have limited precedential value. Borqs Beijing is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises, and our other wholly-owned subsidiaries in China may be subject to certain laws and regulations in connection with investments made by foreign-invested enterprises.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Moreover, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities, including local government authorities, thus making strict compliance with all regulatory requirements impractical, or in some circumstances, impossible. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

39

Our subsidiaries in China are subject to restrictions on making dividends and other payments to it or any other affiliated company.

We are a holding company and may rely on dividends paid by our PRC subsidiaries for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders to the extent we choose to do so, to service any debt it may incur and to pay our operating expenses. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries are required to set aside at least 10% of our after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of our registered capital. Appropriations to the employee welfare funds are at the discretion of the board of directors of Borqs Beijing. These reserves are not distributable as cash dividends.

In addition, under the PRC Enterprise Income Tax Law, or the EIT Law, which became effective on January 1, 2008, dividends paid to us by our PRC subsidiaries are subject to withholding tax. Currently, the withholding tax rate is 10.0% (subject to reductions by the relevant tax treaties, if applicable).

Furthermore, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

To date, our PRC subsidiaries have not paid dividends to us out of their accumulated profits. In the future, we do not expect to receive dividends from our PRC subsidiaries because the accumulated profits of these PRC subsidiaries are expected to be used for their own business or expansions. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

The discontinuation of any of the preferential tax treatments currently available to our PRC subsidiaries could materially increase our tax liabilities.

Preferential tax treatments and incentives granted to our PRC subsidiaries by PRC governmental authorities are subject to review and may be adjusted or revoked at any time in the future. The discontinuation or revocation of any preferential tax treatments and incentives currently available to them will cause their effective tax rate to materially increase, which will decrease our net income and may adversely affect our financial condition and results of operations.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation, or the SAT, on December 10, 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, the non-resident enterprise investor, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC withholding tax at the rate of up to 10%. In addition, the PRC resident enterprise may be required to provide necessary assistance to support the enforcement of Circular 698.

40

On February 3, 2015, the SAT issued a Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or Public Notice 7. Public Notice 7 has introduced a new tax regime that is significantly different from that under Circular 698. Public Notice 7 extends our tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Public Notice 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may re-characterize such indirect transfer as a direct transfer of the equity interests in the PRC tax resident enterprise and other properties in China. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of up to 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties with respect to the reporting and consequences of private equity financing transactions, share exchange or other transactions involving the transfer of our ordinary shares by investors that are non-PRC resident enterprises, or sale or purchase of shares in other non-PRC resident companies or other taxable assets by us. We and other non-resident enterprises in our group may be subject to filing obligations or being taxed if we and other non-resident enterprises affiliated with us are transferors in such transactions, and may be subject to withholding obligations if we and other non-resident enterprises affiliated with us are transferees in such transactions, under Circular 698 and Public Notice 7. For the transfer of shares in us by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Circular 698 and Public Notice 7. As a result, we may be required to expend valuable resources to comply with Circular 698 and Public Notice 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we and other non-resident enterprises affiliated with us should not be taxed under these circulars. The PRC tax authorities have the discretion under Circular 698 and Public Notice 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Circular 698 and Public Notice 7, our income tax costs associated with such transactions will be increased in the event that we are a transferee of such transactions, which may have an adverse effect on our financial condition and results of operations. Heightened scrutiny over acquisition transactions by the PRC tax authorities may also have a negative impact on potential acquisitions we may pursue in the future.

It is unclear whether we will be considered a PRC “resident enterprise” under the EIT Law and, depending on the determination of our PRC “resident enterprise” status, we may be subject to 25.0% PRC enterprise income tax on our worldwide income, and holders of our ordinary shares may be subject to PRC withholding tax on dividends paid by us and gains realized on their transfer of our ordinary shares.

The EIT Law and our Implementing Regulations, both of which became effective on January 1, 2008, provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises.” The Implementing Regulations of the EIT Law define the term “de facto management bodies” as a body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. On April 22, 2009, the SAT issued the Notice Regarding Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. According to Circular 82, certain PRC-controlled enterprises will be classified as “resident enterprises” if all of the following conditions are met: (a) the senior management and core management departments in charge of our daily operations function have their presence mainly in the PRC; (b) our financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) our major assets, accounting books, company seals, and minutes and files of our board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Further, the Administrative Measures of Enterprise Income Tax of Chinese controlled Offshore Incorporated Resident Enterprises (Trial), or Bulletin No. 45, took effect on September 1, 2011, and provides more guidance on the implementation of Circular 82. The State Administration of Taxation issued an amendment to Circular 82 delegating the authority to our provincial branches to determine whether a Chinese-controlled overseas-incorporated enterprise should be considered a PRC resident enterprise, in January 2014.

41

Although Circular 82, our amendment and Bulletin No. 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in Circular 82 and Bulletin No. 45 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion.

If we are treated as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income, as well as PRC enterprise income tax reporting obligations. Our income such as interest on other non-PRC sourced income may be subject to PRC enterprise income tax at a rate of 25.0%. In addition, although under the EIT Law and our Implementing Rules dividends paid to us by our PRC subsidiaries would qualify as “tax-exempt income,” we cannot assure you that such dividends will not be subject to a 10.0% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes.

Furthermore, if we are considered a PRC resident enterprise under the EIT Law, shareholders who are deemed non-resident enterprises may be subject to the PRC enterprise income tax at the rate of 10% upon the dividends payable by us or upon any gains realized from the transfer of our ordinary shares, if such income is deemed derived from China, provided that (i) such foreign enterprise investor has no establishment or premises in China, or (ii) it has establishment or premises in China but our income derived from China has no real connection with such establishment or premises. If we are required under the EIT Law to withhold PRC income tax on our dividends payable to our non-PRC resident enterprise shareholders, or if any gains realized from the transfer of our ordinary shares by our non-PRC resident enterprise shareholders are subject to the PRC enterprise income tax, your investment in our ordinary shares could be materially and adversely affected.

In addition, if we are considered a PRC resident enterprise and relevant PRC tax authorities consider dividends we pay with respect to our shares and the gains realized from the transfer of our shares to be income derived from sources within the PRC, it is possible that such dividends and gains earned by non-resident individuals may be subject to PRC individual income tax at a rate of 20%. If we are required under PRC tax laws to withhold PRC income tax on dividends payable to our non-PRC investors that are non-resident individuals or if you are required to pay PRC income tax on the transfer of our ordinary shares, the value of your investment in our ordinary shares may be materially and adversely affected.

We may not be able to obtain certain treaty benefits on dividends paid by our PRC subsidiary to us through our Hong Kong Subsidiary.

Under the EIT Law, dividends generated from retained earnings after January 1, 2008 from a PRC company to a foreign parent company are subject to a withholding tax rate of 10.0% unless the foreign parent’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential withholding arrangement. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income or the Hong Kong Tax Treaty, which became effective on December 8, 2006, a company incorporated in Hong Kong, such as Borqs Hong Kong, will be subject to withholding income tax at a rate of 5% on dividends it receives from our PRC subsidiary if it holds a 25.0% or more interest in that particular PRC subsidiary at all times within the 12-month period immediately preceding the distribution of dividends and be a “beneficial owner” of the dividends. However, the SAT promulgated a tax notice on October 27, 2009, or Circular 601, which provides that tax treaty benefits will be denied to “conduit” or shell companies without business substance, and a beneficial ownership analysis will be used based on a “substance-over-the-form” principle to determine whether or not to grant tax treaty benefits. On June 29, 2012, the SAT further issued the Announcement of the SAT regarding Recognition of “Beneficial Owner” under Tax Treaties, or Announcement 30, which provides that a comprehensive analysis should be made when determining the beneficial owner status based on various factors that supported by various types of documents including the articles of association, financial statements, records of cash movements, board meeting minutes, board resolutions, staffing and materials, relevant expenditures, functions and risk assumption as well as relevant contracts and other information. In August 2015, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 60, which became effective on November 1, 2015. SAT Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises may, if they determine by self-assessment that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply for the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-filing examinations by the relevant tax authorities.

42

As a result, although our PRC subsidiary, Borqs Beijing, is currently wholly owned by Borqs Hong Kong, we cannot assure you that we would be entitled to the tax treaty benefits and enjoy the favorable 5.0% rate applicable under the Hong Kong Tax on dividends. If Borqs Hong Kong cannot be recognized as the beneficial owner of the dividends to be paid by our PRC subsidiaries to us, such dividends will be subject to a normal withholding tax of 10% as provided by the EIT Law.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive part of our revenue in Renminbi. Under our current corporate structure, our British Virgin Islands holding company primarily relies on dividend payments from our PRC and Hong Kong subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, accumulated after-tax profits generated from the operations of Borqs Beijing in China may be used to pay dividends to us. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE’s approval to use cash generated from the operations of our PRC subsidiaries to pay off any debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at our discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuations in the value of the RMB may have a material adverse effect on your investment.

The value of the RMB against the U.S. Dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. Dollar, and the RMB appreciated more than 20.0% against the U.S. Dollar over the following three years. However, the People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals. During the period between July 2008 and June 2010, the exchange rate between the RMB and the U.S. Dollar had been stable and traded within a narrow band. However, the Renminbi fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. Dollar. Since June 2010, the Renminbi has fluctuated against the U.S. Dollar, at times significantly and unpredictably, and in recent months the RMB has depreciated significantly against the U.S. Dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. Dollar in the future.

43

Approximately half of our revenues and costs are denominated in RMB. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that it needs to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ordinary shares. Furthermore, a significant depreciation of the RMB against the U.S. dollar may have a material adverse impact on our cash flow in the event we need to convert our RMB into U.S. dollars to repay our U.S. dollar denominated payment obligations.

PRC regulations relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

The SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Round-Trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies on October 26, 2005, or Circular 75, requiring PRC residents, including PRC resident individuals and PRC companies, to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies owned by such PRC residents, referred to in the notice as an “offshore special purpose vehicle.” The PRC resident individuals include not only PRC citizens, but also foreign natural persons who habitually reside in China due to economic interests. SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, on July 4, 2014, which replaced the Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle.” Under Circular 37, a PRC resident who is a foreign nature person is not required to complete the registration if he/she uses assets outside China or equity interests in offshore entities to special purpose vehicles. The term “control” under Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore special purpose vehicles or PRC companies by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. Circular 37 further requires amendment to the registration in the event of any changes with respect to the basic information of the special purpose vehicle, such as changes in a PRC resident individual shareholder, name or operation period; or any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. If the shareholders of the offshore holding company who are PRC residents do not complete their registration with the local SAFE branches, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to the offshore company, and the offshore company may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with SAFE registration and amendment requirements described above could result in liability under PRC law for evasion of applicable foreign exchange restrictions. On February 28, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or Circular 13, which became effective on June 1, 2015. In accordance with Circular 13, entities and individuals are required to apply for foreign exchange registration of foreign direct investment and overseas direct investment, including those required under the Circular 37, with qualified banks, instead of SAFE. The qualified banks, under the supervision of SAFE, directly examine the applications and conduct the registration.

44

We requested all of our current shareholders and/or beneficial owners to disclose whether they or their shareholders or beneficial owners fall within the ambit of Circular 37 and Circular 13 and will urge relevant shareholders, upon learning they are PRC residents, to register with the local SAFE branch as required under Circular 37 and Circular 13. As of the date of this Report, we are aware that a few of our natural person shareholders who are not PRC citizens may otherwise be deemed as PRC residents pursuant to the definitions under the SAFE regulations, but we are not aware that any of them uses assets inside China or equity interest in PRC companies to invest in the Company. Before the issuance of Circular 37, we had attempted to submit applications to the Beijing branch of SAFE for such individual shareholders in accordance with Circular 75, but those applications were not accepted by the Beijing branch of SAFE because those individuals are not PRC citizens. After Circular 37 became effective, we understand these individuals are not required to conduct the registrations since they do not use assets within China or equity interests in PRC companies to invest in the Company. We cannot assure you, however, that the SAFE’s opinion will be the same as our opinion and all of these individuals can successfully complete required filings or updates on a timely manner, or at all in the event these individuals required to conduct the filings. Furthermore, as there is uncertainty concerning the reconciliation of the new regulations with other approval requirements, it is unclear how these regulations, and any further regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We can provide no assurance that we currently are, and we will in the future continue to be, fully informed of identities of all our shareholders or beneficial owners who are PRC residents, and we cannot provide any assurance that all of our shareholders and beneficial owners who are PRC residents will comply with our request to make, obtain or update any applicable registrations or comply with other requirements required by Circular 37 and Circular 13 or other related rules in a timely manner. Any failure or inability by any of our shareholders or beneficial owners who are PRC residents to comply with SAFE regulations may subject them to fines or other legal sanctions, such as potential liability for our PRC subsidiaries and, in some instances, for their legal representatives and other liable individuals, as well as restrictions on our ability to contribute additional capital into our PRC subsidiaries or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-denominated loans from our offshore holding companies. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In December 2006, the People’s Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, which set forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, or the Stock Option Rules, which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plans or Stock Option Plans of Overseas Publicly-Listed Companies issued by SAFE in March 2007. Under these rules, PRC residents who participate in stock incentive plans in an overseas publicly-listed company are required to register with SAFE or our local branches and complete certain other procedures. Participants of a stock incentive plan who are PRC residents must retain a qualified PRC agent, which could be a PRC subsidiary of such overseas publicly-listed company or another qualified institution selected by such PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the stock incentive plan on behalf of our participants. Such participants must also retain an overseas entrusted institution to handle matters in connection with their exercise of stock options, the purchase and sale of corresponding stocks or interests and fund transfers. In addition, the PRC agent is required to amend the SAFE registration with respect to the stock incentive plan if there is any material change to the stock incentive plan, the PRC agent or the overseas entrusted institution or other material changes.

We and our PRC resident employees who participate in our employee stock incentive plans are subject to these regulations. If we or our PRC option grantees fail to comply with these regulations, we or our PRC option grantees may be subject to fines and other legal or administrative sanctions.

45

PRC regulations establish complex procedures for some acquisitions conducted by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, adopted by six PRC regulatory agencies in August 2006 and amended in June 2009, among other things, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. In addition, the Implementing Rules Concerning Security Review on the Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the Ministry of Commerce in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the Ministry of Commerce, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement. We believe that our business is not in an industry related to national security, but it cannot preclude the possibility that the Ministry of Commerce or other government agencies may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Moreover, the Anti-Monopoly Law requires that the Ministry of Commerce be notified in advance of any concentration of undertaking if certain filing thresholds are triggered. We may grow our business in part by directly acquiring complementary businesses in China. Complying with the requirements of the laws and regulations mentioned above and other PRC regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Ministry of Commerce published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. The Ministry of Commerce is currently soliciting comments on this draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company should be treated as a foreign-invested enterprise, or an FIE. According to the definition set forth in the draft Foreign Investment Law, FIEs refer to enterprises established in China pursuant to PRC law that are solely or partially invested by foreign investors. The draft Foreign Investment Law specifically provides that entities established in China (without direct foreign equity ownership) but “controlled” by foreign investors, through contract or trust for example, will be treated as FIEs. Once an entity falls within the definition of FIE, it may be subject to foreign investment “restrictions” or “prohibitions” set forth in a “negative list” to be separately issued by the State Council later. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “negative list,” the FIE must go through a market entry clearance by the Ministry of Commerce before being established. An FIE is prohibited from conducting business in an industry subject to foreign investment “prohibitions” in the “negative list”. However, an FIE, during the market entry clearance process, may apply in writing to be treated as a PRC domestic enterprise if its foreign investor(s) is/are ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations.

46

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is included in the “negative list” as restricted industry, the VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC government authorities and its affiliates or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

The draft Foreign Investment Law has not taken a position on what actions shall be taken with respect to the existing companies with a VIE structure, whether or not these companies are controlled by Chinese parties, while it is soliciting comments from the public on this point. Moreover, it is uncertain whether the telecommunication business, in which our variable interest entity operates, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” to be issued. If the enacted version of the Foreign Investment Law and the final “negative list” mandate further actions, such as Ministry of Commerce market entry clearance, to be completed by companies with existing VIE structure like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs.

Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

The enforcement of the labor laws and other labor-related regulations in the PRC may adversely affect our results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the Labor Contract Law, which became effective on January 1, 2008. The Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor union and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the Labor Contract Law, an employer is obliged to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unlimited term, with certain exceptions. The employer must pay severance to an employee where a labor contract is terminated or expires, with certain exceptions. In addition, the government has continued to introduce various new labor-related regulations after the effectiveness of the Labor Contract Law. Among other things, it is required that that annual leave ranging from five to 15 days be made available to employees and that the employee be compensated for any untaken annual leave days in the amount of three times of the employee’s daily salary, subject to certain exceptions. As a result of these regulations designed to enhance labor protection and increasing labor costs in China, our labor costs have increased. In addition, as the interpretation and implementation of these new regulations are still evolving, we cannot assure you that our employment practice will at all times be deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

47

Our failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations. Our failure to make contributions to various employee benefit plans and to comply with applicable PRC labor-related laws may subject them to late payment penalties. If we are subject to such penalties in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

If the custodians or authorized users of our controlling non-tangible assets, including corporate chops and seals, fail to fulfill their responsibilities or misappropriate or misuse those assets, our business and operations could be materially and adversely affected.

In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Under PRC law, legal documents for corporate transactions, including contracts and leases that our business relies upon, are executed using “corporate chops,” which are instruments that contain either the official seal of the signing entity or the signature of a legal representative whose designation is registered and filed with the State Administration for Industry and Commerce, or SAIC.

Our PRC subsidiaries generally execute legal documents with corporate chops. One or more of our corporate chops may be used to, among other things, execute commercial sales or purchase contracts, procurement contracts and office leases, open bank accounts, issue checks and to issue invoices. We believe that it has sufficient controls in place over access to and use of the chops. Our chops, or chops, including the chops at headquarters level and of each PRC subsidiary, are kept securely at our legal department under the direction of the executive officers at vice president level or higher. Use of chops requires proper approvals in accordance with our internal control procedures. The custodian at our legal department also maintains a log to keep a detailed record or each use of the chops.

However, we cannot assure you that unauthorized access to or use of those chops can be prevented. Our designated employees who hold the corporate chops could abuse their authority by, for example, binding us to contracts against our interests or intentions, which could result in economic harm, disruption or our operations or other damages to them as a result of any contractual obligations, or resulting disputes, that might arise. If the party contracting with us asserted that we did not act in good faith under such circumstances, then we could incur costs to nullify such contracts. Such corporate or legal action could involve significant time and resources, while distracting management from our operations. In addition, we may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

If a designated employee uses a chop in an effort to obtain control over one or more of our PRC subsidiaries, we would need to take legal action to seek the return of the applicable chop(s), apply for a new chop(s) with the relevant authorities or otherwise seek legal redress for the violation of their duties. During any period where we lose effective control of the corporate activities of one or more of our PRC subsidiaries as a result of such misuse or misappropriation, the business activities of the affected entity could be disrupted and we could lose the economic benefits of that aspect of our business. To the extent those chops are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and the operations of those entities could be significantly and adversely impacted.

The financial statements included in this Report are audited by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.

Our independent registered public accounting firm, as auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess our compliance with the laws of the United States and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB. In May 2013, PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by PCAOB, the China Securities Regulatory Commission, or the CSRC, or the Ministry of Finance in the United States and the PRC, respectively. PCAOB continues to be in discussions with the CSRC and the Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

48

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor’s audits and our quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Our contractual arrangements may not be as effective in providing control over the variable interest entity as direct ownership.

We rely on contractual arrangements with our variable interest entity to operate part of our businesses in China and other businesses in which foreign investment is restricted or prohibited. These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity and our subsidiaries. If we had direct ownership of the variable interest entity, we would be able to exercise our rights as an equity holder directly to effect changes in the board of directors of the variable interest entity, which could effect changes at the management and operational level. Under our contractual arrangements, we may not be able to directly change the members of the board of directors of the variable interest entity and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in order to exercise control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of us or may not perform their obligations under these contracts. For example, our variable interest entity and our respective equity holders could breach their contractual arrangements with them by, among other things, failing to conduct their operations, including maintaining our websites and using our domain names and trademarks which the variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the variable interest entity at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system.

Any failure by our variable interest entity or our equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our variable interest entity or our equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into exclusive option agreements in relation to the variable interest entity, which provide that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity to the extent permitted by applicable PRC laws, rules and regulations, the exercise of these call options is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into share pledge agreements with respect to the variable interest entity to secure certain obligations of the variable interest entity or our equity holders to us under the contractual arrangements. However, the enforcement of such agreements through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the share pledge agreements are primarily intended to help it collect debts owed to us by the variable interest entity or the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

49

In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the variable interest entity or our equity holder (or our successor), as applicable, fails to transfer the shares of the variable interest entity according to the respective exclusive option agreement or share pledge agreement, we would need to enforce our rights under the exclusive option agreement or share pledge agreement, which may be costly and time-consuming and may not be successful. The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entity and our subsidiaries, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

Although the significant majority of our revenues are generated, and the significant majority of our operational assets are held, by our wholly-foreign owned enterprises, which are our subsidiaries, our variable interest entity hold licenses and approvals and assets that are necessary for our business operations, as well as equity interests in a series of our portfolio companies, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entity and restrict the disposal of material assets of the variable interest entity. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate the variable interest entity or any of our subsidiary, or any of these entities declares bankruptcy and all or part of our assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entity or our subsidiaries, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, our equity holders or unrelated third-party creditors may claim rights to some or all of the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

The equity holders, directors and executive officers of the variable interest entity, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with us.

PRC laws provide that a director and an executive officer owes a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entity must act in good faith and in the best interests of the variable interest entity and must not use their respective positions for personal gain. We control our variable interest entity through contractual arrangements and the business and operations of our variable interest entity are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the variable interest entity and as our directors or employees, and may also arise due to dual roles both as variable interest entity equity holders and as our directors or employees. We cannot assure you that these individuals will always act in our best interests should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. Moreover, we also cannot assure you that these individuals will ensure that the variable interest entity will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings.

The contractual arrangements with our variable interest entity may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the variable interest entity or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entity, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or variable interest entity and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

50

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read it in conjunction with the accompanying consolidated financial statements and the related notes filed hereafter as Exhibit 99.1. The discussion contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s future plans, objectives, expectations and intentions. The Company’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Report, particularly in “Risk Factors.”

Overview

Pursuant to the recently completed Business Combination, Borqs International became a wholly-owned subsidiary of the Company, with the Company adopting Borqs International and its consolidated subsidiaries’ businesses going forward and reporting Borqs International’s historical consolidated financial statements on future SEC filings as those of the continuing company, which was renamed Borqs Technologies, Inc. We refer to Borqs Technologies, Inc. and its consolidated subsidiaries and consolidated affiliates collectively as “we”, “us”, “our”, and “the Company.”

The Company is a global leader in software, development services and products providing customizable, differentiated and scalable Android-based smart connected devices and cloud service solutions and a leading provider of commercial grade Android platform software for mobile chipset manufacturers, mobile device OEMs and mobile operators, as well as complete product solutions of mobile connected devices for enterprise and consumer applications. In recent years, the Company has been awarded significant business contracts from Intel and Qualcomm, leading global chipset manufacturers.

The Company has two BUs, Connected Solutions and MVNO. The Connected Solutions BU develops wireless smart connected devices and cloud solutions; revenue from this BU is recognized as software revenue and hardware revenue. The MVNO BU operates a mobile virtual network in Mainland China that provides a full range of 2G/3G/4G mobile communication services at the consumer level.

The Connected Solutions BU works closely with chipset partners to develop new connected devices. The Company developed the reference Android software platform and hardware platform for Intel and Qualcomm phones and tablets. In February 2016 Qualcomm announced its planned business expansion for its next generation Qualcomm® Snapdragon™ Wear platform with the addition of new ecosystem partners, including the Company. The platform is targeted for next generation connected and tethered wearables, such as smartwatches, watches for children and elderly individuals, smart bands, smart eyewear and smart headsets. The availability of the state-of-the-art chipset functionalities from partners, combined with full service industrial design, hardware and software engineering and manufacturing management, opens exciting new possibilities for device manufacturers to accelerate the design, development and deployment of innovative connected devices.

The Company platform is built on the Android platform developed by Google and first released to the public in 2008. The Company was among the first to obtain the Android source code, and in 2008 the Company built an innovative technology platform used in the first deployment of Android-based mobile devices to support the TD-SCDMA network of China Mobile Communications Corporation, or China Mobile.

The Company provides Connected Solutions customers with customized, integrated, commercial grade Android platform software and service solutions to address vertical market segment needs through the targeted BorqsWare software platform solutions. The BorqsWare software platform consists of BorqsWare Client Software and BorqsWare Server Software. The BorqsWare Client Software platform consists of three major components: the latest commercial grade Android software that works with particular mobile chipsets, functionality enhancements of the open source Android software and mobile operator required services. Based on the BorqsWare Client Software platform, customers may require the Company to provide further customization based on their specific market needs. The BorqsWare Client Software platform has been used in Android phones, tablets, watches and various Internet-of-things, or IoT, devices. The BorqsWare Server Software platform consists of back-end server software that allows customers to develop their own mobile end-to-end services for their devices. The BorqsWare Server Software provides software necessary for upgrades, charging and various APIs that enhance the customers’ services. Based on BorqsWare Server Software service platform, customers may require us to provide further customization based on their specific needs.

51

The MVNO BU provides a full range 2G/3G/4G voice and data services for general consumer usage and IoT devices, as well as traditional telecom services such as voice conferencing. The MVNO BU also acts as a sales and promotion channel for the products developed by the Connected Solutions BU. The Company believes that a key component of the sales of connected devices going forward is the bundling of those devices with a voice/data plan through its MVNO BU. The MVNO BU launched operations in the fourth quarter of 2014. The MVNO BU provides services throughout China. According to the MVNO Cooperative Office of the Regulatory Affairs Department of China Unicom (the incumbent mobile operator), the Company had 4.56 million registered subscribers as of December 31, 2016, making it the second largest MVNO in China.

The Connected Solutions BU has a global customer base covering core parts of the Android platform value chain, including mobile chipset manufacturers, mobile device OEMs and mobile operators. This BU represented 95.4%, 73.4%, 70.9%, 65% and 72.9% of the Company’s net revenues in 2014, 2015, 2016, and the three and six months ended June 30, 2017, respectively while the MVNO BU represented 4.6%, 26.6%, 29.1%, 34.9% and 27.1% of net revenues for the same periods. In 2014, 2015, 2016, and the six months ended June 30, 2017, the Company generated 66.7%, 62.1% 65.8%, 69.2%, respectively, of its net revenues from customers headquartered outside of China and 33.3%, 37.9%, 34.2%, 30.8%, respectively, of its net revenues from customers headquartered within China. As of July 2017, the Company has collaborated with six mobile chipset manufacturers and 29 mobile device OEMs to commercially launch Android based connected devices in 11 countries, and sales of connected devices with the BorqsWare software platform solutions are embedded in more than 10 million units worldwide.

The Company has dedicated significant resources to research and development, and it has research and development centers in Beijing, China and Bangalore, India. As of December 31, 2016, 403 of 565 full-time employees and contractors were technical professionals dedicated to platform research and development and product specific customization. Technical professionals have diverse backgrounds and experience gained through employment with leading mobile chipset designers and manufacturers, mobile device OEMs, internet content providers and other software and hardware enterprises.

The Company has achieved significant growth since inception. Net revenues increased from $47.5 million in 2014 to $75.1 million in 2015 and to $120.6 million in 2016. The Company recorded a net loss of $8.2 million in 2014, net income of $0.8 million in 2015 and net income of $2.6 million in 2016.

Key Factors Affecting Results of Operations

Revenue mix impacts the Company’s overall gross profit and gross margin. In particular,

●	Connected Solutions BU. Revenue from product sales is the largest component of Connected Solutions BU revenue. Product sales gross margin is primarily affected by competition, cost of components, and intellectual property royalties that the Company pays to patent licensors. Gross margin for engineering design fees and software royalties tends to be higher because the associated cost of revenues is less and pricing is less subject to competitive pressure. In addition, because product sales and software royalties are generally calculated on a per-unit basis, our revenue will vary depending upon the volume of product sales. Engineering design fees are generally not related to volume of product sales.

●	MVNO BU. Gross margin of the MVNO BU is affected by the wholesale rates the Company obtained from the incumbent operator, as well as the competition in the market. Over time, wholesale rates generally decline due to competition and newer technologies (e.g. 4G, 4.5G, and 4.75G).

Connected Solutions BU net revenues and gross profits are affected by general factors in the highly competitive mobile industry, such as shifts in consumer preferences and customer demands, technological innovations, competing mobile operating systems, and pricing trends. Results are also affected by developments in the Android platform and software market specifically, such as Google’s continued support of the Android platform, continued availability of a free and open source software license for that platform, continued deployment of the Android platform, and continued outsourcing of software development to third party providers. Unfavorable changes in any of these factors could affect market demand for BorqsWare software and service platform solutions and could materially and adversely affect the Company’s revenues and results of operations.

52

Revenues and gross profit in the Connected Solutions BU is also affected by company-specific factors, including:

●	We rely on a limited number of customers for a significant portion of our net revenues, particularly our relationship with a customer that is a prominent mobile chipset manufacturer. We also rely on this customer from a strategic viewpoint, since products that we develop for this customer may also be scaled to other mobile device OEM customers. We devote a significant portion of our research and development resources to this effort. Our results of operations would be significantly harmed if our collaboration with this customer were to decline or its Android-related product development efforts were not successful.

●	Our ability to grow our net revenues depends on our ability to expand our customer base, both in terms of number of customers and geographic concentration, and increase the number of projects we undertake for existing and new customers. Our ability to do so depends on the success of our products and services and those of our customers, and on our marketing and sales performance.

●	Our ability to maintain our position as one of the largest independent Android platform software company will require us to continue to strengthen our technology expertise and capabilities by focusing our research and development to maintain technology leadership and offer advanced Android platform software and service solutions on our customers’ demanding timelines. In addition, our ability to grow our revenues will largely depend on how quickly we and our customers can roll out new products and services.

●	Competing successfully in the Android platform and software market requires us to maintain a competitive pricing structure, including labor costs and operating expenses. Competition for software engineers is intense, particularly in Mainland China and in India.

MVNO BU revenues and gross profit are affected by general factors in the mobile telecom industry in China, such as the voice/data pricing trends offered by other MVNOs and the incumbent operators. We enter into profit sharing arrangements with franchisees, under which franchisees receive a percentage of profits on sales of bundled services as they are used by the consumers. Profit sharing amounts are recognized as selling expenses, and limited discounts provided by franchisees to consumers are recognized as reductions of revenue in accordance with ASC 605-50. Competitive factors in voice/data pricing could affect the demand for our MVNO services and affect our mobile subscriber growth, which could materially and adversely affect our revenues and result of operations. MVNO BU revenues and gross profit are also directly affected by company specific factors, including:

●	The bulk wholesale rates for voice and data service. We rely on China Unicom, the incumbent operator, to provide us with attractive and competitive bulk wholesales rate of voice-per-minute and MB-of-data to compete with our competitors.

●	The Chinese government policy on MVNO services. We rely on China’s government to continue to grant us a license to operate the MVNO services.

Our cash amounts and short-term investments are not materially affected by currency fluctuations because the majority of the Company’s revenues are denominated in U.S. Dollars based on contracts made in Hong Kong and the Cayman Islands. Financings from sales of equity and working capital loans are denominated in U.S. Dollars and executed in Hong Kong and the Cayman Islands, and repayments have been made in U.S. Dollars outside of China, thus not requiring approval from the PRC State Administration of Foreign Exchange. The MVNO business, and small amounts of Connected Solutions BU activities within China, generate revenue in Renminbi. Personnel and personnel-related expenses are primarily paid in Renminbi, and costs of components used in Connected Solutions BU hardware revenues are primarily paid in U.S. Dollars. As of June 30, 2017, we held $3.5 million outside of China and our entities held RMB15.9 million and $0.6 million in China, totaling $6.5 million on a consolidated basis.

53

Results of Operations

The following table sets forth a summary of the Company’s consolidated results of operations for the periods indicated. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere or incorporated by reference in this Report. The operating results in any period are not necessarily indicative of results that may be expected for any future period.

Comparisons of Fiscal Years Ended December 31, 2014, 2015 and 2016

	Fiscal Years Ended December 31,
Consolidated Statement of Operations Data:	2014	2015	2016
	($ in thousands)
Net revenues	47,488	75,072	120,586
Cost of revenues	(35,647)	(57,966)	(94,292)
Gross profit	11,841	17,106	26,294

Operating expenses	(20,359)	(19,487)	(22,814)
Other operating income	648	3,094	1,760
Operating (loss) income	(7,870)	713	5,240

Other (expense) income	(107)	933	15
(Loss) profit before income taxes	(7,977)	1,646	5,255

Income tax expense	(194)	(851)	(2,659)
Net (loss) income	(8,171)	795	2,596

Less: net loss attribute to noncontrolling interests	(510)	(1,316)	(632)
Net (loss) income attribute to BORQS	(7,661)	2,111	3,228

We experienced a net loss of $8.2 million in 2014, a net profit of $0.8 million in 2015 and a net profit of $2.6 million in 2016. We experienced a loss in the MVNO BU in 2014, 2015 and 2016, and after recognizing adjustments for to the 25% non-controlling interest of the MVNO BU, we recognized net loss attributable to the Company of $7.7 million in 2014 and gains of $2.1 million and $3.2 million in 2015 and 2016, respectively. We expect that its net loss attributable to noncontrolling interests will decline as we grow our MVNO business.

Net Revenues

Our net revenues represent our gross revenues, less business taxes and other deductions. Connected Solutions BU net revenues consists of engineering design fees, software royalties and product sales. MVNO BU net revenues consists primarily of monthly recurring revenue.

For 2015, Connected Solutions BU net revenues was $55.1 million and net revenues from the MVNO BU was $20.0 million, compared to $45.3 million and $2.2 million in 2014, respectively. Connected Solutions BU net revenues increased 21.7% from 2014 to 2015. The increase in MVNO BU reflects the commencement of MVNO BU operations in the fourth quarter of 2014.

For 2016, Connected Solutions BU net revenues was $85.4 million and MVNO BU net revenues was $35.1 million, representing increases of 55.0% and 76.1% over 2015 respectively.

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	($ in thousands)
Connected Solutions BU	45,280	95.4%	55,115	73.4%	85,448	70.9%
MVNO BU	2,208	4.6%	19,957	26.6%	35,138	29.1%
Net revenues	47,488	100.0%	75,072	100.0%	120,586	100.0%

54

The percentage of net revenues represented by MVNO BU increased from 4.6% in 2014 to 26.6% in 2015 and to 29.1% in 2016. These increases reflect the rapid growth of the MVNO BU.

The following table sets forth net revenues from customers based on location of the customer’s headquarters, both in absolute amount and as a percentage of net revenues. These figures do not take into account the geographic location of end-users of customer products:

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	($ in thousands)
China	15,793	33.3%	28,442	37.9%	41,214	34.2%
India	2,026	4.3%	7,949	10.6%	25,126	20.8%
United States	20,237	42.6%	14,978	20.0%	34,526	28.6%
Rest of the World	9,432	19.9%	23,702	31.6%	19,720	16.4%
Net revenues	47,488	100.0%	75,073	100.0%	120,586	100.0%

Our net revenues from U.S. customers are attributed to our ongoing collaboration with a prominent mobile chipset vendor and other mobile device OEMs. Revenue from the Company’s customers headquartered in the rest of the world reflect sales of our products to customers outside the U.S. Our revenues from customers in India started in the second half of 2016.

Net Revenues — Connected Solutions BU

Connected Solutions BU net revenues consists of engineering design fees, software royalties and product sales. MVNO BU net revenues consist primarily of monthly recurring revenue.

BorqsWare software platform solutions are based on the Company’s core proprietary software and include base chipset software supporting various radio network chipsets and application processors, commercial grade software to differentiate the Android platform for our customers and mobile operator required services. BorqsWare software platform solutions are embedded directly into connected devices. We generate revenues from our BorqsWare software platform solutions by charging our customers a product fee for project-based design contracts and/or a service fee for research and development services on a time and material basis, depending upon the nature of the contracts we entered into with our customers. In addition, we charge usage-based royalties in a majority of our project-based software contracts, which royalties are determined based on the customer’s volume of sales of products in which a mobile chipset or connected device with BorqsWare software platform solutions embedded.

As discussed more fully under “— Critical Accounting Policies and Estimates — Revenue Recognition — Project-Based Software Contracts,” the Company’s project-based software contracts include post-contract support, or PCS, where the customer has the right to receive unspecified upgrades/enhancements on a when-and-if available basis. Since we are unable to establish vendor-specific objective evidence of fair value of post contract services, or PCS, revenues from project-based software contracts are recognized on a straight-line basis over the longest expected delivery period of undelivered elements of the arrangement, which is typically the PCS period. Project-based software contracts that include PCS, which have a typical PCS period of 12 months, range from six to 36 months. As a result of this revenue recognition method, some portion of the net revenues we report in each period is recognition of deferred revenues from contracts entered into in prior periods and for which the research and development and engineering work has already been completed. In addition, a majority of the project-based software contracts provide for usage-based royalties. We recognize royalties upon the receipt of quarterly usage reports provided by customers.

55

The following table sets forth the Company net revenues, as well as the components of such revenues, for the periods indicated, both in absolute amount and as a percentage of total net revenues:

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	($ in thousands)
Software	17,222	38.0%	22,468	40.8%	14,912	17.5%
Hardware	28,058	62.0%	32,647	59.2%	70,536	82.5%
Connected Solutions BU net revenues	45,280	100.0%	55,115	100.0%	85,448	100.0%

Software

Software net revenues was $17.2 million, $22.4 million and $14.9 million in 2014, 2015 and 2016, respectively, representing 38.0%, 40.8% and 17.5% of Connected Solutions BU net revenues. The $5.2 million increase in 2015 over 2014 mainly reflected increases in software engineering activities completed for customers in 2015 as well as the recognition of PCS delivered during 2015 for projects completed in 2014. We account for software engineering contracts applying the completed contract method, recognizing the entire software project fixed fees ratably over the PCS service periods. PCS service periods are generally 12 months, with ranges from six months to three years, and commences upon completion of customer acceptance of the completed software projects. The $7.5 million decline in software net revenues in 2016 from 2015 was mainly attributable to an overall decrease in software engineering project sales.

Hardware

Hardware net revenues were $28.1 million, $32.6 million and $70.5 million in 2014, 2015 and 2016, respectively, representing 62.0%, 59.2% and 82.5% of Connected Solutions BU net revenues. The $4.5 million increase in 2015 and the $37.9 million increase in 2016 reflected the increased volume of sales of products in those periods, particularly in tablets, ruggedized handsets, and high speed data smartphones and home entertainment remote controls.

All hardware sales were contracted and made to order, and our sales were final without taking returns. Small percentages of replacement units and parts were provided to customers and those costs were included in cost of revenues. We provide engineering design work as specified by our customers, and production begins after the customer accepts the design. We are responsible for procurement of all components, materials and tooling, and for selection of third-party factories for product assembly. Revenue is recognized when products are shipped to the customer. We are not engaged in the marketing and distribution of the hardware products.

Customer Concentration

We were initially focused on research and development efforts for providing BorqsWare software platform solutions to mobile device OEMs. We have since leveraged our deep technology expertise to provide BorqsWare software platform solutions to mobile chipset manufacturers and mobile operators. The following table sets forth net revenues by type of customer, both in absolute amount and as a percentage of net revenues for the periods presented:

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	($ in thousands)
Mobile device OEMs	32,927	72.7%	38,622	70.1%	70,536	82.5%
Mobile Chipset Vendors	9,899	21.9%	14,491	26.3%	14,912	17.5%
Mobile Operators	2,454	5.4%	2,002	3.6%	0	0.0%
Connected Solutions BU Net Revenues	45,280	100.0%	55,115	100.0%	85,448	100.0%

We expect our net revenues from Mobile device OEMs to continue to grow as we develop more connected devices, especially IoT products.

56

Geographic Concentration

The following table sets forth the Company net revenues from customers based on location of the customer’s headquarters, both in absolute amount and as a percentage of net revenues. These figures do not take into account the geographic location of end-users of customer products:

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	($ in thousands)
China	13,619	30.1%	8,609	15.6%	6,224	7.3%
India	0	0.0%	0	0.0%	25,091	29.4%
United States	10,113	22.3%	22,787	41.3%	30,709	35.9%
Rest of the World	21,548	47.6%	23,719	43.0%	23,424	27.4%
Net Revenues	45,280	100.0%	55,115	100.0%	85,448	100.0%

The Company net revenues from customers with headquarters in the United States are attributed to its ongoing collaboration with a prominent mobile chipset vendor and other mobile device OEMs. From 2015 to 2016, revenues from customers with headquarters in China declined slightly, and we engaged a significant new customer in India during the second half of 2016.

Net Revenues — MVNO BU

The MVNO BU provides a full range of 2G/3G/4G mobile communication services to consumers, as well as some traditional commercial telephony services. In 2014, the MVNO BU entered into a business agreement with China Unicom, the incumbent Mainland China mobile network operator to obtain bulk access to network services at wholesale rates in 2014. The MVNO BU has its own brand in Mainland China, “Yuantel.” MVNO BU net revenues, consisting of “MVNO” and “Other” revenues, are entirely from Mainland China. “Other” revenues are primarily related to traditional commercial telephony services, such as conference call services.

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	($ in thousands)
MVNO	58	2.6%	16,007	80.2%	29,309	83.4%
Other	2,150	97.4%	3,950	19.8%	5,829	16.6%
MVNO BU net revenues	2,208	100.0%	19,957	100.0%	35,138	100.0%

We started the MVNO services in late 2014 and experienced significant growth in our MVNO BU net revenues from 2014 to 2016, reflecting increasing sales of bundled services. We expect sales of MVNO services to increase at a slower rate in future periods while traditional commercial services revenues will remain stable.

Cost of Revenues

Cost of Connected Solutions BU revenues primarily consists of personnel and personnel-related costs associated with engineering projects paid for by customers, and costs of hardware components used to manufacture products. Cost of MVNO BU revenues primarily consists of wholesale traffic fees, paid to the incumbent operator, based on traffic consumed by subscribers to the MVNO network. The incumbent operator also charges us a minimum wholesale tariff based on the number of mobile phone numbers issued to the Company.

The following table sets forth cost of revenues, both in absolute amount and as a percentage of total cost of revenues, for Connected Solutions BU revenue and MVNO BU revenue:

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	($ in thousands)
Connected Solutions BU	33,269	93.3%	38,761	66.9%	63,799	67.7%
MVNO BU	2,378	6.7%	19,205	33.1%	30,493	32.3%
Total Cost of Revenues	35,647	100.0%	57,966	100.0%	94,292	100.0%

57

Connected Solutions BU cost of revenues increased from $33.3 million in 2014 to $38.8 million in 2015 and $63.8 million in 2016. These increases were attributable to the similar trend of increases in our volume of hardware connected products sales during these years.

Cost of MVNO BU revenues increased from $2.4 million in 2014 to $19.2 million in 2015 and to $30.5 million in 2016, generally in line with the expansion of the MVNO BU over that period from the initiation of the MVNO BU in the second half of 2014. As MVNO BU revenue increases, the cost of revenue of the MVNO BU generally increases as well.

Gross Profit and Gross Margin

Gross profit represents net revenues less cost of revenues. Gross margin represents gross profit as a percentage of revenues.

The Company gross profits were $11.8 million in 2014, $17.1 million in 2015 and $26.3 million in 2016, with the breakdown between the Connected Solutions BU and MVNO BU as follows:

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	(Gross Profit in thousands, Gross Margin in %)
Connected Solutions BU	12,011	26.5%	16,354	29.7%	21,649	25.3%
MVNO BU	(170)	-7.7%	752	3.8%	4,645	13.2%
Total	11,841	24.9%	17,106	22.4%	26,294	21.8%

Connected Solutions BU gross margin was 27%, 30% and 25% for 2014, 2015 and 2016, respectively, while MVNO BU gross margin was nil, 4% and 13% for 2014, 2015 and 2016, respectively. MVNO BU gross margin was on an upward trend through 2016 as the MVNO business gradually gained economic scale after its launch in late 2014.

Connected Solutions BU gross profits include gross profits from software projects and gross profits from hardware projects. As shown in the following table, software gross profits remained relatively stable from 2014 through 2016, while hardware gross profits increased significantly as customers increasingly demanded a comprehensive solution including software design through final commercial product. Software gross profits increased in 2015 while software gross margin declined, reflecting fluctuation in design projects discussed below.

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	(Gross Profit in thousands, Gross Margin in %)
Software	8,256	47.9%	9,808	43.7%	8,565	57.4%
Hardware	3,755	13.4%	6,546	20.1%	13,084	18.5%
Total	12,011	26.5%	16,354	29.7%	21,649	25.3%

Software projects are further categorized as design, royalty and service projects, reflecting the nature of the work:

●	Design projects consist primarily of non-recurring engineering fees for which we provide customized work according to our clients’ required functionalities and needs;

●	Royalty projects consist of per unit royalties based on customer usage of our previously completed software products; and

●	Service projects where our engineers perform engineering services following the instructions of the customers, charging them hourly fees on full time equivalent basis.

58

The breakdown of gross profits and gross margins for these categories of software projects were as follows.

	For the year ended December 31,
	2014		2015		2016
	US$	%	US$	%	US$	%
	(Gross Profit in thousands, Gross Margin in %)
Design	7,028	51.5%	8,247	40.0%	6,735	56.0%
Royalty	48	100.0%	1,404	100.0%	1,276	100.0%
Service	1,180	33.5%	157	34.9%	554	34.5%
Total	8,256	47.9%	9,808	43.7%	8,565	57.4%

Gross margin for design work in 2015 declined due to the mix of projects that year, which included an order for a large chipset manufacturer that was competitively priced at a relatively lower margin. Otherwise the margins across the three software areas remained stable.

Operating Expenses

Our operating expenses principally consist of research and development expenses, selling and marketing expenses, and general and administrative expenses. The following table sets forth operating expenses for the periods indicated, both in absolute amount and as a percentage of net revenues:

	For the year ended December 31,
	2014		2015		2016
	US$	As % of Revenue	US$	As % of Revenue	US$	As % of Revenue
	($ in thousands)
Research and development expenses	(11,743)	24.7%	(7,245)	9.7%	(6,886)	5.7%
Sales and marketing expenses	(4,419)	9.3%	(7,359)	9.8%	(5,874)	4.9%
General and administrative expenses	(4,197)	8.8%	(4,883)	6.5%	(10,042)	8.3%
Changes in fair value of warrant	0	0.0%	0	0.0%	(12)	0.0%
Total	(20,359)	42.9%	(19,487)	26.0%	(22,814)	18.9%

Research and Development Expenses

Research and development expenses include payroll, employee benefits and other headcount-related expenses associated with the development of the BorqsWare software platform, as well as outsourcing and third party service expenses. Research and development expenses also include rent, depreciation and other expenses for platform development and other projects that are not customer-specific.

Research and development expense decreased from 2014 to 2015 as some 2015 expenses were considered cost of revenue in 2014 because these expenses were related to projects directly paid by customers. In addition, in 2015, we were able to develop the software as a platform that can be reused across multiple products and projects, and some of the related research and development expense was capitalized. Such software platform is developed to be sold and the development cost was capitalized beginning when the technological feasibility was reached in accordance with ASC 985-20, Costs of Software to be Sold, Leased, or Marketed. In 2016, research and development expenses were relatively flat amounts but declined as a percentage of net revenues as net revenues increased.

59

Selling and Marketing Expenses

Selling and marketing expenses include payroll, employee benefits and other expenses relating to our sales and marketing personnel, travel, rent and other expenses relating to our marketing activities, including entertainment and advertising. For the MVNO BU, we pay our franchisees commission to sell products, which are recognized as selling and marketing expenses.

Selling and marketing expenses increased from 2014 to 2015 mainly because of the franchisees commission of the MVNO BU. In 2015 and 2016, selling and marketing expenses decreased from 9.8% to 4.9% of net revenues due to higher revenue from hardware customers. We expect our selling and marketing expenses to increase in absolute terms as we expand our sales and marketing efforts, but decrease as a percentage of net revenues.

General and Administrative Expenses

Our general and administrative expenses include payroll, employee benefits, professional fees, rent, travel and other administrative costs.

General and administrative expenses slightly increased from 2014 to 2015 due to expenses to support the newly established MVNO BU. In 2015 and 2016, general and administrative expenses increased due to expenses associated with increased headcount to support the MVNO BU, and professional fees. From 2015 to 2016, these expenses increased from 6.5% to 8.1% of net revenues. We expect our general and administrative expenses to increase in absolute terms now that we are a public company and as we continue to grow, but to decrease over time as a percentage of net revenues as net revenues increase.

Other Operating Income

We received subsidies from local government authorities as financial support for certain technology development projects. These subsidies are classified as “Other operating income”. We recognized $0.6 million, $3.1 million, and $1.8 million of other operating income in 2014, 2015 and 2016, respectively.

Subsidies are recorded as a liability when received and recognized as other operating income when the related projects are completed and the subsidies are not subject to future return. Under the requirements of the government subsidies, we are obligated to make progress on the related technology development projects, based on the timetable established by the government authorities, and to appropriately allocate the government subsidies for various purposes. We expect to continue to recognize additional government subsidies in 2017 due to its involvement in on-going government subsidized technology projects.

Income tax benefit/(expense)

Our effective tax rate was (2)%, 52% and 53% for 2014, 2015 and 2016, respectively. The fluctuation from 2014 to 2015 was primarily due to change of valuation allowance and non-taxation income. The fluctuation from 2015 to 2016 was primarily due to change of valuation allowance.

Three and Six Months Ended June 30, 2017 Compared to Three and Six Months Ended June 30, 2016

	For Three Months Ended June 30,		For Six Months Ended June 30,
Consolidated Statement of Operations Data:	2016	2017	2016	2017
	($ in thousands)
Net revenues	27,251	22,464	50,591	54,048
Cost of revenues	(18,574)	(15,768)	(37,706)	(42,152)
Gross profit	8,677	6,696	12,885	11,896

Operating expenses	(5,653)	(6,437)	(11,329)	(10,832)
Other operating income	489	-	910	267
Operating income	3,513	259	2,466	1,331

Other income (expense)	336	(779)	228	(1,388)
Profit (loss) before income taxes	3,849	(520)	2,694	(57)

Income tax expense	(560)	(446)	(1,276)	(890)
Net income (loss)	3,289	(966)	1,418	(947)

Less: (loss) income attribute to noncontrolling interests	(534)	197	(660)	119
Net income (loss) income attribute to BORQS	3,823	(1,163)	2,078	(1,066)

60

We had a net profit of $3.8 million and net loss $1.2 million for the three months ended June 30, 2016 and June 30, 2017, respectively, and a net profit of $2.1 million and net loss of $1.1 million for the six months ended June 30, 2016 and June 30, 2017, respectively.

We had significant connected products for world-wide customers scheduled for delivery in the third and fourth quarters of 2017. In the first half of the year, much effort was made in the preparation of such products including testing, certification, and preparation for mass production and we expect revenue from these products will be recognized during the latter part of 2017.

Net Revenues

For the three months ending June 30, 2017, Connected Solutions BU net revenues was $14.6 million and net revenues from the MVNO BU was $7.8 million, compared to $18.5 million and $8.7 million for the three months ended June 30, 2016, respectively. Connected Solutions BU net revenues decreased 21% between the three months ended June 30, 2016 and the three months ended June 30, 2017. MVNO BU net revenues decreased 10% between the three months ended June 30, 2016 and the three months ended June 30, 2017.

For the six months ended June 30, 2017, Connected Solutions BU net revenues was $39.4 million and net revenues from the MVNO BU was $14.7 million, compared to $33.1 million and $17.5 million for the six months ended June 30, 2016, respectively. Connected Solutions BU net revenues increased 19% between the six months ended June 30, 2016 and the six months ended June 30, 2017. MVNO BU net revenues decreased 16% between the six months ended June 30, 2016 and the six months ended June 30, 2017.

	For Three Months Ended June 30,			For Six Months Ended June 30,
	2016	2017		2016	2017
	US$	US$	%	US$	US$	%
	($ in thousands)
Connected Solutions BU	18,514	14,621	↓21%	33,134	39,384	↑19%
MVNO BU	8,737	7,843	↓10%	17,457	14,664	↓16%
Net revenues	27,251	22,464	↓18%	50,591	54,048	↑7%

The percentage of net revenues represented by MVNO BU decreased from 10% for the three months ended June 30, 2017 to 16% for the six months ended June 30, 2017. These decreases are attributed to the current governmental policies requiring heightened security checks for authentication of PRC identification cards at the point of sales of SIM cards, in an overall effort to curb fraudulent activities in the mobile industry. However, the precautionary regulations pave the way for the eventual granting of the official MNVO licenses expected later this year.

61

The following table sets forth net revenues from customers based on location of the customer’s headquarters, both in absolute amount and as a percentage of net revenues. These figures do not take into account the geographic location of end-users of customer products:

	For Year Ended Dec 31,						For Six Months Ended June 30,
	2014		2015		2016		2017
	US$		US$		US$		US$
	($ in thousands)
China	15,793	33.3%	28,442	37.9%	41,214	34.2%	16,632	30.8%
India	2,026		7,949		25,126		4,020
United States	20,237	66.7%	14,978	62.1%	34,526	65.8%	3,839	69.2%
Rest of the World	9,432		23,703		19,720		29,557
Net revenues	47,488		75,072		120,586		54,048

Our net revenues from U.S. customers are attributed to our ongoing collaboration with a prominent mobile chipset vendor and other mobile device OEMs. Revenue from our customers headquartered in the rest of the world reflect sales of our products to customers outside the U.S. Our revenues from customers in India started in the second half of 2016.

Net Revenues — Connected Solutions BU

The following table sets forth the Company net revenues, as well as the components of such revenues, for the periods indicated, both in absolute amount and as a percentage of total net revenues:

	For Three Months Ended June 30,				For Six Months Ended June 30,
	2016		2017		2016		2017
	US$	%	US$	%	US$	%	US$	%
	($ in thousands)
Software	4,428	24%	3,499	24%	7,625	23%	6,583	17%
Hardware	14,086	76%	11,122	76%	25,509	77%	32,801	83%
Connected Solutions BU net revenues	18,514		14,621		33,134		39,384

Software

Software net revenues were $4.4 million and $3.4 million for the three months ended June 30, 2016 and June 30, 2017, respectively, representing 24% and 24% of Connected Solutions BU net revenues.

Software net revenues were $7.6 million and $6.6 million for the six months ended June 30, 2016 and June 30, 2017, respectively, representing 23% and 17% of Connected Solutions BU net revenues. The 14% decrease in the six months ended June 30, 2017 compared to the six months ended June 30, 2016 primarily reflects the exit from one of the Company’s major chip manufacturer client from the Android based product platform.

Hardware

Hardware net revenues were $14 million and $11 million for the three months ended June 30, 2016 and June 30, 2017, respectively, representing 76% and 76% of Connected Solutions BU net revenues.

Hardware net revenues were $25.5 million and $32.8 million for the six months ended June 30, 2016 and June 30, 2017, respectively, representing 77% and 83% of Connected Solutions BU net revenues. The 29% increase in the six months ended June 30, 2017 compared to the six months ended June 30, 2016 primarily reflects an increase in hardware product orders from the emerging market in Asia.

All hardware sales were contracted and made to order, and our sales were final without taking returns. Small percentages of replacement units and parts were provided to customers and those costs were included in cost of revenues. We provide engineering design work as specified by our customers, and production begins after the customer accepts the design. We are responsible for procurement of all components, materials and tooling, and for the selection of third-party factories for product assembly. Revenue is recognized when products are shipped to the customer. We are not engaged in the marketing and distribution of the hardware products.

62

Net Revenues — MVNO BU

	For Three Months Ended June 30,			For Six Months Ended June 30,
	2016	2017		2016	2017
	US$	US$	%	US$	US$	%
	($ in thousands)
MVNO	8,043	7,322		16,043	13,628
Other	694	521		1,414	1,036
MVNO BU net revenues	8,737	7,843	↓10%	17,457	14,664	↓16%

As previously noted, we expect sales of MVNO services to increase at a slower rate in future periods while traditional commercial services revenues will remain stable. As discussed above, governmental policies requiring heightened security checks for authentication of PRC identification cards at the point of sales of SIM cards continues to have an impact on our subscription activities.

Cost of Revenues

The following table sets forth cost of revenues, both in absolute amount and as a percentage of total cost of revenues, for Connected Solutions BU revenue and MVNO BU revenue:

	For Three Months Ended June 30,				For Six Months Ended June 30,
	2016		2017		2016		2017
	US$	%	US$	%	US$	%	US$	%
	($ in thousands)
Connected Solutions BU	9,859	53%	10,947	69%	21,288	56%	31,844	76%
MVNO BU	8,715	47%	4,821	31%	16,418	44%	10,308	24%
Total Cost of Revenues	18,574		15,768		37,706		42,152

Connected Solutions BU cost of revenues increased from $9.9 million to $10.9 million for the three months ended June 30, 2016 and June 30, 2017, respectively, and from $21.3 million to $31.8 million for the six months ended June 30, 2016 and June 30, 2017, respectively. These increases were directly proportional to the level of activities.

Cost of MVNO BU decreased from $8.7 million to $4.8 million for the three months ended June 30, 2016 and June 30, 2017, respectively, and from $16.4 million to $10.3 million for the six months ended June 30, 2016 and June 30, 2017, respectively. As MVNO BU revenue decreases, the cost of revenue of the MVNO BU generally decreases as well.

Gross Profit and Gross Margin

Our gross profits were $8.7 million and $6.7 million for the three months ended June 30, 2016 and June 30, 2017, respectively, and $12.9 million and $11.9 million for the six months ended June 30, 2016 and June 30, 2017, respectively, with the breakdown between the Connected Solutions BU and MVNO BU as follows:

	For Three Months Ended June 30,				For Six Months Ended June 30,
	2016		2017		2016		2017
	US$	%	US$	%	US$	%	US$	%
	(Gross Profit in thousands, Gross Margin in %)
Connected Solutions BU	8,655	32%	3,674	17%	11,846	23%	7,540	14%
MVNO BU	22	-%	3,022	13%	1,039	2%	4,356	8%
Total	8,677	32%	6,696	30%	12,885	25%	11,896	22%

Connected Solutions BU gross margin was 32% and 17% for the three months ended June 30, 2016 and June 30, 2017, respectively, while MVNO BU gross margin was -% and 13% for the three months ended June 30, 2016 and June 30, 2017, respectively. Connected Solutions BU gross margin was 23% and 14% for the six months ended June 30, 2016 and June 30, 2017, respectively, while MVNO BU gross margin was 2% and 8% for the six months ended June 30, 2016 and June 30, 2017, respectively. Gross margin in the connected solutions area decreased due to higher volume of hardware sales; while gross margin in our MVNO unit increased as we gain economic of scale.

63

Connected Solutions BU gross profits include gross profits from software projects and gross profits from hardware projects, as shown in the following table:

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2016	2017	2016	2017
	US$	US$	US$	US$
	(Gross Profit in thousands)
Software	3,463	2,560	5,115	3,985
Hardware	5,192	1,114	6,731	3,555
Total	8,655	3,674	11,846	7,540

Operating Expenses

The following table sets forth operating expenses for the periods indicated, both in absolute amount and as a percentage of net revenues:

	For Three Months Ended June 30,				For Six Months Ended June 30,
	2016		2017		2016		2017
	US$	As % of Revenue	US$	As % of Revenue	US$	As % of Revenue	US$	As % of Revenue
	($ in thousands)
Research and development expenses	2,776	10%	1,857	8%	4,414	8.7%	2,820	5.2%
Sales and marketing expenses	1,283	5%	1,646	7%	2,972	5.9%	2,985	5.5%
General and administrative expenses	1,594	6%	2,934	13%	3,943	7.8%	4,866	9%
Changes in fair value of warrant	-		-		-	-	161	0.3%
Total	5,653	21%	6,437	28%	11,329	22%	10,832	20%

Research and Development Expenses

Research and development expenses decreased $0.9 million from $2.8 million for the three months ended June 30, 2016 to $1.9 million for the three months ended June 30, 2017. Research and development expenses decreased $1.6 million from $4.4 million for the six months ended June 30, 2016 to $2.8 million for the six months ended June 30, 2017 due to lesser a portion of our design activities being directly expensed as cost of revenue from our hardware projects.

Selling and Marketing Expenses

Selling and marketing expenses decreased $0.3 million from $1.3 million for the three months ended June 30, 2016 to $1.6 million for the three months ended June 30, 2017. Research and development expenses increased $20,000 from $2.97 million for the six months ended June 30, 2016 to $2.99 million for the six months ended June 30, 2017.

General and Administrative Expenses

General and administrative expenses increased $1.3 million from $1.6 million for the three months ended June 30, 2016 to $2.9 million for the three months ended June 30, 2017. G&A expenses increased $900,000 from $4.0 million for the six months ended June 30, 2016 to $4.9 million for the six months ended June 30, 2017 due to increase head-count.

64

Other Operating Income

We received subsidies from local government authorities as financial support for certain technology development projects. These subsidies are classified as “Other operating income”. We recognized $0.5 million and zero for the three months ended June 30, 2016 and June 30, 2017, respectively, and $0.9 million and $0.3 million for the six months ended June 30, 2016 and June 30, 2017, respectively.

Income tax benefit/(expense)

Our effective tax rate was 15% and 86% for the three months ended June 30, 2016 and June 30 2017, respectively, and was 47% for the six months ended June 30, 2016. For the six months ended June 30, 3017, we had a tax payable amount of $0.9 million despite an operational loss of $0.1 million. The Company’s actual tax rates have been much higher than the statutory rates due to the fact that the losses experienced by certain of our subsidiaries could not be used to offset gains in other subsidiaries within the same jurisdiction.

Liquidity and Capital Resources

To date, we have financed our operations primarily through the proceeds from private placements of preference shares. Principal uses of cash were for operating activities. As of December 31, 2016, we had $3.6 million in cash and $12.2 million in bank and commercial borrowings. As of June 30, 2017, we had $6.46 million in cash and $14.5 million commercial borrowings.

In recent periods, the Company accounts receivable balances generally fall in the range of 60 to 90 days. The build-up in accounts receivable in 2016 was primarily due to the significant increase in hardware projects in the Connected Solutions BU from sales of $28.1 million in 2014, $32.6 million in 2015 to $70.5 million in 2016, while DSO remained stable. Similarly, the increase in accounts payable for 2016 was due to increased amounts of components purchased for the hardware projects. The only related party receivable, which related to a major chipset manufacturer for software related work, amounted to $0.1 million, $6.0 million, $0.5 million, and $4.0 million for 2014, 2015, 2016, and for the six months ended June 30, 2017, respectively.

Our hardware projects in the Connected Solutions BU include upfront customer deposits, up to 30% of the amount of purchase orders, with the balances to be paid up to 90 days from product shipment dates, which may be made in batches. Payment terms for components procured for customer projects can range from cash-on-delivery to 30 days credit. Therefore, a significant amount of capital is required to service the hardware projects, which increased significantly in 2015 and 2016, as discussed below.

Cash flows for our software projects in the Connected Solutions BU are comparatively easier to manage because customer payments are due when project milestones are reached.

The MVNO BU operates using customer prepayments for services, and the only significant capital needs are for expansion purposes and for security deposits with the incumbent carrier.

To accommodate larger hardware projects in our Connected Solutions BU anticipated for 2017, the Company incurred an additional $2.0 million of revolving credit and $9.0 million in sales of Series E preferred shares in the first quarter of 2017.

Cash used in operating activities in 2016 was $9.4 million and primarily consisted of net income of $2.6 million and adjustment for non-cash items including depreciation and amortization of $3.2 million, while deducting foreign exchange gain of $0.7 million. There was cash use of $14.6 million due to changes in operating assets and liabilities in 2016 primarily due to increase in receivables of $22.2 million, increase in inventories of $6.4 million, increase in prepaid expenses and other current assets of $3.2 million, and increase in deferred revenue of $3.4 million, while offset by increase in payables of $20.6 million.

Cash provided by operating activities in 2015 was $1.6 million and primarily consisted of net income of $0.8 million and adjustment for non-cash items including depreciation and amortization of $2.5 million, while deducting foreign exchange gain of $0.9 million, property disposal of $0.4 million and deferred income tax benefits of $1.0 million. There was a cash contribution of $0.6 million due to changes in working capital items in 2015.

65

Cash used in operating activities for the six months ended June 30, 2016 was $1.0 million and primarily consisted of net income of $1.4 million and adjustment for non-cash items including depreciation and amortization of $1.7 million, while deducting foreign exchange gain of $0.3 million. Other uses of cash included $8.7 million of increase in accounts receivable, $1.5 million of increase in receivables from our MVNO franchisees, $3.8 million of increase in inventories and $1.4 million of increase in deferred government grants; while offset by increases in cash from the reduction of accounts receivable from related parties (one of our major chip manufacturer clients) of $5.1 million, reduction in prepaid expenses of $1.6 million and increases in accounts payable of $5.5 million.

Cash used in operating activities for the six months ended June 30, 2017 was $3.9 million and primarily consisted of net income loss of $0.9 million and adjustment for non-cash items including depreciation and amortization of $2.4 million, while adding back foreign exchange loss of $0.3 million; cash used by increase in restricted cash of $2.2 million, increase in accounts receivable of $4.5 million, increase in prepaid expenses of $5.0 million, decrease in accounts payable of $1.1 million, increase in deferred revenue of $3.4 million.  The increases in cash was contributed by $7.2 million in reduction in inventory, increase of $1.5 million in accrued expenses, and increase of $1.2 million in advances from customers.

Cash used in investing activities in 2016 was $5.3 million and primarily consisted of purchase of intangible assets (MVNO BU) of $5.2 million, purchase of equipment of $0.5 million and offset by a loan repaid to the Company of $0.5 million. Cash used in investing activities in 2015 was $7.4 million and primarily consisted of purchase of intangible assets (also for the MVNO BU) of $5.2 million, purchase of equipment of $0.8 million and extension of a loan to a third party in the amount of $1.5 million.

Cash used in investing activities for the six months ended June 30, 2016 was $2.4 million and primarily consisted of purchase of intangible assets (MVNO BU) of $2.6 million, purchase of equipment of $0.1 million and offset by a loan repaid to the Company of $0.2 million. Cash used in investing activities for the six months ended June 30, 2017 was $3.9 million and primarily consisted of purchase of intangible assets (also for the MVNO BU) of $4.0 million, purchase of equipment of $0.2 million and extension of a loan to a third party in the amount of $0.2 million.

Cash provided by financing activities for the six months ended June 30, 2016 was $0.5 million which included short-term borrowings of $0.8 million, repayment of long-term borrowings of $0.3 million. Cash provided by financing activities for the six months ended June 30, 2017 was $10.5 million which included long-term borrowings of $2.0 million, while repayments of loans used $0.3 million, issuance of series E convertible redeemable preferred shares of $9.0 million, exercise of Series – E1 warrants of $8,000, issuance cost of Series E convertible redeemable preferred shares and of $0.3 million.

Cash provided by financing activities in 2016 was $10.2 million which included short-term borrowings of $6.8 million, long-term borrowings of $6.0 million, while repayments of loans used $2.6 million. Cash provided by financing activities in 2015 was negligible.

We believe that our current and anticipated cash flows from operations will be sufficient to meet anticipated cash needs for at least the next 12 months. In recent periods, the Company accounts receivable balances generally fall in the range of 60 to 90 days. The only related party accounts receivable, which related to a major chipset manufacturer for software related work, amounted to $0.1 million, $6.0 million, $0.5 million, and $4.0 million for 2014, 2015, 2016, and for the six months ended June 30, 2017, respectively.

We may require additional cash due to unanticipated business conditions or other future developments, including any investments or acquisitions it may decide to pursue. If existing cash is insufficient to meet requirements, we may sell additional equity securities, debt securities or borrow from banks. Currently, we gave no plans to seek external funding.

Cash transfers from PRC subsidiaries to the Company subsidiaries outside of China are subject to PRC government control of currency conversion. Restrictions on the availability of foreign currency may affect the ability of the Company’ PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency obligation. See “Risk Factors — Risks Related to Doing Business in China —Our subsidiaries in China are subject to restrictions on making dividends and other payments to it or any other affiliated company and —Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.”

66

Critical Accounting Policies

The Company prepares its financial statements in accordance with U.S. GAAP, which requires it to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the end of each fiscal period and the reported amounts of revenues and expenses during each fiscal period. The Company continually evaluates these judgments and estimates based on its own historical experience, knowledge and assessment of current business and other conditions, and expectations regarding the future based on available information and assumptions that it believes to be reasonable, which together form the basis for making judgments that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of the Company’s accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing the Company’s financial statements. The Company believes the following accounting policies involve the most significant judgments and estimates used in the preparation of its financial statements.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, as evidenced by signed contracts, delivery has occurred, the sales price is fixed or determinable and collection is reasonably assured.

Project-based Contracts

The Company accounts revenue from project-based contracts as “Software” revenue. The Company’s project-based contracts are generally considered multiple element arrangements since they include perpetual software licenses, development services, such as customization, modification, implementation and integration, and PCS where customers have the right to receive unspecified upgrades/enhancements on a when-and-if-available basis. The Company is unable to establish vendor specific objective evidence of the fair value of PCS, and PCS is the only undelivered element upon completion of software projects and, therefore, the entire revenue is recognized ratably over the longest expected delivery period of undelivered elements of the arrangement, which is typically the PCS term. The term of PCS is generally 12 months, with ranges from 6 to 36 months, beginning at the completion of final acceptance test.

Service Contracts

The Company provides research and development services to certain customer to develop software where fees are charged on a time and material basis and the Company is not responsible for the outcome of such development projects. The revenue is recognized as the “Software” revenue is delivered.

Connected Devices Sales Contracts

The Company sells connected devices to customers. This includes the hardware component cost, manufacturing cost and our profit margin. The sales of the connected device is considered as “Hardware” revenue.

MVNO Subscriber Usage Payment

The Company MVNO subscribers pay a fee based on the actual minutes of voice call made, MB of data consumed, number of SMS/MMS sent and supplementary services (e.g. call-ID display) subscribed. These are considered as “MVNO” revenue.

Traditional Telecom Services

The Company provides traditional telecom services such as voice conferencing services and 400 toll free services. These are considered as “Other” revenue and are recognized based on the actual consumption by the customers.

67

Income Taxes

In preparing its consolidated financial statements, the Company must estimate its income taxes in each of the jurisdictions in which it operates. The Company estimates actual tax exposure and assess temporary differences resulting from different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which is included in the consolidated balance sheet. The Company must then assess the likelihood that it will recover its deferred tax assets from future taxable income. If the Company believes that recovery is not likely, it must establish a valuation allowance. To the extent it establishes a valuation allowance or increases this allowance, the Company must include an expense within the tax provision in its consolidated statement of operations. If actual results differ from these estimates or the Company adjusts these estimates in future periods, it may need to establish an additional valuation allowance, which could materially impact its financial position and results of operations.

U.S. GAAP requires that an entity recognize the impact of an uncertain income tax position on the income tax return at the largest amount that is more likely than not to be sustained upon audit by the relevant tax authority. If the Company ultimately determines that payment of these liabilities will be unnecessary, it will reverse the liability and recognize a tax benefit during that period. Conversely, the Company records additional tax charges in a period in which it determines that a recorded tax liability is less than the expected ultimate assessment. The Company did not recognize any significant unrecognized tax benefits during the periods presented in this Report.

Uncertainties exist with respect to the application of the EIT Law and its implementation rules to the Company’s operations, specifically with respect to tax residency status. The EIT Law specifies that legal entities organized outside of the PRC will be considered residents for PRC income tax purposes if their “de facto management bodies” are located within the PRC. The EIT Law’s implementation rules define the term “de facto management bodies” as establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise. On April 22, 2009, the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, was issued. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Further the Administrative Measures of Enterprise Income Tax of Chinese controlled Offshore Incorporated Resident Enterprises (Trial), or Bulletin No. 45, took effect on September 1, 2011, and provides more guidance on the implementation of Circular 82.

According to Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following conditions set forth in Circular 82 are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50.0% of voting board members or senior executives habitually reside in the PRC. In addition, Bulletin No. 45 provides clarification in resident status determination, post-determination administration and competent tax authorities. It also specifies that when provided with a copy of Chinese tax resident determination certificate from a resident Chinese-controlled offshore- incorporated enterprise, the payer should not withhold 10% income tax when paying certain Chinese-sourced income, such as dividends, interest and royalties to the Chinese-controlled offshore-incorporated enterprise.

Although both the circular and the bulletin only apply to offshore enterprises controlled by PRC enterprises and not those by PRC or foreign individuals, the determination criteria set forth in the circular and administration clarification made in the bulletin may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax residency status of offshore enterprises and the administration measures should be implemented, regardless of whether they are controlled by PRC enterprises or PRC individuals.

Despite the uncertainties resulting from limited PRC tax guidance on the issue, the Company does not believe that its legal entities organized outside of the PRC are tax residents under the EIT Law. If one or more of its legal entities organized outside of the PRC were characterized as PRC tax residents, the Company’s results of operations would be materially and adversely affected.

68

Share-based Compensation

The Company’s cost of revenues and operating expenses do not include share based compensation expenses. Borqs will remove the qualified IPO performance condition for options issued and outstanding. Our share-based compensation for options with completed service conditions will be expensed in the quarterly period the business combination with PAAC actually occurs.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

The Company is subject to the risk of loss arising from the credit risk related to the possible inability of its customers to pay for the products and services that it sells to them. The Company attempts to limit its credit risk by monitoring the creditworthiness of the Company’s customers to whom it extends credit and establishing credit limits in accordance with its credit policy. The Company performs credit evaluations on substantially all customers requesting credit and will not extend credit to customers for whom it has substantial concerns and will deal with those customers on a cash basis. The Company offers billing terms that allow certain customers to remit payment during a period of time ranging from 60 days to 3 months.

The Company typically has limited risk from a concentration of credit risk as no individual customer represents greater than 20% of the outstanding accounts receivable balance.

Liquidity Risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the owners to obtain short-term funding to meet the liquidity shortage.

Interest Rate Risk

The Company does not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure. The Company has not been exposed nor does it anticipate being exposed to material risks due to changes in interest rates. A hypothetical 10% change in interest rates during any of the periods presented would not have had a material impact on the Company’s consolidated financial statements.

Foreign Currency Risk

Approximately half of our revenues and costs are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the PBOC or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

A hypothetical 10% change in foreign exchange rates during any of the preceding periods presented would have had an insignificant effect on the Company’s consolidated financial statements.

69

Internal Control over Financial Reporting

Prior to the Business Combination, the Company was a private company with limited accounting personnel and other resources with which to address its internal control and procedures over financial reporting. Our independent registered public accounting firm has not concluded an audit of our internal control over financial reporting. In connection with the preparation and external audit of our consolidated financial statements for the two years ended December 31, 2015, we and Ernst and Young Hua Ming LLP, an independent registered public accounting firm, identified a material weakness on our internal control over financial reporting. The Company has undertaken or is in the process of undertaking certain remedial steps to improve its internal control over financial reporting, including: (i) launching a recruitment program to hire additional senior professional qualified accounting staff with knowledge of U.S. GAAP and SEC reporting, including hiring a chief financial officer and vice president of finance with proper qualifications and experience; (ii) implementing regular U.S. GAAP accounting and financial reporting programs, both internal and external, for the Company’s existing accounting and reporting personnel; and (iii) developing additional controls to ensure that appropriate accruals are made for expenses, including (a) a thorough review of invoices before closing the accounting records for the period, (b) capturing data about purchases made for goods and services in a period even where the invoice has not yet been received and (c) developing expectations as to period expenses level by category to be used to monitor the adequacy of the accruals made. In addition, the Company is formulating internal policies relating to internal control over financial reporting, including preparing a comprehensive written accounting policies and procedures manual that can effectively and efficiently guide its finance and accounting personnel in addressing significant accounting issues and assist in preparing financial statements that are in compliance with U.S. GAAP and SEC requirements.

The Company plans to take additional measures to further improve its internal control over financial reporting, including (i) establishing an independent audit committee to oversee the design and implementation effectiveness of its internal control over financial reporting, (ii) continuing to hire qualified professionals with U.S. GAAP accounting experience and (iii) providing proper training to the Company’s accounting personnel. In addition, the Company is considering whether to engage an external service provider to assist management in evaluating its current internal control over financial reporting and implementing necessary controls and measures to assist it in preparing for compliance with internal control reporting.

However, the implementation of these initiatives may not fully address the material weaknesses and significant deficiencies in the Company internal control over financial reporting. See “Risk Factors — Risks Related to our Business and Industry”. In the course of preparing its consolidated financial statements, certain control deficiencies, including material weaknesses and significant deficiencies, were identified. If the Company fails to maintain an effective system of internal control over financial reporting, it may not be able to accurately and timely report its financial results or prevent fraud, and investor confidence and the market price of its securities may be adversely impacted.

70

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of our ordinary shares immediately following consummation of the Business Combination on August 18, 2017.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the date of this Report. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	After the Business Combination
	Number of Shares		%
Name and Address of Beneficial Owners(1)
Zhengqi International Holding Limited(2)	5,038,686	(3)	16.4
Yaqi Feng	60,000		*
Jason Zexian Shen	30,000		*
Honghui Deng	30,000		*
Pat Sek Yuen Chan(4)(5)	927,334		3.0
Bill Huang	-		-
Eric Tao	-		-
Joseph Wai Leung Wong(4)	-		-
Bob Li, Ph.D. (4)(6)	387,072		1.3
Anthony K. Chan(4)(7)	109,428		*
All directors and officers as a group (Post-Business Combination) (13 persons)(8)	1,886,640		6.0
Asset Horizon International Limited(9)	3,282,859		10.7
Keytone Ventures, L.P.(10)	3,025,627		9.8
GSR Entities(11)	2,601,653		8.4
Intel Capital Corporation(12)	3,799,172		12.3
Norwest Venture Partners X, L.P.(13)	3,342,126		10.8

*	Less than one percent

(1)	Unless otherwise indicated, the business address of each of the individuals is 855 Pudong South Road, The World Plaza, 27th Floor, Pudong, Shanghai, China.

(2)	The Sponsor is a wholly-owned indirect subsidiary of Pacific Securities Capital Management Co. Ltd., a company incorporated in the People’s Republic of China, which, in turn, is a wholly owned subsidiary of Pacific Securities Co. Ltd., a company incorporated in the People’s Republic of China, in which Jian Tu, our former Chairman, serves as a director and as Chairman of the Strategic Planning Committee.

(3)	Includes: (i) 248,836 ordinary shares, underlying 497,671 warrants, each warrant exercisable to purchase one half of one ordinary share at $12.00 per full share; and (ii) 2,278,776 Backstop Guarantee Shares that the Sponsor is entitled to vote while held in escrow.

71

(4)	The business address is Tower A, Building B23, Universal Business Park, No. 10 Jiuxiangqiao Road, Chaoyang District, Beijing 100015, China.

(5)	Includes 687,361 ordinary shares and 239,973 ordinary shares subject to options that are exercisable within 60 days of the date of this Report.

(6)	Includes 335,626 ordinary shares and 51,446 ordinary shares subject to options that are exercisable within 60 days of the date of this Report.

(7)	Includes 11,724 ordinary shares and 97,704 ordinary shares subject to options that are exercisable within 60 days of the date of this Report.

(8)	Includes 1,217,240 ordinary shares and 669,400 ordinary shares subject to options that are held by all of our directors and executive officers as a group and are exercisable within 60 days of the date of this Report.

(9)	Fung Bik Wah is the sole director of Asset Horizon International Limited and is deemed as to have voting and dispositive control over shares held by of record by Asset Horizon International Limited. The business address of Asset Horizon International Limited is Unit C, 8/F, Jonsim Place, 228 Queen’s Road East, Hong Kong.

(10)	The management company of Keytone Ventures L.P. is Keytone Capital Advisors, Ltd. Joe Zhou is the sole director of Keytone Capital Advisors, Ltd. Joe Zhou exercises voting and investment power over the shares held of record by Keytone Ventures L.P. and disclaims beneficial ownership of such shares except to the extent of such individual’s proportionate pecuniary interest therein. The address of Keytone Ventures L.P. is PO Box 309, Ugland House, Grand Cayman, KY-1104, Cayman Islands.

(11)	Includes 2,451,709 ordinary shares issued to GSR Ventures II, L.P., 147,102 ordinary shares issued to GSR Associates II, L.P. and 2,842 ordinary shares issued to Banean Holdings Ltd. GSR Ventures II, L.P., GSR Associates II, L.P. and Banean Holdings Ltd. are collectively referred to as GSR Entities. The general partner of each of GSR Entities is GSR Partners II, L.P., whose general partner is GSR Partners II, Ltd., a company incorporated in the Cayman Islands, which is owned by Richard Lim, James Ding, Ryann Yap, Alexander Pan and Kevin Fong. Each of these individuals exercise shares voting and investment power over the shares held of record by GSR Ventures II, L.P. and GSR Associates II, L.P. and disclaims beneficial ownership of such shares except to the extent of such individual’s proportionate pecuniary interest therein. The business address of GSR Entities is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

(12)	Intel Corporation, a publicly-listed corporation is the parent company of Intel Capital Corporation and is deemed as to have voting and dispositive control over shares held by Intel Capital Corporation. Wendell Brooks, Robert Swan and Susie Giordano may be deemed to share voting power and investment power with respect to the shares held by Intel Corporation and Intel Capital Corporation. Each individual listed herein disclaims beneficial ownership with respect to all such shares except to the extent of his or her pecuniary interest therein. The business address of Intel Corporation and Intel Capital Corporation is 2200 Mission College Blvd., M/S RNB 6-59, Santa Clara, California 95054.

(13)	The general partner of Norwest Venture Partners X, LP is Genesis VC Partners X, LLC. The managing member of Genesis VC Partners X, LLC is NVP Associates, LLC and Promod Haque, Jeffrey Crowe and Matthew Howard are the Co-CEOs of NVP Associates, LLC. Each of these individuals exercises shared voting and investment power over the shares held of record by Norwest Venture Partners X, LP and disclaims beneficial ownership of such shares except to the extent of such individual’s proportionate pecuniary interest therein. The business address of Norwest Venture Partners X, LP is 525 University Avenue, # 800, Palo Alto, CA 94301-1903. Ca. 94301-1903.

Change of Control

As a result of the issuance of the shares pursuant to the Business Combination and related transactions, a change in control of the Company occurred as of August 18, 2017. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

72

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Business Combination:

Name	Age	Position	Class
Board of Directors
Pat Sek Yuen Chan	52	Founder, Chairman of the Board, Chief Executive Officer and President	III
Honghui Deng	47	Director	I
Yaqi Feng	34	Director	III
Bill Huang	54	Director	I
Jason Zexian Shen	62	Director	II
Eric Tao	39	Director	III
Joseph Wai Leung Wong	61	Director	II

Executive Officers
Bob Li, Ph.D	54	Borqs Founder, Executive Vice President Corporate Affairs and China Sales
Anthony K. Chan	62	Chief Financial Officer, Executive Vice President Corporate Finance
Simon Sun	50	Executive Vice President and Co-General Manager of Product Business Unit
Hareesh Ramanna	56	Executive Vice President and Co-General Manager of Product Business Unit
George Thangadurai	54	Executive Vice President and President of International Business
Gene Wuu, Ph.D.	61	Executive Vice President and General Manager of Cloud Business Unit

Dr. Deng and Mr. Huang will serve as Class I directors, Mr. Shen and Mr. Wong will serve as Class II directors, and Mr. Tao, Mr. Chan and Ms. Feng will serve as Class III directors. Class I directors will serve until our 2018 annual meeting, Class II members will serve until our 2019 annual meeting, and Class III members will serve until our 2020 annual meeting.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Pat Sek Yuen Chan, 52, is the founder and Chairman of the board of directors of Borqs, and since 2007 he has served as its Chief Executive Officer and President. Mr. Chan has over 20 years of experience in the mobile network communications sector. Prior to founding Borqs, Mr. Chan served as Senior Vice President and General Manager of the infrastructure business unit of UTStarcom Inc., a telecommunications equipment company, from 2000 to 2007. Earlier, Mr. Chan was an engineering manager in Motorola responsible for the development of the GPRS switching. Mr. Chan is an established entrepreneur and has received many awards, including the “High-Caliber Talent from Overseas Award” from the PRC government, and “2012 Beijing Entrepreneur of the Year” from Silicon Dragon. Mr. Chan received his bachelor’s degree in computer science from the University of Toronto and his master’s degree in computer science from the University of British Columbia.

Honghui Deng, 47, served as one of Pacific’s directors from October 2015 until the consummation of the Business Combination. Dr. Deng started his education professional career in 1990 as a lecturer in Chongqing University in China. Dr. Deng has been serving as the independent director at 500.com, Ltd. (WBAI.NYSE) since May, 2011. Dr. Deng was the founder and served as the Chief Executive Officer of HHD Consulting Service LLC from 2003 to 2008. He has been serving as a fellow at the Innovation Creativity Capital Institute (IC2) of the University of Texas at Austin since 2010. Dr. Deng also has been teaching as an EMBA/MBA professor at Peking University Guanghua School of Management since 2005. He has been working as an assistant professor at the School of Business of University of Nevada, Las Vegas since 2003. From 1993 to 1997, he worked as an official in the Ministry of Education of China. Dr. Deng has extensive consulting experiences for business firms on long-term strategy, finance and management. He received a Bachelor’s Degree in Electronic Engineering and Business Administration from the School of Electronic Engineering of Chongqing University in 1990 and 1994, and a Ph.D. Degree in Business Administration from Red McCombs School of Business, University of Texas at Austin in 2003.

73

Yaqi Feng, 34, served as Pacific’s Chief Operating Officer and Secretary to Pacific’s board of directors from July 2015 until the consummation of the Business Combination. Ms. Feng has been working as the Executive Director of the Global Business Department in Pacific Securities Co., Ltd. since 2013, where she is responsible for Chinese companies’ overseas IPOs, cross border M&A transactions, and global investment management. From 2012 to 2013, she worked as the Managing Director of Regeneration Capital Group LLC in New York, where she was responsible for IPOs and listing projects for emerging market companies, business development, project due diligence as well as transaction management. From 2010 to 2012, Ms. Feng worked as a VP for Griffin Financial Group, a mid-sized investment bank; in this capacity she was responsible for public offerings, private placements, deal structuring, financial modeling as well as institutional sales. She also served as a manager for Asian Legend Asset Management Inc. a private equity firm based in China and New York that specialized in China related projects, from 2009 to 2010. Ms. Feng worked as an associate in the New York office of the Jun He law firm from 2007 to 2008. Ms. Feng received an LL.M from Boston University School of Law and an LL.B from the School of International Law, China University of Political Science and Law in Beijing, China, where she also earned a B.A. in Business.

Bill Huang, 54, is the founder and Chief Executive Officer of CloudMinds Inc, a provider of cloud connected smart machines and robotics solutions, since 2015. Mr. Huang has over 30 years of experience in the mobile network communication industry. From 2007 to 2015, Mr. Huang was the General Manager and head of research and development for China Mobile Research Institute where he led China Mobile in many key innovative projects, including OPhone, BigCloud, TD-LTE, C-RAN, PTN, MCPA, and labs.chinamobile.com. He served as Senior Vice President and Chief Technology Officer of UTStarcom Inc., a telecommunications equipment company, from 1994 to 2006, and was responsible for innovations such as MSAN, “Xiao Ling Tong” PAS, IP-DSLAM, Wacos mSwitch, GE-PON, and MediaSwitch. Mr. Huang received his Bachelor’s degree in Electronic Engineering from the Huazhong University of Science and Technology and his Master’s degree in Electronic Engineering and Computer Science from the University of Illinois at Chicago.

Jason Zexian Shen, 62, served as one of Pacific’s directors from July 2015 until the consummation of the Business Combination. Mr. Shen started his own business in 2012 to open Jason Z. Shen CPA Firm, a local CPA accounting firm in the State of New York. From 2007 to 2012, Mr. Shen worked in the AIG Corporate Comptrollers in New York as a senior accountant. He worked in Alliance Building Services from 2006 to 2007. He was the accounting manager in Gandhi Engineering, Inc. from 1994 to 2001, and the accounting manager in Berger Lehman Associates, PC from 2001 to 2006. Mr. Shen has worked as the accounting manager in the New China News Agency Hong Kong Office (Now Liaison Office of the Central People’s Government in Hong Kong from 1982 to 1991. Mr. Shen graduated from Peking University with the Bachelor’s Degree in Economy in 1982 and Master’s Degree in Accounting from Binghamton University in 1993. He is the Certified Public Accountant licensed in the State of New York.

Eric Tao, Ph.D., 39, is a founding member of Keystone Ventures and since 2008 a partner of this leading venture capital firm in China focusing in technology investments. He has over 10 years of technology venture investment experience and five years of venture operations experience. His active investments include Borqs, Garena, Kuyun Interactive, Zebra, Wisjoy, InnoSpark, LP Amina, Lattice Power, China Eastern Clean Energy, Zhongte Logistics and Vega Interactive; while past investments included Greatwall Software, AMEC, TechFaith (NASDAQ: CNTF) and InvenSense (NASDAQ: INVN). Previously Dr. Tao worked as a founding member of the KPCB China Fund, covering mostly mobile internet and technology investments, and as an investment manager at Qualcomm Ventures, covering strategic investments globally. Dr. Tao was the co-founder and served as Vice President of Business Development of Clean Coal Energy in Silicon Valley. Dr. Tao received his B.S. degree from Tsinghua University, M.S. and Ph.D. degrees in engineering from Stanford University. He holds three international patents and two U.S. patents.

Joseph Wai Leung Wong, 61, has been a member of the Borqs’ board of directors since 2012. Mr. Wong has over 29 years of experience in cross border investments and business operations. Mr. Wong was Executive Director of Credit Agricole (Suisse) Hong Kong from 2006 to 2012. From 1988 to 2006, Mr. Wong was a partner in the Tax Department of Deloitte Touche Tohmatsu Hong Kong, serving high net worth clients on cross border investment tax planning, and advising on initial public offerings in Hong Kong. Mr. Wong is a member of the Cordlife Group Limited board of directors, where he is also Chairman of the Audit Committee and a member of the Remuneration Committee Mr. Wong received his Bachelor’s degree from the University of Calgary in Alberta, Canada, and is a member of Hong Kong Independent Non-Executive Director Association.

74

Classified Board of Directors

In accordance with our charter, our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent as long as we are not a controlled company. Even if we elect to be a controlled company, we anticipate that a majority of our board of directors will be independent. An “independent director” is defined under the Nasdaq rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Joseph Wai Leung Wong, Jason Zexian Shen, Honghui Deng, Eric Tao and Bill Huang are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

The board of directors does not have a lead independent director. As of the Business Combination, Pat Sek Yuen Chan succeeded Zhouhong Peng as our Chief Executive Officer and Mr. Chan was appointed as Chairman of the Board.

Committees of the Board of Directors

The standing committees of our board of directors currently consists of an Audit Committee and a Compensation Committee.

Audit Committee

We have established an audit committee of the board of directors. The rules of NASDAQ require that the audit committee of a listed company be comprised solely of at least three independent directors. The members of our audit committee are Mr. Huang, Mr. Shen and Mr. Wong (chairman of the committee), each of whom qualifies as an independent director under the Nasdaq listing rules. Each member of the audit committee is financially literate and our board of directors determined Mr. Wong qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Our board of directors has adopted an audit committee charter, which details the responsibilities of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

75

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The members of our Compensation Committee are Mr. Huang, Mr. Shen (chairman of the committee), and Mr. Wong, each of who is an independent director under the Nasdaq listing rules.

Our Board of Directors has adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation in executive session at which the Chief Executive Officer is not present;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

As of the Business Combination, no officer or employee serves as a member of the Company’s Compensation Committee. None of our executive officers will serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

76

Code of Ethics

We will adopt a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our corporate website, www.borqs.com, promptly following the consummation of the Business Combination. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website.

Involvement in Certain Legal Proceedings

No executive officer or director of ours has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

77

EXECUTIVE COMPENSATION

This section discusses the material components of the 2016 executive compensation program for the named directors of the Company who are identified in the Summary Compensation Table below. This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs.

Summary of Cash and Certain Other Compensation

The Company has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for the Company’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2016 exceeded $100,000. Pat Sek Yuen Chan is principal executive officer. During 2016, the two most highly compensated executive officers other than Mr. Chan whose total compensation exceeded $100,000 were Bob Li, EVP Corporate Affairs and China Sales, and Anthony K. Chan, Chief Financial Officer. Pat Chan, Bob Li, and Anthony Chan are referred to in this Report as the Company’s named executive officers.

The following table provides information regarding the compensation awarded to, or earned by, the named executive officers for 2016.

Summary Compensation Table

Name and principal position	Fiscal year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)(3)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Pat Sek Yuen Chan, Chief Executive Officer	2016	303,143	—	—	—	—	—	—	303,143
Bob Xiao Bo Li, EVP Corporate Affairs & China Sales	2016	252,486	—	—	—	—	—	—	252,486
Anthony K. Chan, Chief Financial Officer	2016	150,000	—	—	—	—	—	—	150,000

2016 Outstanding Equity Awards at Year-End Table

The following table provides information regarding each unexercised stock option held by the named executive officers as of December 31, 2016.

Name	Grant Date	Vesting Start Date(1)	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)	Option Exercise Price ($)(2)	Option Expiration Date
Pat Sek Yuen Chan	10/24/2009	10/24/2009	500,000	—	$0.210	12/3/2019
	7/23/2011	7/23/2011	318,200	—	$0.275	7/23/2021
	5/26/2012	5/26/2012	18,200	—	$0.275	5/26/2022
	4/27/2013	4/27/2013	34,000	2,834	$0.459	4/27/2023
	5/30/2015	5/30/2015	21,000	12,688	$0.459	5/30/2025

Bob Xiao Bo Li	10/24/2009	10/24/2009	300,000	—	$0.210	12/3/2019
	7/23/2011	7/23/2011	320,100	—	$0.275	7/23/2021
	5/26/2012	5/26/2012	7,150	—	$0.275	5/26/2022
	4/27/2013	4/27/2013	19,250	1,605	$0.459	4/27/2023
	8/16/2014	5/24/2014	8,250	2,922	$0.459	8/16/2024
	5/30/2015	5/30/2015	8,250	4,985	$0.459	5/30/2025

(1)	Except as otherwise described in these footnotes, 25% of the options vest on the first anniversary of the vesting start date and 1/48 of the options shall vest each month thereafter over the next three years.

(2)	Exercise price represents the exercise price of the options granted, as determined by the board of directors, on the grant date. See the accompanying notes to the audited financial statements — critical accounting policies and estimates, and stock-based compensation, for a discussion of the valuation of the Company’s options and ordinary shares.

78

Employment Agreements and Other Arrangements with Named Executive Officers

Borqs International Holding Corp and Pat Chan entered into an arrangement in July 2013 that provides that Mr. Chan will serve as President and Chief Executive Officer at a base salary of $303,143, subject to review and adjustment by the Company. The arrangement has been renewed for an indefinite term unless either party provides one month prior written notice of termination or unless both parties mutually decide to terminate such arrangement. In addition, the arrangement between the parties provides for termination upon the occurrence of certain stipulated events, and in some situations, the Company will pay Mr. Chan an appropriate subsidy and compensation pursuant to the terms of the arrangement and in accordance with the provisions of relevant Chinese laws and regulations. Mr. Chan’s arrangement with the Company further provides that Mr. Chan will not hold any appointment for any other entity that has a competitive relationship with the Company during the arrangement and for one year following the termination of such arrangement.

Borqs International and Anthony Chan entered into an arrangement in April 2015 that provides that Mr. Chan will provide corporate finance services and will receive monthly compensation in the amount of $12,500 per month, subject to periodic review and adjustment. The arrangement with Mr. Chan initially had a nine month term and is now renewable by the parties mutually agreement for an indefinite term, unless either party provides one month prior written notice of termination. In addition, the arrangement provided that Mr. Chan would be eligible to receive ordinary shares of the Company upon the completion of certain transactions. In February 2017, Mr. Chan was granted 150,000 ordinary shares of Borqs International at the cost of $0.1375 per share and options to purchase 2,000,000 ordinary shares of Borqs International at an exercise price of $0.678 per share. If the Company terminates its arrangement with Mr. Chan, the Company will pay Mr. Chan all amounts accrued for services performed until the date of termination.

Borqs International and Bob Li entered into an arrangement in July 2013 that provides that Mr. Li will serve as Senior Vice President for Commercial Affairs at a base salary of $252,486, subject to review and adjustment. Borqs International’s arrangement with Mr. Li initially had a fixed term until June 2015 and has now been renewed for an indefinite term, unless either party provides one month prior written notice of termination or unless both parties mutually decide to terminate such arrangement. In addition, the arrangement between the parties provides for termination upon the occurrence of certain stipulated events, and in some situations, the Company will pay Mr. Li an appropriate subsidy and compensation pursuant to the terms of the arrangement and in accordance with the provisions of relevant Chinese laws and regulations.

2016 Director Compensation

During 2016, Borqs International paid directors’ fees to Joseph Wong, and no other director received fees for service as a board member during 2016. The Company reimburses all of its directors for their reasonable expenses (if any) incurred in attending meetings of the board of directors and committees of the board of directors. Pacific Special Acquisition Corp. (“Pacific”) paid each of its independent directors an annual retainer of $30,000 (to be prorated for a partial term), payable in arrears commencing on the first anniversary of the Initial Public Offering and ending on the earlier of a Business Combination and the Company’s liquidation. The following table sets forth the compensation paid to each person who served as a member of either Borqs International board of directors or the Pacific board of directors in 2016. Pat Chan, the Borqs International President and Chief Executive Officer, did not receive any additional compensation for his service as a director in 2016. See the Summary Compensation Table and related disclosures for information concerning the compensation paid to Mr. Chan.

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pat Sek Yuen Chan		$0	—	—	—	—	—		$0
Joseph Wai Leung Wong		$48,000	—	—	—	—	—		$48,000
Honghui Deng		$31,000	—	—	—	—	—		$31,000
Yaqi Feng	$	N/A	N/A	N/A	N/A	N/A	N/A	$	N/A
Bill Huang	$	N/A	N/A	N/A	N/A	N/A	N/A	$	N/A
Jason Zexian Shen		$31,000	—	—	—	—	—		31,000
Eric Tao		N/A	N/A	N/A	N/A	N/A	N/A		N/A

79

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pacific Related Person Transactions

As used in this Report, unless otherwise stated, the terms “Company,” “Registrant,” “we,” “us” and “our” refer to Borqs Technologies, Inc., giving effect to the Business Combination. In this section, reference to “Pacific” means “Pacific Special Acquisition Corp.,” the public company whose securities were traded on the Nasdaq Capital Market prior to the Business Combination and before Borqs International Holding Corp became its wholly-owned subsidiary.

In July 2015, Pacific issued an aggregate of 1,437,500 founder shares to its initial shareholders for an aggregate purchase price of $25,000 in cash, or approximately $0.017 per share. On or about August 3, 2015, Pacific’s sponsor transferred an aggregate of 410,000 ordinary shares to the members of Pacific’s board of directors (other than Mr. Shen, who purchased 30,000 ordinary shares directly from Pacific) and Pacific’s Chief Executive Officer and Chief Operating Officer. All of the founder shares were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, at the time of Pacific’s IPO.

Pacific’s initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until, with respect to 50% of the founder shares, the earlier of (i) August 18, 2018 or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after August 18, 2017, with respect to the remaining 50% of the founder shares, upon August 18, 2017, or earlier, in either case, if, subsequent to August 18, 2017, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Pacific’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Pacific’s sponsor purchased an aggregate of 497,671 insider units in a private placement that closed simultaneously with the closing of Pacific’s initial public offering and the closing of the over-allotment option for Pacific’s IPO. Pacific’s sponsor has agreed not to transfer, assign or sell any of the ordinary shares included in the insider units and the respective ordinary shares underlying the rights and the warrants included in the insider units until after August 18, 2017.

Until August 18, 2017, Pacific’s Chairman made available to Pacific, through one of his affiliates, office space, utilities and secretarial and administrative services, as Pacific required from time to time. Pacific agreed to pay an affiliate of the Chairman $10,000 per month for these services. Pacific believes, based on rents and fees for similar services in the Shanghai area, that the fee charged by Pacific’s Chairman is at least as favorable as Pacific could have obtained from an unaffiliated person.

Pacific paid each of Pacific’s independent directors an annual retainer of $30,000 (to be prorated for a partial term), payable in arrears commencing on October 20, 2016 and ending on August 18, 2017. Pacific’s Sponsor paid Mr. Boris, one of Pacific’s directors, a $50,000 consulting fee as compensation for advisory services provided by Mr. Boris to Pacific’s sponsor prior to Pacific’s initial public offering in connection with selecting potential underwriters, attorneys, accountants and other necessary professionals for such offering.

Additionally, on January 10, 2017, Pacific entered into an agreement (the “Director’s Agreement”) to pay Mr. Boris certain additional fees to act a special director to Pacific’s board of directors in Pacific’s efforts in closing the Business Combination. Such agreement became effective December 23, 2016 and continued until August 18, 2017. The Company paid Mr. Boris a cash fee of $50,000. In addition, as of December 23, 2016, Pacific’s Sponsor sold Mr. Boris 80,000 shares of Pacific’s ordinary shares at a purchase price of $0.017 per share provided that a portion of such shares were subject to forfeiture and were to be transferred following the consummation of the Business Combination.

Prior to Pacific’s IPO, Pacific’s Sponsor advanced to Pacific an aggregate of $90,917 and loaned to Pacific $300,000 to cover expenses related to such offering. This advance and loan were repaid from the proceeds of Pacific’s IPO not placed in the trust account.

80

On November 9, 2016, Pacific’s Sponsor loaned Pacific $500,000, to be used for expenses relating to investigating and selecting a target business and other working capital requirements. The convertible promissory note issued in connection therewith, as amended on February 9, 2017, was non-interest bearing, due and paid on the date on August 18, 2017. The convertible promissory note is convertible, in whole or in part, at the election of the sponsor, upon the consummation of an initial business combination. Upon such election, the convertible promissory note will convert into private units, at a price of $10.00 per unit.

As of March 31, 2017, certain members of Pacific’s management had advanced to Pacific an aggregate of $229,061 to cover expenses related to identifying targets for an initial business combination. The advances were non-interest bearing, unsecured, due and paid on August 18, 2017.

In connection with Pacific’s April 18, 2017 meeting of shareholders (the “Extension Meeting”), Pacific’s Sponsor agreed to contribute to Pacific as a loan $0.03 for each public share that was not redeemed, for each calendar month (commencing on April 20, 2017 and on the 20th day of each subsequent month), or portion thereof, that is needed by Pacific to complete the Business Combination or another business combination from April 20, 2017 until August 21, 2017 (each, a “Contribution”). As a result of the Contributions and following redemption of the public shares in connection with the Extension Meeting, the pro rata portion of the funds available in the trust account for the public shares that were not redeemed increased from approximately $10.40 per share to approximately $10.52 per share. Each Contribution did not bear interest and was repaid to the Sponsor on August 18, 2017.

Pursuant to the terms of the Merger Agreement, as amended on May 10, 2017 and June 29, 2017, and in consideration of entering into the Backstop and Subscription Agreement, as described below, the Sponsor and the assignees under the Backstop Agreement will be entitled to receive 2,352,285 of the Earnout Shares if they are not earned by the Sellers, (or a proportionate number of shares if the earnout is only partially earned by the Sellers) The Backstop Guarantee Shares will be issued at the Closing in the name of the Sponsor and deposited in escrow, and while held in escrow, the Sponsor will be entitled to all voting rights and dividend rights (other than equity securities paid as dividends) with respect to such shares. Any portion of the Backstop Guarantee Shares that are earned by the Sellers will be forfeited by the Sponsor and Pacific will issue new equivalent shares to the Sellers, and four percent (4%) of any Earnout Shares earned by the Sellers during the Earnout Period will be deposited in escrow to support certain indemnification obligations under the Merger Agreement. Additionally, the Merger Agreement provides that at the closing, we will amend Pacific’s charter to, in the case of certain future acquisitions by the Company during the Earnout Period, (a) if having a value in excess of $60 million, require the approval of at least two-thirds of the directors then-serving on the board to approve any such acquisitions that close on or before June 30, 2018, the expiration date of the Earnout Period, (b) grant Pacific’s Sponsor and the Purchaser Representative certain information rights relating to such acquisitions, (c) and, if requested by Pacific’s Sponsor or the Purchaser Representative, to provide a fairness opinion in respect of such acquisitions.

On May 11, 2017, Pacific and the Sponsor entered into a Backstop and Subscription Agreement, pursuant to which the Sponsor agreed to purchase up to $24.0 million of Pacific ordinary shares through (i) open market or privately negotiated transactions with third parties, (ii) a private placement at a price of $10.40 per share with consummation to occur concurrently with that of the Business Combination or (iii) a combination thereof, in order to ensure that there is at least $24.0 million in the trust account together with proceeds from any private placement to be conducted by Pacific prior to the closing of the Business Combination. Notwithstanding the foregoing, the Backstop Investor is entitled, at its sole election, to purchase additional Pacific ordinary shares in excess of such $24.0 million Closing Proceeds requirement, up to a total of $24.0 million purchased in total in connection with the Backstop and Subscription Agreement. On August 16, 2017, $750,000 of the Sponsor’s obligations to purchase shares in the private placement from the Company under the Backstop and Subscription Agreement were assigned to EarlyBirdCapital. In connection with the Business Combination and as consideration for the Backstop and Subscription Agreement, the Company sold 1,038,251 of its ordinary shares for an aggregate consideration of approximately $10.8 million.

81

Pursuant to a registration rights agreement we entered into on October 14, 2015, Pacific’s initial shareholders and EarlyBirdCapital and their permitted transferees can demand that we register the founder shares, the private units and underlying securities. The holders of the majority of the founder shares are entitled to demand that the Company register these shares at any time commencing three months prior to August 18, 2018. The holders of the private units (or underlying securities) are entitled to demand that the Company register these securities at any time after August18, 2017. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after August 18, 2017. At the Closing, the Company, the Sponsor, EarlyBirdCapital and certain other investors thereto amended and restated the registration rights agreement dated as of October 14, 2015 to include similar registration rights for the Earnout Shares, Backstop Guarantee Shares and the shares purchased by the Sponsor and EarlyBirdCapital in connection with the Backstop and Subscription Agreement.

Borqs Related Person Transactions

For ten years, Borqs International has provided non-exclusive software development services to Intel, a leading global chipset manufacturer. In August 2014, Borqs issued 14,825,902 shares of its Series D Preferred Stock to Intel for an aggregate purchase price of approximately $5.0 million, or approximately $0.34 per share. In February 2011, Borqs issued 32,727,272 shares of Series C Preferred Stock to Intel for an aggregate purchase price of approximately $7.0, or approximately $0.21 per share.

Policies and Procedures for Related Person Transactions

Our board of directors adopted a written related person transactions policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will promptly communicate such information to our audit committee or another independent body of our board of directors. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our audit committee or another independent body of our board of directors in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with BVI law.

82

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Pacific

Price Range of Pacific Securities

Our units, ordinary shares, rights and warrants were listed on the Nasdaq Capital Market under the symbols “PAACU,” “PAAC,” “PAACR” and “PAACW,” respectively from October 15, 2017 to August 18, 2017. Our units commenced public trading on October 20, 2015; our ordinary shares, rights and warrants each commenced separate public trading on October 29, 2016. Our units and rights ceased trading on August 18, 2017. Our units and ordinary shares are now listed on the Nasdaq Capital Market under the symbols “BRQS” and “BRQSW”.

The table below sets forth, for the calendar quarter indicated, the high and low bid prices of our units, ordinary shares, rights and warrants as reported on the Nasdaq for the period October 20, 2015 through August 18, 2017.

Period	Units		Ordinary Shares		Warrants		Rights
Fiscal Year Ended June 30, 2016	Low	High	Low	High	Low	High	Low	High
October 15, 2015 through December 31, 2015	$9.90	$10.15	$9.80	$9.92	$0.07	$0.14	$0.20	$0.27
January 1, 2016 through March 31, 2016	$9.95	$10.20	$9.86	$10.02	$0.06	$0.10	$0.12	$0.20
April 1, 2016 through June 30, 2016	$10.15	$12.24	$10.00	$10.43	$0.07	$0.10	$0.09	$0.23
Fiscal Year Ending June 30, 2017
July 1, 2016 through September 30, 2016	$10.27	$11.00	$10.06	$11.20	$0.07	$0.18	$0.14	$0.30
October 1, 2016 through December 31, 2016	$10.46	$13.63	$10.20	$13.00	$0.09	$0.51	$0.15	$0.53
January 1, 2017 through March 31, 2017	$10.82	$11.35	$10.25	$10.40	$0.13	$0.47	$0.35	$0.54
April 1, 2017 through June 30, 2017	$10.94	$11.85	$10.25	$10.50	$0.30	$0.55	$0.35	$0.75
July 1, 2017 through August 18, 2017(1)	$10.42	$13.58	$7.30	$10.50	$0.23	$0.58	$0.48	$0.69

(1) Through August 18, 2017.

After giving effect to the Business Combination on August 18, 2017, the Company had a total of approximately 45 shareholders of record.

Dividend Policy of Pacific

Pacific has not paid any cash dividends on its ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board.  In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Borqs

Price Range of Borqs Ordinary Shares

Historical market price information regarding Borqs is not provided because there is no, and has never been, any public market for Borqs ordinary shares. Borqs International has not paid the following cash dividends during the past two years.

83

DESCRIPTION OF SECURITIES

We are a company incorporated in the British Virgin Islands as a BVI business company (company number 1880410) and our affairs are governed by our charter, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our charter. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

As of August 18, 2017, there were 30,804,635 ordinary shares outstanding. Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company. Our transfer agent has entered the name of Cede & Co. in our register of members as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. The rights and obligations attaching to our ordinary shares and other provisions of our charter may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our board of directors is presently divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors (provided, that, holders of at least 50% of the shares so voted can remove a director with or without cause). Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

Founder Shares

The founder shares are identical to the other ordinary shares, and holders of founder shares have the same shareholder rights as public shareholders, except that the founder shares are subject to certain transfer restrictions. Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until, with respect to 50% of the founder shares, the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, with respect to the remaining 50% of the founder shares, upon one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preferred Shares

Our charter authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such further designation, rights and preferences as may be determined by a resolution of our board of directors to amend the charter to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares will allow us to issue shares at different times on different terms. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. These preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us.

No preferred shares are currently issued or outstanding. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our charter provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the Companies Act there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

84

Warrants

As of August 18, 2017, our authorized and issued capital stock consisted of 30,804,635 ordinary shares, 5,750,000 public warrants, 497,671 private warrants, and 4,415,923 Replacement Warrants. Each public warrant entitles the registered holder to purchase one half of one ordinary share at a price of $12.00 per full share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days from August 18, 2017, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire on the fifth anniversary of the Closing at 5:00 p.m., New York City time.

The private warrants are identical to the public warrants except that such private warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The Replacement Warrants issued to the former holders of Borqs International warrants entitle each warrant holder to purchase ordinary shares at a price of $5.36 per share, and are exercisable for cash or on a cashless basis, at the holder’s option. The holders of Replacement Warrants entered into Lock-Up Agreements identical to the Lock-Up Agreements executed by Borqs International shareholders and became party to the Registration Rights Agreement along with the other Borqs International shareholders. A form of the Replacement Warrants are attached as Exhibit 10.11 hereto.

We may call the warrants for redemption (excluding the private warrants and the Replacement Warrants, which may not be called for redemption, but including any outstanding warrants issued upon exercise of the unit purchase option issued to EarlyBirdCapital and/or its designees), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

85

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

In connection with the Business Combination, holders of issued and outstanding Borqs warrants received Replacement Warrants exercisable for an aggregate of 344,559 of our ordinary shares, the terms and conditions of which are as described above.

86

Purchase Option

We have sold to EarlyBirdCapital (and/or its designees) an option to purchase up to 400,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to the public units, except the option represents the right to purchase up to 440,000 ordinary shares (which includes the 40,000 ordinary shares issuable for the rights included in the units) and 400,000 warrants to purchase 200,000 full shares.

The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, at any time after the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, neither the option nor the warrants underlying the option shall be exercisable after October 14, 2020, the five year anniversary of the effective date of the IPO registration statement. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from October 14, 2015 (the effective date of the IPO registration statement) with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the purchase option or the rights or warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Options Issued under the Borqs International 2007 Global Share Plan

The Company has assumed the obligations under options held by holders of issued and outstanding Borqs International options, including the applicable provisions of the 2007 Global Share Plan (the “2007 Plan”) under which such options were issued), except that the number of shares and exercise price thereunder will be based on the number of Borqs International ordinary shares and exercise price under the Borqs International option, with each equitably adjusted as described above to be exercisable for our ordinary shares.

As of the date of this Report, 38,284,188 shares (equitably adjusted as described above) are outstanding under the 2007 Plan with an exercise price per share from $0.0100 to $0.8590 (as equitably adjusted as described above). No further equity grants will be made under the 2007 Plan.

Award Agreements. All options under the 2007 Plan are evidenced by an option award agreement, which sets forth the terms and conditions of the award, including the vesting schedule, which shall be consistent with the 2007 Plan.

Term of Awards. The term of option awards granted under the 2007 Plan is ten years.

Transferability. Unless otherwise provided in the award agreement, the 2007 Plan does not allow for the transfer of options other than by will or the laws of descent and distribution and options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Governing Law and Compliance with Law. The 2007 Plan and options granted under it are governed by and construed in accordance with the laws of the Cayman Islands. Shares will not be issued upon exercise of an option unless the issuance is permitted by applicable law.

Borqs Technologies, Inc. 2017 Equity Incentive Plan

In connection with the Business Combination, we adopted the Borqs Technologies, Inc. 2017 Equity Incentive Plan, referred to as the Incentive Plan.

On August 10, 2017, the shareholders approved the Incentive Plan wherein 2,500,000 shares were reserved for issuance. We subsequently reduced that number and have reserved 530,432 shares for issuance under the Incentive Plan. In addition, the number of shares reserved for issuance under the Incentive Plan will increase automatically on January 1 of each of 2018 through 2027 by the number of shares equal to 5% of the aggregate number of outstanding shares as of the immediately preceding December 31. Our board of directors however, may reduce the amount of this annual increase in any particular year.

87

In addition, the following shares will again be available for grant and issuance under our Incentive Plan:

•	shares subject to options or share appreciation rights granted under our Incentive Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or share appreciation right;

•	shares subject to awards granted under our Incentive Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our Incentive Plan that otherwise terminate without shares being issued;

•	shares surrendered, cancelled or exchanged for cash or a different award (or combination thereof).

Shares that otherwise become available for grant and issuance because of the provisions above will not include shares subject to awards that initially became available due to our substitution of outstanding awards granted by another company in an acquisition of that company or otherwise.

Eligibility. The Incentive Plan provides for the grant of incentive stock options to our employees and any parent and subsidiary corporations’ employees and for the grant of nonqualified share options, restricted shares, restricted share units, share appreciation rights, share bonuses and performance awards to our employees, directors and consultants and our parent and subsidiary corporations employees and consultants. No more than 5,000,000 shares may be issued as incentive stock options under the Incentive Plan. In addition, no participant in the Incentive Plan may receive awards for more than 2,000,000 shares in any calendar year, except that new employees are eligible to be granted up to a maximum of award of 4,000,000 shares.

Administration. The Incentive Plan is administered by the board of directors or by our Compensation Committee; in this plan description we refer to the board of directors or Compensation Committee as the plan administrator. The plan administrator determines the terms of all awards.

Types of Awards. The Incentive Plan allows for the grant of options, restricted shares, restricted share units, share appreciation rights, share bonuses and performance awards.

Award Agreements. All awards under the Incentive Plan are evidenced by an award agreement which shall set forth the number of shares subject to the award and the terms and conditions of the award, which shall be consistent with the Incentive Plan.

Term of Awards. The term of awards granted under the Incentive Plan is ten years.

Vesting Schedule and Price. The plan administrator has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable.

Transferability. Unless the plan administrator provides otherwise, the Incentive Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution. Unless otherwise permitted by the plan administrator, options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Changes in Capitalization. In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a share split, or if required by applicable law, appropriate adjustments will be made to the share maximums and exercise prices, as applicable, of outstanding awards under the Incentive Plan.

Change in Control Transactions. In the event of specified types of mergers or consolidations, a sale, lease, or other disposition of all or substantially all of our assets or a corporate transaction, outstanding awards under our Incentive Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our Incentive Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities (or a combination thereof) of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. The plan administrator, may, on a discretionary basis, accelerate, in full or in part, the vesting and exercisability of the awards.

88

Governing Law and Compliance with Law. The Incentive Plan and awards granted under it is governed by and construed in accordance with the laws of the British Virgin Islands. Shares will not be issued under an award unless the issuance is permitted by applicable law.

Amendment and Termination. The Incentive Plan terminates ten years from the date it was approved by our shareholders, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our Incentive Plan at any time. Our board of directors generally may amend our Incentive Plan, without shareholder approval unless required by applicable law.

Dividends

We have not paid any cash dividends on our shares of ordinary share to date. While the Company intends to pay quarterly cash dividends, such dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends subsequent to our initial business combination will be within the discretion of our Board.

Insider Units

In connection with the Business Combination, the insider units were separated into their component securities of (i) ordinary shares, (ii) warrants and (iii) rights which were subsequently converted into ordinary shares. The ordinary shares are not redeemable by us and the warrants will not be redeemable by us so long as they are held by members of our Sponsor or their permitted transferees. Otherwise, the securities separated from the insider units have the terms and provisions identical to the units sold in Pacific’s IPO except that these warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as the warrants continue to be held by the initial purchasers or their permitted transferees. If these warrants are held by holders other than the holders who purchased insider units or their permitted transferees, the warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in Pacific’s IPO.

Our Transfer Agent, Warrant Agent, and Right Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

89

LEGAL PROCEEDINGS

The Company is not and has not been involved in any material legal proceedings, other than ordinary litigation incidental to its business. Although no assurances can be given about the final outcome of pending legal proceedings, at the present time the Company is not a party to any legal proceeding or investigation that, in the opinion of management, is likely to have a material adverse effect on its business, financial condition or results of operations.

There are no proceedings in which any of the Company’s directors, officers or any of their respective affiliates, or any beneficial shareholder of more than five percent of voting securities, is an adverse party or has a material interest adverse to the above-mentioned companies’ interest.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our charter, the BVI Business Companies Act, 2004, as amended and the common law of the British Virgin Islands allow us to indemnify our officers and directors from certain liabilities. Our charter provides that the Company may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever, any person who (a) is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of the Company or who at the request of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another Enterprise.

The Company will only indemnify the individual in question if the relevant indemnitee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the indemnitee had no reasonable cause to believe that his conduct was unlawful. The decision of the Board as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of the Company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of our charter, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the relevant indemnitee did not act honestly and in good faith and with a view to the best interests of the Company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.

The Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnitee or who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in our charter.

90

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Closing, the Company’s units, ordinary shares, rights and warrants were each quoted on Nasdaq Capital Market, under the symbols “PAACU,” “PAAC,” “PAACR” and “PAACW,” respectively. After the Closing, each unseparated unit was automatically separated into their component ordinary shares of no par value, warrants to purchase one-half of one ordinary share, and rights to receive 1/10 of an ordinary share. As a result, the units and rights are no longer listed on Nasdaq Capital Market. The Company’s ordinary shares and warrants began trading on Nasdaq Capital Market under the ticker symbols “BRQS” and “BRQSW,” respectively, on or around August 21, 2017.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 18, 2017, pursuant to the terms of the Merger Agreement, all of the shares of outstanding capital stock of Borqs International were exchanged for 25,913,964 shares of our ordinary shares, 3,294,752 of which were held in escrow pursuant to the Escrow Agreement.

Additionally, the holders of Borqs International issued and outstanding warrants received Replacement Warrants to acquire an aggregate of 417,166 Company ordinary shares, and the holders of Borqs International issued and outstanding options had their options assumed by the Company and now hold options to acquire a total of 3,628,196 Company ordinary shares upon exercise of those options. The number of shares and exercise price of the Replacement Warrants and the Assumed Options were equitably adjusted to reflect the terms of the Merger Agreement.

Additionally, in connection with the closing of the Business Combination, the Company issued 628,187 ordinary shares to the holders of its outstanding public and private rights. The Earnout Shares were issued in the name of the Backstop Commitment Investors and to the extent that the earnout conditions are not met, the Earnout Shares will be released to the Backstop Commitment Investors.

Additionally, in connection with the Business Combination and as consideration for the Backstop and Subscription Agreement, the Company sold 1,038,251 of its ordinary shares in a private placement to the Sponsor and EarlyBirdCapital, Inc., the underwriter in the Company’s initial public offering for an aggregate consideration of approximately $10.8 million.

The issuance of the shares in the Business Combination was exempt from registration under Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

On August 18, 2017, the Company filed an Amended and Restated Memorandum and Articles of Association (“Amended Charter”) of the Company with the Registrar of Corporate Affairs in the British Virgin Islands.  The material terms of the Amended Charter and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Charter Amendment Proposal,” which is incorporated by reference herein.

A copy of the Amended Charter is attached as Exhibit 3.1 to this Report and is incorporated by reference herein.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

In connection with the Closing, the Company engaged Ernest & Young Hua Ming LLP, or EY, as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements. EY served as the independent registered public accounting firm of Borqs International prior to the Business Combination, and on August 22, 2017, our board of directors approved the change of accountants to EY. Accordingly, as of August 22, 2017, Marcum LLP, or Marcum, Pacific’s independent registered public accounting firm prior to the Business Combination, was informed that it will be dismissed as the Company’s independent registered public accounting firm effective August 22, 2017.

91

During the period from inception on July 1, 2015 to June 30, 2016, and the year ended June 30, 2017 and the subsequent period through August 22, 2017, there were no: (i) disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit report of Marcum on the balance sheets of Pacific as of June 30, 2016 and June 30, 2017, and the related statements of operations, stockholders’ equity and cash flows for the period from July 1, 2015 (inception) through June 30, 2017 and for the year ended June 30, 2017, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

During the two most recent fiscal years, and subsequent interim period through August 22, 2017, Pacific has not consulted with EY regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and no written report or oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching its decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Marcum with a copy of the statements set forth above prior to the time this Report was filed with the SEC. The Company requested that Marcum furnish the Company with a letter addressed to the SEC stating whether Marcum agrees with the above statements. Marcum has furnished the requested letter, and it is attached as Exhibit 16.1 to this Report.

Item 5.01.	Changes in Control of Registrant.

As a result of the Business Combination, we experienced a change in control with the former shareholders of Borqs International effectively acquiring control of us. The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 to this Report is incorporated into this item by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles of Incorporation and Bylaws

On August 18, 2017, we filed the Amended Charter. The filing date of August 18, 2017, is also deemed the effective date of the Amended Charter. We filed the Amended Charter to (1) remove or amend those provisions of our memorandum and articles which terminate or otherwise cease to be applicable following the consummation of the Business Combination, (2) give our board of directors the ability to reclassify the board, and if necessary modify existing terms, into up to three classes at any time after the consummation of the Business Combination and (3), in the case of certain future acquisitions by Pacific for the Earnout Period (a) if having a value in excess of $60 million, to require at least two-thirds of the directors then-serving on the board to approve any such acquisitions that close on or before June 30, 2018, the expiration date of the Earnout Period, (b) to grant our Sponsor and the Purchaser Representative certain information rights relating to such acquisitions, (c) and, if requested by our Sponsor or the Purchaser Representative, to provide a fairness opinion in respect of such acquisitions (such amendments to be adopted by way of the amendment and restatement of the charter in the form of the Amended Charter).”

92

Fiscal Year

On August 18, 2017, the Board of Directors of the Company approved a change in the Company’s fiscal year end from June 30 to December 31. The change in fiscal year is effective for the Company’s 2017-2018 fiscal year, which began on July 1, 2017 and will end on June 30, 2018.

Item 5.06.	Change in Shell Company Status.

Prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the Business Combination, we have ceased to be a “shell company.” The information contained in this Report as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 8.01.	Other Events.

On August 24, 2017, the Company’s announced that the Board of Directors authorized a share repurchase program.  Under the program, the Company may repurchase up to $6.0 million of Company ordinary shares from time to time in open market or privately negotiated transactions, at the price not higher than $10.40 per share, until December 31, 2017.  The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions, share price, trading volume, Company cash needs and other business factors, as determined by the Company.  The Company may suspend or discontinue the repurchase program at any time.  The Company issued a press release to announce the adoption of the share repurchase program, attached hereto as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance with Item 9.01(a), Borqs’ audited consolidated financial statements for the year ended December 31, 2016, 2015 and 2014, and unaudited condensed consolidated financial statements for the six months ended June 30, 2017, are filed as Exhibit 99.1 hereto.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of June 30, 2017, and the accompanying notes are filed as Exhibit 99.2 hereto.

(d) Exhibits

Exhibit	Description
2.1	Merger Agreement dated December 27, 2016, as amended on May 10, 2017 and June 29, 2017, by and among Pacific, Borqs International, Sellers, the Purchaser Representative, the Seller Representative and, for certain limited purposes thereof, the Sponsor (incorporated by reference from Annex A to the Registrant’s Definitive Proxy Statement, filed with the SEC on July 14, 2017)
3.1	Amended and Restated Memorandum and Articles of Association
10.1	Registration Rights Agreement, dated August 18, 2017, by and among each of Selling Shareholders and the Purchaser Representative
10.2	Form of Lock-Up Agreement, by and among each of the Selling Shareholders, Pacific and the Purchaser Representative
10.3	Form of Non-Competition and Non-Solicitation Agreement, dated August 18, 2017, by and among certain shareholders of Pacific, Pacific, Borqs International and the Purchaser Representative
10.4	Escrow Agreement, dated August 18, 2017, by and among the Registrant, the Purchaser Representative, Seller Representative and the Escrow Agent
10.5	Form of Letter of Transmittal
10.6	Backstop and Subscription Agreement, dated May 11, 2017, by and among Pacific and the Sponsor
10.7	Employment Contract, dated July 1, 2013, by and between Borqs International and Pat Sek Yuen Chan
10.8	Employment Contract, dated July 1, 2013, by and between Borqs International and Bob Xiao Bo Li
10.9	Consulting Agreement, dated April 1, 2015, by and between Borqs International and Anthony K. Chan
10.10	Borqs Technologies, Inc. 2017 Equity Incentive Plan, as amended
10.11	Form of Warrant, dated August 18, 2017, by and between the Company and each of Warrant Holders
10.12	Partial Assignment and Amendment of Backstop and Subscription Agreement, dated August 18, 2017, by and between the Sponsor, EarlyBirdCapital, Pacific and Borqs International
10.13	Amended and Restated Registration Rights Agreement, dated August 18, 2017, by and among Pacific and certain shareholders of Pacific
16.1	Letter from Marcum LLP
21.1	Subsidiaries of Registrant
99.1	Audited Financial Statements of Registrant
99.2	Pro Forma Financial Statements
99.3	Press Release, dated August 24, 2017

*	The disclosure schedules to the Merger Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

93

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BORQS INTERNATIONAL

August 24, 2017	By:	/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

94

BORQS TECHNOLOGIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit	Description
2.1	Merger Agreement dated December 27, 2016, as amended on May 10, 2017 and June 29, 2017, by and among Pacific, Borqs International, Sellers, the Purchaser Representative, the Seller Representative and, for certain limited purposes thereof, the Sponsor (incorporated by reference from Annex A to the Registrant’s Definitive Proxy Statement, filed with the SEC on July 14, 2017)
3.1	Amended and Restated Memorandum and Articles of Association
10.1	Registration Rights Agreement, dated August 18, 2017, by and among each of Selling Shareholders and the Purchaser Representative
10.2	Form of Lock-Up Agreement, by and among each of the Selling Shareholders, Pacific and the Purchaser Representative
10.3	Form of Non-Competition and Non-Solicitation Agreement, dated August 18, 2017, by and among certain shareholders of Pacific, Pacific, Borqs International and the Purchaser Representative
10.4	Escrow Agreement, dated August 18, 2017, by and among the Registrant, the Purchaser Representative, Seller Representative and the Escrow Agent
10.5	Form of Letter of Transmittal
10.6	Backstop and Subscription Agreement, dated May 11, 2017, by and among Pacific and the Sponsor
10.7	Employment Contract, dated July 1, 2013, by and between Borqs International and Pat Sek Yuen Chan
10.8	Employment Contract, dated July 1, 2013, by and between Borqs International and Bob Xiao Bo Li
10.9	Consulting Agreement, dated April 1, 2015, by and between Borqs International and Anthony K. Chan
10.10	Borqs Technologies, Inc. 2017 Equity Incentive Plan, as amended
10.11	Form of Warrant, dated August 18, 2017, by and between the Company and each of Warrant Holders
10.12	Partial Assignment and Amendment of Backstop and Subscription Agreement, dated August 18, 2017, by and between the Sponsor, EarlyBirdCapital, Pacific and Borqs International
10.13	Amended and Restated Registration Rights Agreement, dated August 18, 2017, by and among Pacific and certain shareholders of Pacific
16.1	Letter from Marcum LLP
21.1	Subsidiaries of Registrant
99.1	Audited Financial Statements of Registrant
99.2	Pro Forma Financial Statements
99.3	Press Release, dated August 24, 2017

*	The disclosure schedules to the Merger Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

95